FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257737-01

Dated November 8, 2021	BBCMS 2021-C12

Free Writing Prospectus Structural and Collateral Term Sheet

BBCMS Mortgage Trust 2021-C12

$1,074,490,768

(Approximate Mortgage Pool Balance)

$905,038,000

(Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC

Depositor

Commercial Mortgage Pass-Through Certificates,

Series 2021-C12

Barclays Capital Real Estate Inc.

KeyBank National Association

Societe Generale Financial Corporation

Bank of Montreal

Starwood Mortgage Capital LLC

Mortgage Loan Sellers

Barclays	BMO Capital Markets	Société Générale	KeyBanc Capital Markets

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton Co-Manager	Bancroft Capital, LLC Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated November 8, 2021	BBCMS 2021-C12

This material is for your information, and none of Barclays Capital Inc., KeyBanc Capital Markets Inc., BMO Capital Markets Corp., SG Americas Securities, LLC, Drexel Hamilton, LLC and Bancroft Capital, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-257737) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2021-C12 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA(sf)	$13,880,000	30.000%	2.84	12/21-10/26	41.9%	15.0%
A-2	AAA(sf) / AAAsf / AAA(sf)	$112,570,000	30.000%	4.89	10/26-11/26	41.9%	15.0%
A-3	AAA(sf) / AAAsf / AAA(sf)	$10,510,000	30.000%	6.92	10/28-11/28	41.9%	15.0%
A-4	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	41.9%	15.0%
A-5	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	41.9%	15.0%
A-SB	AAA(sf) / AAAsf / AAA(sf)	$37,406,000	30.000%	7.53	11/26-8/31	41.9%	15.0%
X-A	AAA(sf) / AAAsf / AAA(sf)	$725,066,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AAA(sf)	$179,972,000(8)	N/A	N/A	N/A	N/A	N/A
A-S	AA+(sf) / AAAsf / AAA(sf)	$86,749,000	21.625%	9.96	11/31-11/31	46.9%	13.4%
B	NR / AA-sf / AA-(sf)	$47,906,000	17.000%	9.96	11/31-11/31	49.7%	12.7%
C	NR / A-sf / A-(sf)	$45,317,000	12.625%	9.96	11/31-11/31	52.3%	12.0%

Privately Offered Certificates(9)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D	NR / BBB-sf / BBB-(sf)	$54,380,000(10)	N/A	N/A	N/A	N/A	N/A
X-F	NR / BB+sf / BB+(sf)	$12,947,000(11)	N/A	N/A	N/A	N/A	N/A
X-G	NR / BB-sf / BB-(sf)	$10,358,000(12)	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / BBB+(sf)	$29,779,000	9.750%	9.96	11/31-11/31	54.1%	11.6%
E	NR / BBB-sf / BBB-(sf)	$24,601,000	7.375%	9.96	11/31-11/31	55.5%	11.3%
F	NR / BB+sf / BB+(sf)	$12,947,000	6.125%	9.96	11/31-11/31	56.2%	11.2%
G	NR / BB-sf / BB-(sf)	$10,358,000	5.125%	9.96	11/31-11/31	56.8%	11.1%
H-RR	NR / B-sf / B(sf)	$10,358,000	4.125%	9.96	11/31-11/31	57.4%	11.0%
J-RR	NR / NR / NR	$42,728,099	0.000%	9.96	11/31-11/31	59.9%	10.5%

Non-Offered Vertical Risk Retention Interest(9)

Class or Interest	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial VRR Interest Balance(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)(13)	Expected Principal Window(3)(13)	Certificate Principal to Value Ratio	Underwritten NOI Debt Yield
Class RR Certificates(14)	NR / NR / NR	$30,897,028	N/A	9.08	12/21-11/31	N/A	N/A
RR Interest(14)	NR / NR / NR	$7,784,640	N/A	9.08	12/21-11/31	N/A	N/A

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. The VRR interest balance of the VRR Interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Publicly Offered Certificates” or “Privately Offered Certificates” in the table above, and the VRR Interest is not offered by this Term Sheet. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B, Class X-D, Class X-F or Class X-G Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.

(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate. The approximate initial credit support percentages shown in the table above for the Principal Balance Certificates do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Non-VRR Certificates (exclusive of the Class X Certificates), on the other hand, pro rata in accordance with their percentage allocation entitlement.

(3)	Assumes 0% CPR / 0% CDR and a November 30, 2021 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated November 8, 2021 (the “Preliminary Prospectus”).

(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4,Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
Indicative Capital Structure

Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $550,700,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $270,000,000	N/A – 9.56	N/A / 2/30-10/31
Class A-5	$280,700,000 – $550,700,000	9.93 – 9.75	10/31-11/31 / 2/30-11/31

(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.

(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, Class B and Class C Certificates outstanding from time to time.

(9)	The Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR and Class RR Certificates and the RR Interest are not being offered by the Preliminary Prospectus and this Term Sheet. The Class S and Class R Certificates are not shown above.

(10)	The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balances of the Class D and Class E Certificates outstanding from time to time.

(11)	The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time.

(12)	The Notional Amount of the Class X-G Certificates will be equal to the Certificate Balance of the Class G Certificates outstanding from time to time.

(13)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(14)	The Class RR certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors (or their “majority-owned affiliates”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention” in the Preliminary Prospectus. The Class RR certificates and the RR Interest collectively comprise the “VRR Interest”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
Summary of Transaction Terms

Securities Offered:	$905,038,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., KeyBanc Capital Markets Inc., BMO Capital Markets Corp. and SG Americas Securities, LLC
Co-Managers:	Drexel Hamilton, LLC and Bancroft Capital, LLC
Mortgage Loan Sellers:	KeyBank National Association (“KeyBank”) (30.0%), Barclays Capital Real Estate Inc. (“Barclays”) (29.5%), Bank of Montreal (“BMO”) (20.1%), Societe Generale Financial Corporation (“SGFC”) (10.7%) and Starwood Mortgage Capital LLC (“SMC”) (9.7%).
Master Servicer:	KeyBank National Association.
Special Servicer:	LNR Partners, LLC.
Trustee:	Wilmington Trust, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Risk Retention Consultation Parties:	Barclays Bank PLC, a majority-owned affiliate of Barclays, KeyBank, and BMO.
Initial Majority Controlling Class Certificateholder:	LD III SUB III, LLC or an affiliate.
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about November 30, 2021.
Cut-off Date:	With respect to each mortgage loan, the related due date in November 2021, or in the case of any mortgage loan that has its first due date after November 2021, the date that would have been its due date in November 2021 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in December 2021.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in December 2021.
Assumed Final Distribution Date:	The Distribution Date in November 2031 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in November 2054.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in November 2031 and the HQ @ First mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the Cut-off Date), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loans) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp.,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
Summary of Transaction Terms

CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
KeyBank	21	36	$321,935,395	30.0%
Barclays	22	39	$317,170,832	29.5%
BMO	6	44	$216,240,000	20.1%
SGFC	7	7	$114,824,541	10.7%
SMC	11	25	$104,320,000	9.7%
Total:	67	151	$1,074,490,768	100.0%
Loan Pool
Initial Pool Balance (“IPB”):	$1,074,490,768
Number of Mortgage Loans:	67
Number of Mortgaged Properties:	151
Average Cut-off Date Balance per Mortgage Loan:	$16,037,176
Weighted Average Current Mortgage Rate:	3.55193%
10 Largest Mortgage Loans as % of IPB:	44.9%
Weighted Average Remaining Term to Maturity:	112 months
Weighted Average Seasoning:	2 months
Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	2.44x
Weighted Average UW NOI Debt Yield(1):	10.5%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3):	59.9%
Weighted Average Maturity Date/ARD LTV(1)(3):	56.6%
Other Statistics
% of Mortgage Loans with Additional Debt:	11.8%
% of Mortgaged Loans with Single Tenants(4):	20.7%
% of Mortgaged Loans secured by Multiple Properties:	27.3%
Amortization
Weighted Average Original Amortization Term(5):	359 months
Weighted Average Remaining Amortization Term(5):	358 months
% of Mortgage Loans with Interest-Only:	48.3%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	31.4%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	11.8%
% of Mortgage Loans with Amortizing Balloon:	8.6%
Lockboxes(6)
% of Mortgage Loans with Hard Lockboxes:	49.6%
% of Mortgage Loans with Springing Lockboxes:	28.8%
% of Mortgage Loans with Soft Lockboxes:	21.6%
% of Mortgage Loans with No Lockbox:	0.0%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	78.5%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	41.8%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	67.4%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	42.0%

(1)	In the case of Loan Nos. 1, 2, 3, 6, 8, 16 and 26, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 1, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 4, 17 and 27, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an as portfolio assumption and/or contract rent assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(4)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.

(5)	Excludes 42 mortgage loans that are interest-only for the entire term or unitl the anticipated repayment date.

(6)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus. In the case of Loan No. 47, the mortgage loan is structured with a soft lockbox for residential tenants and a hard lockbox for commercial tenants and is considered a Soft Lockbox in the calculations shown.

(7)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
Collateral Characteristics

	Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)(2)	Maturity Date/ARD LTV(1)(2)
1	AMF Portfolio	Various, Various	BMO	34	$84,000,000	7.8%	3,299	Multifamily	1.51x	9.8%	61.3%	56.9%
2	Helios Plaza	Houston, TX	BMO	1	$78,500,000	7.3%	377,185	Office	3.10x	9.1%	64.1%	64.1%
3	1100 & 820 First Street NE	Washington, DC	Barclays	2	$65,000,000	6.0%	655,071	Office	2.87x	9.4%	63.6%	63.6%
4	Manhattan Retail Portfolio	New York, NY	KeyBank	6	$47,000,000	4.4%	38,976	Retail	2.85x	10.4%	56.1%	56.1%
5	Parkshore Plaza	Folsom, CA	KeyBank	1	$43,600,000	4.1%	271,484	Office	1.96x	10.9%	61.2%	54.9%
6	HQ @ First	San Jose, CA	Barclays	1	$42,300,000	3.9%	603,666	Office	4.11x	12.4%	42.8%	42.8%
7	399 Jefferson Road	Parsippany, NJ	KeyBank	1	$37,000,000	3.4%	206,155	Office	1.52x	9.7%	68.0%	54.4%
8	Superstition Gateway	Mesa, AZ	KeyBank	1	$30,000,000	2.8%	495,204	Retail	1.72x	10.3%	68.5%	61.8%
9	Midwest Trade Center	Westville, IN	KeyBank	1	$27,900,000	2.6%	678,996	Industrial	3.18x	11.9%	55.2%	55.2%
10	Columbia East Marketplace	Jessup, MD	Barclays	1	$26,830,000	2.5%	172,676	Retail	1.78x	10.0%	67.5%	58.9%

	Top 3 Total/Weighted Average			37	$227,500,000	21.2%			2.45x	9.4%	62.9%	61.3%
	Top 5 Total/Weighted Average			44	$318,100,000	29.6%			2.44x	9.8%	61.7%	59.7%
	Top 10 Total/Weighted Average			49	$482,130,000	44.9%			2.48x	10.2%	60.9%	57.6%
	Non-Top 10 Total/Weighted Average			102	$592,360,768	55.1%			2.41x	10.8%	59.0%	55.8%

(1)	In the case of Loan Nos. 1, 2, 3, 6, and 8, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 1, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(2)	In the case of Loan No. 4, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
Collateral Characteristics

Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	AMF Portfolio	BMO	$84,000,000	$172,000,000	BBCMS 2021-C12	KeyBank	LNR	Future Securitization(s)	$88,000,000
2	Helios Plaza	BMO	$78,500,000	$118,500,000	BBCMS 2021-C12	KeyBank	LNR	MSC 2021-L7	$40,000,000
3	1100 & 820 First Street NE	Barclays	$65,000,000	$211,000,000	BBCMS 2021-C12	KeyBank	LNR	BMARK 2021-B30 Future Securitization(s)	$65,000,000 $81,000,000
6	HQ @ First	Barclays	$42,300,000	$230,000,000	KREST 2021-CHIP(2)	KeyBank	KeyBank	KREST 2021-CHIP BMARK 2021-B29	$89,000,000 $98,700,000
8	Superstition Gateway	KeyBank	$30,000,000	$77,125,000	MSC 2021-L7	KeyBank	KeyBank	MSC 2021-L7	$47,125,000
16	Hamilton Commons	SGFC	$22,000,000	$39,000,000	BBCMS 2021-C12	KeyBank	LNR	Future Securitization(s)	$17,000,000
26	356-362 E 148th Street	Barclays	$14,000,000	$38,000,000	BBCMS 2021-C11	Wells	Sabal	BBCMS 2021-C11	$24,000,000

(1)	In the case of Loan Nos. 1 and 6, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	In the case of Loan No. 6, control rights are currently exercised by the holder of the related Subordinate Companion Loan(s) until the occurrence and during the continuance of a control appraisal period for the related Whole Loan, as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
Collateral Characteristics

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	AMF Portfolio	$84,000,000	$172,000,000	$13,000,000	$185,000,000	1.51x	1.51x	61.3%	65.9%	9.8%	9.1%
6	HQ @ First	$42,300,000	$230,000,000	$178,000,000	$408,000,000	4.11x	2.32x	42.8%	75.8%	12.4%	7.0%
(1)	In the case of Loan No. 1, subordinate debt represents a mezzanine loan. In the case of Loan No. 6, subordinate debt represents one or more Subordinate Companion Loans.

(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related Subordinate Companion Loans and mezzanine loan(s). In the case of Loan No. 1, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
Collateral Characteristics

COVID-19 Update(1)
Mortgage Loan Seller	Information as of Date	Origination Date	Property Name	Property Type	September Debt Service Payment Received (Y/N)	October Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)(2)	Other Loan Modification Requested (Y/N)(2)	Lease Modification or Rent Relief Requested (Y/N)(3)	PPP Loan Received by Borrower (Y/N)	Occupied SF/Unit Making Full August Payment (%)	UW August Base Rent Paid (%)	Occupied SF/Unit Making Full September Payment (%)	UW September Base Rent Paid (%)
SGFC	10/27/2021	2/19/2020	Hamilton Commons	Retail	Y	Y	N	Y(4)	Y(4)	N	100.0%	100.0%	100.0%	100.0%
Barclays	10/27/2021	1/22/2020	Courtyard by Marriott - Lake Charles, LA	Hospitality	Y	Y	N	N	N	N	NAP	NAP	NAP	NAP
KeyBank	10/27/2021	2/6/2020	Residence Inn - Boca Raton	Hospitality	Y	Y	N	N	N	Y(5)	NAP	NAP	NAP	NAP
SGFC	10/27/2021	3/2/2020	Hampton Inn Altoona Des Moines	Hospitality	Y	Y	Y(6)	N	N	Y(6)	NAP	NAP	NAP	NAP

(1)	The table contains information regarding the status of the Mortgage Loans originated in or prior to March 2020 and of the related Mortgaged Properties, in each case as of the date found in the “Information as-of Date” column below. The information provided in the columns labeled “Lease Modification or Rent Relief Requested (Y/N)”, “PPP Loan Received by Borrower (Y/N)”, “Occupied SF/Unit Making Full August Payment (%)” and “Occupied SF/Unit Making Full September Payment (%)” as well as the information found in the footnotes to the table (such information collectively, the “Borrower Information”) was provided by the related borrower sponsors via phone conversations and email communications. The Borrower Information has not been independently verified by the Mortgage Loan Sellers, the Underwriters or any other party, and there can be no assurances that the Borrower Information was comprehensive and accurate when received, or as of the date of this term sheet.

The cumulative effects of the COVID-19 pandemic on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the Certificates. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(2)	Forbearance or Other Debt Service Relief Requested (Y/N) and Other Loan Modification Requested (Y/N) reflect situations where a request was made and not withdrawn.

(3)	Lease Modification or Rent Relief Requested (Y/N) excludes residential tenants and self-storage tenants and includes any commercial tenant that has requested a lease modification or rent relief.

(4)	At origination, the borrower deposited $500,000 into a reserve for approved leasing expenses for the space leased by Regal Cinemas (the “Regal Cinemas Reserve”). In May 2020, the loan agreement was amended at the borrower’s request in connection with an extension of the Regal Cinemas lease (the “Regal Cinemas Lease Extension”) in order to, among other things, change the structure of the Regal Cinemas Reserve. Pursuant to the amendment, (i) the monthly deposit due into the Regal Cinemas Reserve was reduced to approximately $41,667 (as opposed to $75,000), (ii) the Regal Cinemas Reserve cap was reduced to $1,000,000 (as opposed to $1,400,000), (iii) the lender approved a tenant improvement allowance of $2,000,000 for Regal Cinemas (the “Regal Cinemas TI Allowance”), and (iv) the related borrower sponsor, Francis Greenburger, provided a personal guaranty of the Regal Cinemas TI Allowance in an amount up to $1,000,000. Pursuant to the Regal Cinemas Lease Extension, the Regal Cinemas lease was extended to March 31, 2033 without any rent abatement. The following tenants have vacated due to either bankruptcy, early termination or lease expiration since the origination of the Mortgage Loan: Lane Bryant, Justice, Pet Valu, Sprint, and Yankee Candle (collectively, 5.4% of NRA and 7.4% of UW Base Rent).

(5)	The borrower accepted a loan in the amount of $182,912, which has since been forgiven, pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act.

(6)	A loan modification was executed in April 2020 and included: (i) implementing a six-month interest-only period commencing with the May 2020 loan payment (“IO Period”), (ii) waiving the ongoing FF&E reserve for the IO Period, and (iii) collecting a debt service reserve equal to one month of debt service (principal and interest), which was applied to the January 2021 debt service payment. In addition, pursuant to a separate modification of the loan agreement executed in February 2021, the lender consented to the borrower incurring indebtedness pursuant to a PPP loan, which was included as permitted debt under the related Mortgage Loan documents. The borrower accepted two PPP loans in the aggregate amount of $247,000, which has been forgiven.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
Collateral Characteristics

Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Office	Suburban	5	$189,082,500	17.6%	2.42x	9.9%	64.3%	59.6%
	CBD	4	121,300,000	11.3	3.17x	10.2%	57.1%	57.1%
	Medical	6	38,990,870	3.6	2.45x	9.8%	59.6%	59.6%
	Subtotal:	15	$349,373,370	32.5%	2.68x	10.0%	61.3%	58.7%
Retail	Anchored	7	$125,575,000	11.7%	2.40x	11.2%	63.9%	58.1%
	Single Tenant	12	47,993,000	4.5	2.14x	10.0%	58.0%	55.1%
	Unanchored	5	45,857,000	4.3	2.85x	10.4%	56.1%	56.1%
	Shadow Anchored	5	9,550,000	0.9	4.16x	15.1%	44.1%	44.1%
	Subtotal:	29	$228,975,000	21.3%	2.51x	10.9%	60.3%	56.5%
Multifamily	Garden	36	$115,700,000	10.8%	1.79x	9.8%	59.8%	56.6%
	Mid Rise	7	71,876,978	6.7	1.76x	7.2%	67.5%	65.8%
	Age Restricted	1	22,560,000	2.1	2.04x	7.8%	62.3%	62.3%
	Low Rise	11	10,223,022	1.0	1.85x	7.7%	59.6%	59.6%
	Subtotal:	55	$220,360,000	20.5%	1.81x	8.6%	62.5%	60.3%
Industrial	Flex	8	$51,713,248	4.8%	2.37x	11.0%	53.1%	48.7%
	Warehouse/Cold Storage	1	27,900,000	2.6	3.18x	11.9%	55.2%	55.2%
	Warehouse/Distribution	8	21,469,736	2.0	2.21x	11.1%	58.9%	54.1%
	Warehouse	5	16,771,280	1.6	2.70x	12.0%	54.4%	51.4%
	R&D	2	8,111,736	0.8	1.40x	8.6%	68.5%	62.1%
	Manufacturing	1	7,410,000	0.7	1.93x	9.7%	59.8%	59.8%
	Cold Storage	1	5,125,000	0.5	1.77x	10.9%	65.7%	55.3%
	Data Center	1	4,906,000	0.5	2.41x	9.2%	52.5%	52.5%
	Warehouse/R&D	1	2,630,000	0.2	2.73x	10.6%	55.9%	55.9%
	Subtotal:	28	$146,037,000	13.6%	2.45x	11.1%	56.2%	52.8%
Hospitality	Limited Service	3	$29,625,398	2.8%	2.19x	14.5%	64.5%	52.9%
	Full Service	1	19,000,000	1.8	5.37x	25.2%	45.2%	45.2%
	Subtotal:	4	$48,625,398	4.5%	3.43x	18.7%	57.0%	49.9%
Self Storage		8	$43,260,000	4.0%	2.77x	11.1%	47.4%	44.0%
Mixed Use	Office/Retail	2	$22,270,000	2.1%	1.86x	10.6%	64.3%	52.7%
	Retail/Office	1	5,500,000	0.5	2.68x	11.0%	46.6%	46.6%
	Subtotal:	3	$27,770,000	2.6%	2.02x	10.7%	60.8%	51.5%
Manufactured Housing		9	$10,090,000	0.9%	1.33x	8.4%	61.7%	56.5%
Total / Weighted Average:		151	$1,074,490,768	100.0%	2.44x	10.5%	59.9%	56.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 6, 8, 16 and 26, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity/ARD Date LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 1, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan Nos. 4, 17 and 27, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an as portfolio assumption and/or a contract rent assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
New York	17	$149,622,150	13.9%	2.16x	8.6%	62.3%	61.0%
California	6	123,540,000	11.5%	2.78x	11.2%	51.9%	48.5%
Texas	2	86,500,000	8.1%	3.11x	9.5%	62.7%	62.7%
Indiana	10	72,257,966	6.7%	2.51x	10.9%	60.0%	58.7%
DC	2	65,000,000	6.0%	2.87x	9.4%	63.6%	63.6%
Florida	18	63,604,988	5.9%	2.43x	11.2%	57.6%	55.2%
New Jersey	2	59,000,000	5.5%	2.34x	11.2%	64.8%	56.3%
Georgia	12	48,889,129	4.5%	1.86x	10.1%	62.8%	58.0%
Maryland	2	46,630,000	4.3%	2.52x	10.5%	63.2%	58.3%
Ohio	20	45,848,405	4.3%	1.66x	10.1%	60.3%	56.2%
Illinois	4	45,700,000	4.3%	3.13x	11.9%	51.3%	51.3%
Arizona	5	44,695,000	4.2%	1.82x	10.1%	62.6%	55.2%
Louisiana	4	34,905,052	3.2%	2.11x	10.4%	61.5%	57.1%
Nevada	2	28,350,000	2.6%	2.04x	10.1%	64.2%	55.0%
Utah	2	23,600,000	2.2%	4.70x	23.0%	43.9%	42.3%
Minnesota	1	23,000,000	2.1%	1.92x	10.7%	61.2%	55.2%
Massachusetts	13	14,000,000	1.3%	1.85x	7.7%	59.6%	59.6%
Iowa	2	11,654,541	1.1%	2.13x	12.1%	62.2%	53.1%
Missouri	6	11,053,144	1.0%	1.65x	9.3%	66.2%	60.0%
Delaware	1	9,500,000	0.9%	1.80x	10.8%	67.6%	56.4%
North Carolina	1	9,000,000	0.8%	2.20x	8.5%	58.4%	58.4%
Colorado	3	8,972,000	0.8%	3.61x	12.4%	41.8%	41.8%
Oklahoma	2	8,111,736	0.8%	1.40x	8.6%	68.5%	62.1%
Michigan	2	7,673,264	0.7%	1.40x	8.6%	68.5%	62.1%
Virginia	1	7,200,000	0.7%	1.67x	10.2%	64.3%	50.5%
Pennsylvania	4	6,571,000	0.6%	2.14x	9.5%	59.4%	56.3%
Tennessee	1	5,125,000	0.5%	1.77x	10.9%	65.7%	55.3%
Washington	1	4,906,000	0.5%	2.41x	9.2%	52.5%	52.5%
Kansas	2	3,521,856	0.3%	1.54x	9.6%	67.7%	59.9%
Alabama	2	3,309,536	0.3%	3.45x	13.5%	47.7%	46.6%
Oregon	1	2,750,000	0.3%	2.88x	11.7%	41.4%	41.4%
Total / Weighted Average:	151	$1,074,490,768	100.0%	2.44x	10.5%	59.9%	56.6%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 6, 8, 16 and 26, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 1, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(4)	In the case of Loan Nos. 4, 17 and 27, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption and/or a contract rent assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$1,000,000	-	$4,999,999	11	$40,061,000	3.7%	3.69842%	114	2.74x	12.4%	47.9%	43.0%
$5,000,000	-	$9,999,999	24	174,255,541	16.2%	3.84823%	110	2.36x	10.5%	58.3%	55.7%
$10,000,000	-	$19,999,999	14	203,001,727	18.9%	3.70209%	113	2.54x	11.5%	60.0%	56.4%
$20,000,000	-	$29,999,999	10	229,772,500	21.4%	3.55681%	118	2.31x	10.1%	61.2%	57.8%
$30,000,000	-	$39,999,999	2	67,000,000	6.2%	3.93478%	120	1.61x	10.0%	68.2%	57.7%
$40,000,000	-	$69,999,999	4	197,900,000	18.4%	3.15770%	119	2.93x	10.6%	56.8%	55.5%
$70,000,000	-	$84,000,000	2	162,500,000	15.1%	3.32585%	91	2.28x	9.5%	62.7%	60.4%
Total / Weighted Average:			67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
2.90000	-	3.24999	9	$298,390,000	27.8%	3.03117%	101	3.12x	10.5%	58.7%	57.5%
3.25000	-	3.74999	28	491,858,500	45.8%	3.54820%	118	2.20x	10.2%	60.7%	57.2%
3.75000	-	3.99999	17	135,296,411	12.6%	3.88689%	118	2.10x	9.7%	60.8%	58.1%
4.00000	-	4.24999	8	100,520,857	9.4%	4.12388%	115	2.50x	14.0%	59.6%	51.0%
4.25000	-	4.49999	2	14,000,000	1.3%	4.35014%	70	1.99x	8.9%	56.4%	56.4%
4.50000	-	4.74999	1	7,410,000	0.7%	4.60000%	59	1.93x	9.7%	59.8%	59.8%
4.75000	-	5.05000	2	27,015,000	2.5%	4.86492%	104	1.27x	8.3%	55.0%	48.2%
Total / Weighted Average:			67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

Original Term to Maturity in Months(1)

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	6	$116,925,000	10.9%	3.30867%	59	3.00x	10.0%	59.5%	59.2%
84	2	10,906,000	1.0%	3.93446%	84	2.16x	8.8%	59.1%	59.1%
120	59	946,659,768	88.1%	3.57757%	118	2.38x	10.6%	59.9%	56.2%
Total / Weighted Average:	67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

Remaining Term to Maturity in Months(1)

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
59	-	60	6	$116,925,000	10.9%	3.30867%	59	3.00x	10.0%	59.5%	59.2%
83	-	101	6	$62,531,398	5.8%	3.72682%	97	2.72x	13.2%	61.8%	56.3%
117	-	120	55	895,034,370	83.3%	3.57149%	119	2.35x	10.4%	59.8%	56.3%
Total / Weighted Average:			67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

(1)	In the case of Loan Nos. 1, 2, 3, 6, 8, 16 and 26, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 1, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 4, 17 and 27, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption and/or a contract rent assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
Collateral Characteristics

Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	42	$645,404,370	60.1%	3.40903%	108	2.95x	10.7%	57.5%	57.5%
240	1	4,320,000	0.4%	4.22000%	120	1.82x	14.3%	51.6%	31.5%
360	24	424,766,398	39.5%	3.76226%	117	1.68x	10.2%	63.6%	55.5%
Total / Weighted Average:	67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only			42	$645,404,370	60.1%	3.40903%	108	2.95x	10.7%	57.5%	57.5%
	240		1	4,320,000	0.4%	4.22000%	120	1.82x	14.3%	51.6%	31.5%
339	-	347	3	29,625,398	2.8%	4.04161%	100	2.19x	14.5%	64.5%	52.9%
356	-	360	21	395,141,000	36.8%	3.74132%	119	1.64x	9.9%	63.5%	55.7%
Total / Weighted Average:			67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	39	$518,604,370	48.3%	3.51208%	115	2.84x	10.8%	57.6%	57.6%
IO-Balloon	17	337,100,541	31.4%	3.68579%	119	1.66x	10.0%	63.9%	56.8%
ARD-Interest Only	3	126,800,000	11.8%	2.98756%	80	3.38x	10.2%	57.0%	57.0%
Amortizing Balloon	8	91,985,857	8.6%	4.06399%	111	1.75x	11.3%	61.7%	49.5%
Total / Weighted Average:	67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.26x	-	1.59x	9	$197,191,000	18.4%	4.00056%	118	1.45x	9.2%	63.7%	56.6%
1.60x	-	1.69x	2	21,200,000	2.0%	3.82970%	118	1.68x	8.1%	68.0%	63.3%
1.70x	-	1.79x	5	103,955,000	9.7%	3.52339%	119	1.76x	9.5%	67.4%	60.2%
1.80x		1.89x	6	58,915,000	5.5%	3.67682%	120	1.83x	9.6%	61.7%	53.7%
1.90x	-	1.99x	7	97,634,541	9.1%	3.64412%	111	1.95x	10.9%	60.1%	54.2%
2.00x	-	2.49x	10	115,687,727	10.8%	3.82760%	111	2.16x	9.6%	60.9%	58.9%
2.50x	-	2.99x	15	226,197,500	21.1%	3.39048%	119	2.77x	10.2%	58.6%	58.6%
3.00x		3.99x	8	164,360,000	15.3%	3.06133%	88	3.29x	10.9%	59.2%	59.2%
4.00x		6.24x	5	89,350,000	8.3%	3.30030%	108	4.50x	16.4%	42.4%	42.4%
Total / Weighted Average:			67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

(1)	In the case of Loan Nos. 1, 2, 3, 6, 8, 16 and 26, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 1, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 4, 17 and 27, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption and/or a contract rent assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
24.3%	-	49.9%	14	$137,110,000	12.8%	3.40729%	112	3.87x	14.8%	43.3%	42.1%
50.0%	-	59.9%	20	265,876,000	24.7%	3.67178%	112	2.63x	10.4%	56.0%	54.9%
60.0%	-	64.9%	16	412,954,243	38.4%	3.40573%	107	2.31x	9.9%	62.7%	60.0%
65.0%	-	69.9%	15	234,450,525	21.8%	3.74009%	119	1.73x	9.6%	67.9%	60.0%
70.0%	-	71.0%	2	24,100,000	2.2%	3.72716%	120	1.45x	7.2%	70.7%	65.8%
Total / Weighted Average:			67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
24.3%	-	49.9%	17	$165,430,000	15.4%	3.59550%	113	3.45x	13.9%	44.9%	42.4%
50.0%	-	59.9%	31	544,747,398	50.7%	3.64090%	115	2.19x	10.6%	60.7%	55.9%
60.0%	-	64.9%	15	306,313,370	28.5%	3.34675%	103	2.45x	9.2%	64.8%	63.3%
65.0%	-	70.0%	4	58,000,000	5.4%	3.67560%	119	1.84x	7.0%	68.0%	68.0%
Total / Weighted Average:			67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	54	$788,079,911	73.3%	3.64543%	115	2.28x	10.6%	60.2%	56.3%
Defeasance or Yield Maintenance	2	143,500,000	13.4%	2.94643%	86	3.00x	9.2%	63.9%	63.9%
Yield Maintenance	11	142,910,857	13.3%	3.64431%	116	2.81x	11.1%	53.8%	51.1%
Total / Weighted Average:	67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	38	$565,160,873	52.6%	3.73997%	115	2.28x	10.6%	58.7%	55.1%
Acquisition	25	422,043,895	39.3%	3.36858%	105	2.64x	10.5%	60.6%	57.7%
Recapitalization	3	82,966,000	7.7%	3.16891%	119	2.61x	9.6%	64.5%	62.4%
Recapitalization/Acquisition	1	4,320,000	0.4%	4.22000%	120	1.82x	14.3%	51.6%	31.5%
Total / Weighted Average:	67	$1,074,490,768	100.0%	3.55193%	112	2.44x	10.5%	59.9%	56.6%
(1)	In the case of Loan Nos. 1, 2, 3, 6, 8, 16 and 26, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or mezzanine loans. In the case of Loan No. 1, the mortgage loan UW NCF DSCR and whole loan UW NCF DSCR are calculated using the sum of 12 whole loan principal and interest payments beginning with the November 2028 payment, based on a payment schedule set forth in Annex F of the Preliminary Prospectus.

(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(3)	In the case of Loan Nos. 4, 17 and 27, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an as portfolio assumption and/or a contract rent assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
Collateral Characteristics

Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	BMO	AMF Portfolio	Various	Multifamily	$84,000,000	7.8%	CF 2019-MF1
8	KeyBank	Superstition Gateway	Mesa, AZ	Retail	$30,000,000	2.8%	CARB 2019-FL2
11	BMO	Mills Fleet Farm Brooklyn Ranch	Brooklyn Park, MN	Retail	$23,000,000	2.1%	CSMC 2016-MFF
13	SGFC	Autumn Run Apartments	Naperville, IL	Multifamily	$22,700,000	2.1%	FREMF 2018-KP05
16	SGFC	Hamilton Commons	Mays Landing, NJ	Retail	$22,000,000	2.0%	RETL 2018-RVP; RETL 2019-RVP
23.02	BMO	6031 Fairburn Road	Douglasville, GA	Retail	$4,002,000	0.4%	JPMCC 2007-LD12
37	BMO	RedHawk MOB	Temecula, CA	Office	$8,640,000	0.8%	GECMC 2006-C1
44	SMC	Westchester I Office	Midlothian, VA	Office	$7,200,000	0.7%	COMM 2012-LC4
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
2	Helios Plaza	Houston, TX	$78,500,000	7.3%	$78,500,000	67.2%	60	59	3.10x	9.1%	64.1%	64.1%
24	2233 South Throop Street	Chicago, IL	15,000,000	1.4%	15,000,000	12.8%	60	59	4.29x	16.0%	41.1%	41.1%
41	Fort Storage – Milton, FL	Milton, FL	8,000,000	0.7%	8,000,000	6.9%	60	60	2.02x	9.2%	50.4%	50.4%
43	Integer Medical Manufacturing Facility	Trenton, GA	7,410,000	0.7%	7,410,000	6.3%	60	59	1.93x	9.7%	59.8%	59.8%
45	Southeast MHC Portfolio	Various	7,015,000	0.7%	6,474,154	5.5%	60	60	1.26x	8.4%	58.9%	54.3%
67	Route One Store N Lock	Danville, IL	1,000,000	0.1%	1,000,000	0.9%	60	59	3.48x	15.4%	46.1%	46.1%
Total / Weighted Average:			$116,925,000	10.9%	$116,384,154	99.7%	60	59	3.00x	10.0%	59.5%	59.2%
(1)	The table above presents the mortgage loans whose Non-VRR Percentage of such balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Non-VRR Percentage of the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
51	CVS Florida Portfolio	Various, FL	$6,000,000	0.6%	$6,000,000	55.0%	84	84	1.95x	8.4%	64.5%	64.5%
57	DaVita Data Center	Tacoma, WA	4,906,000	0.5%	4,906,000	45.0%	84	83	2.41x	9.2%	52.5%	52.5%
Total / Weighted Average:			$10,906,000	1.0%	$10,906,000	100.0%	84	84	2.16x	8.8%	59.1%	59.1%

(1)	The table above presents the mortgage loan whose Non-VRR Percentage of such balloon payment would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or the anticipated repayment date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Non-VRR Percentage of the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

Structural Overview

■ Assets:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR, Class J-RR, Class RR, Class S and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Allocation between VRR Interest and the Non-VRR Certificates:

Amounts available for distributions to the holders of the Certificates and the RR Interest will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to all Certificates other than the Class RR Certificates and the Class R Certificates, referred to herein as the “Non-VRR Certificates”, on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by the VRR Percentage and (b) the Non-VRR Certificates will at all times be the product of such amount multiplied by the Non-VRR Percentage.

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial VRR Interest Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the Classes of Principal Balance Certificates and the VRR Interest Balance of the VRR Interest.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Non-VRR Certificates (other than the Class S Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4,Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

Structural Overview

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

The pass-through rate for the Class X-G Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class G Certificates for the related Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, the Non-VRR Percentage of any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, the Non-VRR Percentage of payments in respect of principal of the Non-VRR Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero and seventh to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, the Non-VRR Percentage of payments in respect of principal of the Non-VRR Certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class J-RR Certificates have been reduced to zero as a result of the allocation of Non-VRR realized losses to such Classes.

The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates, the notional amount of the Class X-F Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates and the notional amount of the Class X-G Certificates will be reduced by the amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class G Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of the Non-VRR Percentage of excess interest collected on any mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

Structural Overview

trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.
■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates, the product of (a) the Non-VRR Percentage of the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates as described above, (3) to the Class X-B Certificates, the excess, if any, of (a) the product of (i) the Non-VRR Percentage of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all the Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, Class B and Class C Certificates as described above, and (4) to the Class X-D Certificates, any remaining portion of such Non-VRR Percentage of such yield maintenance charge or prepayment premium not distributed as described above, and (y) to the VRR Interest, the VRR Percentage of such yield maintenance charge or prepayment premium.

No yield maintenance charges will be distributed to the Class X-F, Class X-G, Class F, Class G, Class H-RR, Class J-RR, Class S or Class R Certificates.

■ Realized Losses:

On each Distribution Date, the Non-VRR Percentage of losses on the mortgage loans will be allocated first to the Class J-RR, Class H-RR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

Structural Overview

and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows, letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Non-VRR Percentage of any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class J-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class J-RR Certificates; second, to the Class H-RR Certificates; third, to the Class G Certificates; fourth, to the Class F Certificates; fifth to the Class E Certificates; sixth to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates, ninth, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount is notionally allocated, first, to any related serviced subordinate companion loan(s), then pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:

Seven mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of the Whole Loans, referred to as “AMF Portfolio Whole Loan”, the “Helios Plaza Whole Loan”, the “1100 & 820 First Street NE Whole Loan”, the “HQ @ First Whole Loan”, the “Superstition Gateway Whole Loan”, the “Hamilton Commons Whole Loan” and the “356-362 E 148th Street Whole Loan” one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of the HQ @ First Whole Loan, in addition to any related Pari Passu Companion Loans, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and the related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The AMF Portfolio Pari Passu Companion Loans, the Helios Plaza Pari Passu Companion Loans, the 1100 & 820 First Street NE Companion Loans, and the Hamilton Commons Pari Passu Companion Loans are referred to as “Serviced Companion Loans”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

Structural Overview

The AMF Portfolio Pari Passu Whole Loans, the Helios Plaza Pari Passu Whole Loans, the 1100 & 820 First Street NE Whole Loans, and the Hamilton Commons Pari Passu Whole Loans (each, a “Serviced Whole Loan”) will be serviced under the pooling and servicing agreement for the BBCMS 2021-C12 transaction (the “Pooling and Servicing Agreement”).

The HQ @ First Whole Loan, the Superstition Gateway Whole Loan and the 356-362 E 148th Street Whole Loan are each a “Non-Serviced Whole Loan” (and collectively, the “Non-Serviced Whole Loans”) and will be serviced under the related pooling and servicing agreement identified in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with each risk retention consultation party, in each case, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy) for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, a risk retention consultation party, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

Structural Overview

loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the outstanding principal balance of the mortgage loan, any unpaid interest and any outstanding costs and expenses relating to the mortgage loan and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) each risk retention consultation party, in each case, other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any related Companion Loan), so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2021-C12 Trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class F, Class G, Class H-RR and Class J-RR Certificates.
■ Control Rights:	The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be with respect to each mortgage loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means a mortgage loan or Whole Loan with respect to which, as of any date of determination, (a) with respect to the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party or (b) with respect to a risk retention consultation party, such risk retention consultation party or the holder of the majority of the related VRR Interest is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	LD III SUB III, LLC, or an affiliate, is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans).

■ Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class J-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most senior Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur with respect to any mortgage loan when the senior most Class of Control Eligible Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that a Control Termination Event will not be deemed to be continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest Balance of the VRR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

Structural Overview

pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (and qualification as a COVID-19 emergency forbearance will be determined by the Special Servicer in its sole and absolute discretion in accordance with the servicing standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case: (i) is entered into no later than the date the COVID-19 emergency is declared to be over, (ii) provides for no more than 9 months of forbearance; and (iii) requires full repayment of deferred payments and escrows within 21 months of the date of the first forbearance for such mortgage loan or serviced whole loan. No Payment Accommodation may be granted if the mortgage loan or serviced whole loan is in default with respect to any loan provision other than the provision(s) subject to the forbearance request. The Special Servicer will process all Payment Accommodations requested in its sole and absolute discretion in accordance with the Servicing Standard, and the Master Servicer will have no processing, consent or other rights with respect thereto.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest Balance of the VRR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Risk Retention Consultation Parties:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of each portion of the VRR Interest, by Certificate Balance. The holder of the majority of the related VRR Interest will have a continuing right to appoint, remove or replace a risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Barclays Bank PLC, KeyBank and BMO are expected to be appointed as the initial risk retention consultation parties.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the holder of the majority of a VRR Interest or the related risk retention consultation party is a Borrower Party, such mortgage loan will be referred to as an “Excluded Loan” as to such party. Except with respect to an Excluded Loan as to such party, a risk retention consultation party will be entitled to consult with the Special Servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class H-RR and Class J-RR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

Structural Overview

●    recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:	The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

Structural Overview

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause S&P, Fitch and KBRA to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of S&P, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a Risk Retention Consultation Party, the Third-Party Purchaser, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

Structural Overview

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.
■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event that relates to any mortgage loan, and upon (a) the written direction of holders of Principal Balance Certificates and the Class RR Certificates evidencing not less than 25% of the Voting Rights of all Classes of Principal Balance Certificates and the Class RR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

Structural Overview

Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates and the Class RR Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and the Class RR Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates and the Class RR Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2021-C12 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.
■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

Structural Overview

Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner (in either case, other than the Class RR Certificates) that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2021-C12

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that are Specially Serviced Loans that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees (other than fees collected with respect to a Payment Accommodation) with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

Structural Overview

paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, provided that in no event will the Workout Fee exceed $1,000,000 in the aggregate with respect to any particular workout of a mortgage loan (together with any related Serviced Companion Loan) that is a Specially Serviced Loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each (i) specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer receives (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds, or (ii) each mortgage loan repurchased by a mortgage loan seller (or as to which a Loss of Value Payment (as defined in the Preliminary Prospectus) is made) (except as specified in the Preliminary Prospectus). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds (exclusive of default interest); provided, however, that if such Liquidation Fee would be less than $25,000 the Liquidation Fee will be equal to such rate as would result in an aggregate Liquidation Fee equal to $25,000, provided, further, however, that in no event will the Liquidation Fee payable in respect of any specially serviced mortgage loan (including any Serviced Whole Loan that is a specially serviced mortgage loan) or REO property exceed $1,000,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

Structural Overview

receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of (A) any Specially Serviced Loan that is part of a Serviced Whole Loan with a Subordinate Companion Loan or related REO property by the holder of the related Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■    special notices,

■    summaries of any final asset status reports,

■    appraisals in connection with Appraisal Reductions plus any second appraisals ordered,

■    an “Investor Q&A Forum,”

■    a voluntary investor registry, and

■    SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 1 – AMF Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 1 – AMF Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 1 – AMF Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$84,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$84,000,000	Property Type - Subtype:	Multifamily – Garden
% of IPB:	7.8%	Net Rentable Area (Units):	3,299
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	Arbor Realty Sr, Inc.	Occupancy:	94.7%
Interest Rate(3):	3.72381004379935%	Occupancy Date:	9/3/2021
Note Date:	10/29/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/6/2031	3rd Most Recent NOI (As of):	$15,294,022 (12/31/2019)
Interest-only Period:	82 months	2nd Most Recent NOI (As of):	$16,035,635 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$17,054,135 (TTM 8/31/2021)
Original Amortization(4):	360 months	UW Economic Occupancy:	89.1%
Amortization Type(4):	Interest Only, Amortizing Balloon	UW Revenues:	$29,391,201
Call Protection(5):	L(24),D(91),O(5)	UW Expenses:	$12,485,963
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$16,905,238
Additional Debt(1)(6):	Yes	UW NCF:	$15,915,538
Additional Debt Balance(1)(6):	$88,000,000 / $13,000,000	Appraised Value / Per Unit:	$280,625,000 / $85,064
Additional Debt Type(1)(6):	Pari Passu / Mezzanine	Appraisal Date:	Various

Escrows and Reserves(7)				Financial Information(4)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$715,487	$168,641	N/A	Cut-off Date Loan / Unit:	$52,137	$56,078
Insurance:	$403,757	$100,786	N/A	Maturity Date Loan / Unit:	$48,419	$48,419
Replacement Reserves:	$500,000	$82,475	N/A	Cut-off Date LTV:	61.3%	65.9%
Deferred Maintenance:	$756,042	$0	N/A	Maturity Date LTV:	56.9%	56.9%
				UW NCF DSCR:	1.51x	1.51x
				UW NOI Debt Yield:	9.8%	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$172,000,000	93.0%	Payoff	$173,659,728	93.9%
Mezzanine Loan	13,000,000	7.0	Closing Costs	4,984,024	2.7
			Return of Equity	3,980,961	2.2
			Reserves	2,375,286	1.3
Total Sources	$185,000,000	100.0%	Total Uses	$185,000,000	100.0%
(1)	The AMF Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 10 senior pari passu notes with an aggregate original principal balance as of the Cut-off Date of $172.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the AMF Portfolio Whole Loan. For additional information, see “The Loan” below.

(2)	For a more detailed description of the Borrowers, see “The Borrowers” below.

(3)	Based on the interest rate for the first 83 months of the AMF Portfolio Mortgage Loan (as defined below) at 3.72381004379935% and steps up to 3.93100% thereafter.

(4)	Certain financial information for the AMF Portfolio Whole Loan and AMF Portfolio total debt is identical. The AMF Portfolio total debt begins to amortize in December 2024 with all principal initially being allocated to the AMF Portfolio Mezzanine Loan (as defined below), which fully amortizes in October 2028. The AMF Portfolio Mortgage Loan commences amortization based on the assumed principal and interest payment schedule set forth in Annex F.

(5)	The defeasance lockout period, with respect to a defeasance of the AMF Portfolio Whole Loan, will be at least 24 payment dates beginning with and including the first payment date on December 6, 2021. Defeasance of the full $172.0 million AMF Portfolio Whole Loan is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) December 6, 2024 (the “AMF Portfolio Permitted Release Date”).

(6)	Concurrently with the origination of the AMF Portfolio Mortgage Loan, a $13.0 million AMF Portfolio Mezzanine Loan was originated. For a full description of the AMF Portfolio Mezzanine Loan, please refer to the “Subordinate and Mezzanine Debt” section below.

(7)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 1 – AMF Portfolio

The Loan. The AMF Portfolio loan (the “AMF Portfolio Mortgage Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $172,000,000 (the “AMF Portfolio Whole Loan”), which is secured the borrowers’ fee simple interests in a portfolio of 3,299 multifamily units located in Ohio, Indiana and Georgia (the “AMF Portfolio Properties”). The AMF Portfolio Whole Loan was co-originated by Bank of Montreal (“BMO”) and Starwood Mortgage Capital LLC. The AMF Portfolio Whole Loan is comprised of 10 pari passu notes with an aggregate original principal balance as of the Cut-off Date of $172,000,000, of which Note A-1, Note A-2 and Note A-6, with an aggregate outstanding principal balance as of the Cut-off Date of $84,000,000, are being contributed to the BBCMS 2021-C12 securitization trust and collectively constitute the AMF Portfolio Mortgage Loan. The remaining notes are expected to be contributed to other securitization trusts. The relationship between the holders of the AMF Portfolio Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the loan structure of the AMF Portfolio Whole Loan:

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$32,000,000	BBCMS 2021-C12	Yes
A-2	$32,000,000	BBCMS 2021-C12	No
A-3	$24,000,000	Starwood Mortgage Funding II LLC	No
A-4	$24,000,000	BMO	No
A-5	$20,000,000	Starwood Mortgage Funding II LLC	No
A-6	$20,000,000	BBCMS 2021-C12	No
A-7	$5,000,000	Starwood Mortgage Funding II LLC	No
A-8	$5,000,000	BMO	No
A-9	$5,000,000	Starwood Mortgage Funding II LLC	No
A-10	$5,000,000	BMO	No
Total	$172,000,000

The Properties. The AMF Portfolio Properties consist of 34 multifamily properties comprised of 3,299 residential units located in three states. The units are factory-built, modular construction buildings and most of the AMF Portfolio Properties offer a mix of studios, one- and two-bedrooms, with a select few offering three-bedroom options. The AMF Portfolio Properties are located in Ohio (18 Properties, 1,693 units, 51.4% of ALA), Indiana (8 Properties, 814 units, 25.7% of ALA) and Georgia (8 Properties, 792 units, 22.9% of ALA). Each AMF Portfolio Property features garden-style apartments with stone and Hardie board siding exterior, private exterior entrances, a private patio, pitched roofs with composition shingles and immediate access to parking. Typical amenities include electric ranges, garbage disposals, refrigerators, air conditioning, full-sized washer and dryer hookups as well as attic space.

COVID-19 Update. Since January 2021, the tenant rental obligations at the AMF Portfolio Properties have not been materially disrupted by the macro effects of COVID-19. The AMF Portfolio Whole Loan is current through the November 2021 payment date. As of November 5, 2021, the AMF Portfolio Whole Loan is not subject to any forbearance, modification or debt service relief requests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 1 – AMF Portfolio

The following tables present certain information relating to the AMF Portfolio Properties:

Portfolio Summary
#	Property	City	State	Year Built	Units	In-Place Occupancy(1)
1	Cambridge Commons	Indianapolis	IN	1985	235	94.0%
2	Indian Lake I	Morrow	GA	1987	243	90.5
3	Stewart Way 1	Hinesville	GA	1986	190	90.5
4	Cedargate Lancaster	Lancaster	OH	1972, 1984	157	94.3
5	Amesbury	Reynoldsburg	OH	1986	149	93.3
6	Red Deer	Fairborn	OH	1986	131	95.4
7	Olivewood	Indianapolis	IN	1985	128	95.3
8	Cherry Glen	Indianapolis	IN	1986	137	94.9
9	Plumwood	Columbus	OH	1977	143	91.6
10	Camelia Court	Dayton	OH	1982	110	95.5
11	Cedargate	Clayton	OH	1984	130	94.6
12	Millburn Court	Dayton	OH	1979	115	100.0
13	Rosewood Apartments	Columbus	OH	1985	89	98.9
14	Winthrop Court	Columbus	OH	1985	100	96.0
15	Annhurst	Indianapolis	IN	1984	83	98.8
16	Ashford Hills	Reynoldsburg	OH	1986	77	96.1
17	Harbinwood	Norcross	GA	1986	72	97.2
18	Willow Run - New Albany	New Albany	IN	1984	64	95.3
19	Parkville	Columbus	OH	1978	100	96.0
20	Applegate	Columbus	IN	1982	58	93.1
21	Stonehenge	Massillon	OH	1984	60	95.0
22	Meadowland	Bogart	GA	1984	60	96.7
23	Amberwood - Massillion	Massillon	OH	1987	63	95.2
24	Timberwood	Perry	GA	1985	60	98.3
25	Sherbrook	Columbus	OH	1985	60	93.3
26	Stonehenge Apartments	Indianapolis	IN	1984	60	96.7
27	Oakley Woods	Union City	GA	1985	60	90.0
28	Carriage Hill	Dublin	GA	1985	60	90.0
29	Barrington	Clarkston	GA	1984	47	100.0
30	Andover Court	Mount Vernon	OH	1982	51	96.1
31	Greenglen II	Toledo	OH	1982	58	98.3
32	Sandalwood	Toledo	OH	1983	50	96.0
33	Spicewood	Indianapolis	IN	1985	49	98.0
34	Meadowood - Mansfield	Mansfield	OH	1983	50	96.0
	Total				3,299	94.7%
(1)	Based on the underwritten rent roll dated September 3, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 1 – AMF Portfolio

Unit Mix & Amenities. Each AMF Portfolio Property is primarily comprised of studios, one-bedroom and two-bedroom units. Community amenities generally include 24/7 emergency maintenance, flexible lease terms, high speed internet access, laundry facilities and on-site management. Typical unit amenities include air conditioning, ceiling fans, extra storage linen closets, mini blinds, private patio/balcony, utility room with hookups for washer and dryers, built-in bookshelves, eat-in kitchen, storm doors, pet policy and vaulted ceilings. As of September 3, 2021, the AMF Portfolio Properties were 94.7% occupied.

The following table presents certain information relating to the unit mix of the AMF Portfolio Properties:

AMF Portfolio Unit Mix(1)
#	Property Name	Units	Studio	1 BR	2 BR	3 BR	# Occ Units	# Vac Units	Occ. %	$ / Occ Unit
1	Cambridge Commons	235	43	171	20	1	221	14	94.0%	$678
2	Indian Lake I	243	0	229	13	1	220	23	90.5	742
3	Stewart Way 1	190	36	129	25	0	172	18	90.5	768
4	Cedargate Lancaster	157	10	92	55	0	148	9	94.3	666
5	Amesbury	149	43	95	11	0	139	10	93.3	650
6	Red Deer	131	31	92	8	0	125	6	95.4	694
7	Olivewood	128	25	86	17	0	122	6	95.3	695
8	Cherry Glen	137	28	99	10	0	130	7	94.9	688
9	Plumwood	143	24	100	19	0	131	12	91.6	707
10	Camelia Court	110	18	75	17	0	105	5	95.5	691
11	Cedargate	130	27	86	16	1	123	7	94.6	671
12	Millburn Court	115	19	78	17	1	115	0	100.0	693
13	Rosewood Apartments	89	8	64	17	0	88	1	98.9	751
14	Winthrop Court	100	10	70	20	0	96	4	96.0	747
15	Annhurst	83	8	59	16	0	82	1	98.8	719
16	Ashford Hills	77	23	49	5	0	74	3	96.1	719
17	Harbinwood	72	7	52	13	0	70	2	97.2	809
18	Willow Run - New Albany	64	5	46	13	0	61	3	95.3	735
19	Parkville	100	27	68	5	0	96	4	96.0	648
20	Applegate	58	7	39	12	0	54	4	93.1	779
21	Stonehenge	60	6	42	12	0	57	3	95.0	744
22	Meadowland	60	6	42	12	0	58	2	96.7	765
23	Amberwood - Massillion	63	7	50	6	0	60	3	95.2	651
24	Timberwood	60	6	42	12	0	59	1	98.3	674
25	Sherbrook	60	18	38	4	0	56	4	93.3	727
26	Stonehenge Apartments	60	6	42	12	0	58	2	96.7	647
27	Oakley Woods	60	6	42	12	0	54	6	90.0	788
28	Carriage Hill	60	6	42	12	0	54	6	90.0	640
29	Barrington	47	0	39	8	0	47	0	100.0	774
30	Andover Court	51	9	32	10	0	49	2	96.1	671
31	Greenglen II	58	14	39	5	0	57	1	98.3	624
32	Sandalwood	50	6	34	10	0	48	2	96.0	673
33	Spicewood	49	14	32	2	1	48	1	98.0	678
34	Meadowood - Mansfield	50	5	35	10	0	48	2	96.0	577
Totals		3,299	508	2,330	456	5	3,125	174	94.7%	$703
(1)	Based on the underwritten rent rolls dated September 3, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 1 – AMF Portfolio

The following table presents certain information relating to the historical occupancy of the AMF Portfolio Properties:

Historical Occupancy
#	Property	Units	2017	2018	2019	2020	In-Place Occupancy(1)
1	Cambridge Commons	235	87.3%	88.0%	89.9%	91.4%	94.0%
2	Indian Lake I	243	92.2	92.3	88.7	89.6	90.5
3	Stewart Way 1	190	87.3	82.5	86.8	78.8	90.5
4	Cedargate Lancaster	157	92.4	91.2	90.0	91.0	94.3
5	Amesbury	149	88.1	93.3	87.3	93.7	93.3
6	Red Deer	131	92.8	90.9	87.5	89.0	95.4
7	Olivewood	128	90.5	90.0	92.0	92.4	95.3
8	Cherry Glen	137	93.5	92.3	89.7	93.1	94.9
9	Plumwood	143	91.3	92.2	86.7	87.1	91.6
10	Camelia Court	110	87.2	85.9	85.5	87.5	95.5
11	Cedargate	130	94.8	92.1	92.1	90.3	94.6
12	Millburn Court	115	91.8	89.2	88.3	93.2	100.0
13	Rosewood Apartments	89	93.2	92.4	95.0	91.1	98.9
14	Winthrop Court	100	94.8	93.6	87.9	88.7	96.0
15	Annhurst	83	91.8	94.3	95.5	94.5	98.8
16	Ashford Hills	77	94.9	96.1	94.5	95.0	96.1
17	Harbinwood	72	97.4	96.8	96.2	96.5	97.2
18	Willow Run - New Albany	64	86.4	86.6	90.7	91.4	95.3
19	Parkville	100	90.6	92.7	78.4	87.2	96.0
20	Applegate	58	92.0	89.7	85.8	91.5	93.1
21	Stonehenge	60	94.4	87.3	88.7	90.2	95.0
22	Meadowland	60	97.1	95.6	97.9	96.6	96.7
23	Amberwood - Massillion	63	93.6	92.6	90.2	92.5	95.2
24	Timberwood	60	94.0	90.7	89.8	93.2	98.3
25	Sherbrook	60	91.7	94.2	93.0	94.0	93.3
26	Stonehenge Apartments	60	90.6	94.3	95.2	96.9	96.7
27	Oakley Woods	60	96.2	94.6	91.4	92.2	90.0
28	Carriage Hill	60	91.1	92.8	90.7	92.4	90.0
29	Barrington	47	97.9	99.2	98.5	96.0	100.0
30	Andover Court	51	94.4	89.5	88.8	87.3	96.1
31	Greenglen II	58	89.0	89.5	85.5	91.7	98.3
32	Sandalwood	50	88.0	89.5	87.1	89.3	96.0
33	Spicewood	49	90.3	93.1	93.1	95.7	98.0
34	Meadowood - Mansfield	50	94.4	93.2	92.0	92.3	96.0
	Total / Wtd. Avg.	3,299	91.6%	91.1%	89.7%	90.7%	94.7%
(1)	Based on the underwritten rent roll dated September 3, 2021.

Capital Investment. The Borrower Sponsor has invested approximately $5.9 million ($1,793 per unit) in capital expenditures at the AMF Portfolio Properties between 2019 and September 2021. Such improvements included exterior repairs, painting, new signage, asphalt repairs, roof repairs, interior unit upgrades and landscape refurbishment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 1 – AMF Portfolio

The following table presents certain information relating to the historical capital expenditures of the AMF Portfolio Properties:

Historical Capital Expenditures 2019-2021(1)
#	Property	Interior	Exterior	Roof	Other	CapEx Totals	$/Unit
1	Cambridge Commons	$279,420	$196,122	$97,315	$25,367	$598,224	$2,546
2	Indian Lake I	164,194	118,422	77,987	27,851	388,454	1,599
3	Stewart Way 1	191,624	45,689	20,052	43,489	300,854	1,583
4	Cedargate Lancaster	123,707	82,897	63,679	23,041	293,324	1,868
5	Amesbury	106,272	27,206	73,348	4,485	211,311	1,418
6	Red Deer	102,347	16,870	32,773	11,113	163,103	1,245
7	Olivewood	133,133	112,259	62,507	1,086	308,985	2,414
8	Cherry Glen	134,120	46,332	8,805	0	189,257	1,381
9	Plumwood	141,575	46,721	12,900	16,088	217,284	1,519
10	Camelia Court	98,420	12,423	7,100	25,967	143,910	1,308
11	Cedargate	94,092	20,310	8,665	445	123,512	950
12	Millburn Court	100,688	16,099	35,485	3,549	155,821	1,355
13	Rosewood Apartments	55,608	28,584	73,178	26,079	183,449	2,061
14	Winthrop Court	97,530	39,540	15,320	5,772	158,162	1,582
15	Annhurst	94,721	51,096	41,975	1,072	188,864	2,275
16	Ashford Hills	49,812	38,066	27,861	5,051	120,790	1,569
17	Harbinwood	71,611	39,740	37,293	35,954	184,598	2,564
18	Willow Run - New Albany	54,299	40,326	40,135	15,683	150,443	2,351
19	Parkville	107,462	35,469	80,100	7,032	230,063	2,301
20	Applegate	95,924	30,119	8,440	1,962	136,445	2,353
21	Stonehenge	50,799	39,825	6,815	157	97,596	1,627
22	Meadowland	53,879	39,698	25,123	14,330	133,030	2,217
23	Amberwood - Massillion	52,964	23,761	13,155	0	89,880	1,427
24	Timberwood	69,725	14,515	34,290	12,848	131,378	2,190
25	Sherbrook	36,940	12,640	26,177	22,071	97,828	1,630
26	Stonehenge Apartments	52,240	25,232	10,917	29,190	117,579	1,960
27	Oakley Woods	71,560	23,608	0	11,591	106,759	1,779
28	Carriage Hill	55,691	45,998	14,750	1,466	117,905	1,965
29	Barrington	50,921	38,776	25,315	34,873	149,885	3,189
30	Andover Court	29,983	9,550	35,295	12,290	87,118	1,708
31	Greenglen II	33,968	14,065	16,130	8,864	73,027	1,259
32	Sandalwood	38,251	16,441	27,466	17,369	99,527	1,991
33	Spicewood	45,485	28,866	0	621	74,972	1,530
34	Meadowood - Mansfield	25,323	5,045	31,308	31,224	92,900	1,858
	Total / Wtd. Avg.	$2,964,288	$1,382,310	$1,091,659	$477,980	$5,916,237	$1,793
(1)	Represents 2019 through September 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 1 – AMF Portfolio

Environmental. According to the Phase I environmental assessments, there is no evidence of any recognized or controlled recognized environmental conditions at any of the AMF Portfolio Properties.

The Markets. The AMF Portfolio Properties are geographically diverse with 34 properties located across several major multifamily markets. The top three markets by allocated loan amount (“ALA”) are Indianapolis, Indiana (6 Properties, 692 units, 21.3% of ALA), Columbus, Ohio (5 Properties, 492 Units, 14.5% of ALA) and Dayton, Ohio (2 Properties, 225 units, 7.3% of ALA).

The following table presents certain market information relating to the AMF Portfolio Properties:

Market Summary
State	# of Properties(1)	# of Units(1)	% of Portfolio Units(1)	In-Place Occupancy(1)	Avg. In- Place Rent	Allocated Whole Loan Amount	% of Whole Loan	UW NCF	% of Total UW NCF
Ohio	18	1,693	51.3%	95.4%	$682	$88,441,591	51.4%	$8,190,741	51.5%
Indiana	8	814	24.7%	95.3%	$703	$44,178,335	25.7%	$4,070,107	25.6%
Georgia	8	792	24.0%	92.7%	$749	$39,380,074	22.9%	$3,654,690	23.0%
Total	34	3,299	100.0%	94.7%	$703	$172,000,000	100.0%	$15,915,538	100.0%
(1)	Based on the underwritten rent rolls dated September 3, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 1 – AMF Portfolio

The following table presents certain demographic statistical information relating to the AMF Portfolio Properties:

	AMF Portfolio Properties Population Statistics(1)
		Median Household Income			Population
#	Property	1 Mile	3 Mile	5 Mile	1 Mile	3 Mile	5 Mile
1	Cambridge Commons	$46,954	$50,079	$49,324	10,584	96,024	218,170
2	Indian Lake I	$48,439	$48,351	$49,219	4,283	73,991	196,269
3	Stewart Way 1	$49,424	$48,693	$49,504	4,692	31,163	43,642
4	Cedargate Lancaster	$36,491	$47,515	$51,975	5,665	31,631	51,344
5	Amesbury	$62,598	$55,867	$59,670	17,728	96,823	224,712
6	Red Deer	$68,603	$63,633	$72,774	5,889	34,308	74,488
7	Olivewood	$43,318	$39,462	$41,344	9,217	82,859	214,088
8	Cherry Glen	$40,501	$44,352	$48,969	11,885	87,539	228,705
9	Plumwood	$46,596	$53,766	$56,114	20,649	89,573	197,075
10	Camelia Court	$35,162	$34,010	$36,583	10,159	71,469	141,300
11	Cedargate	$67,195	$71,251	$63,220	9,237	33,470	59,509
12	Millburn Court	$99,664	$93,100	$90,061	6,651	48,555	114,333
13	Rosewood Apartments	$52,962	$62,208	$69,361	13,676	120,720	280,698
14	Winthrop Court	$52,962	$62,208	$69,361	13,676	120,720	280,698
15	Annhurst	$52,120	$54,468	$55,474	8,492	70,151	177,088
16	Ashford Hills	$54,370	$56,812	$58,807	11,834	107,751	238,701
17	Harbinwood	$49,437	$49,325	$56,850	15,451	114,789	255,779
18	Willow Run - New Albany	$63,216	$54,543	$53,080	7,651	55,194	114,050
19	Parkville	$52,962	$62,208	$69,361	13,676	120,720	280,698
20	Applegate	$62,608	$59,509	$61,057	9,640	40,649	47,464
21	Stonehenge	$48,990	$52,300	$58,192	5,031	38,407	70,800
22	Meadowland	$62,038	$68,450	$63,162	4,922	28,964	71,614
23	Amberwood - Massillion	$65,656	$62,407	$61,560	8,192	45,554	104,479
24	Timberwood	$44,532	$53,468	$61,327	1,988	14,841	23,358
25	Sherbrook	$52,962	$62,208	$69,361	13,676	120,720	280,698
26	Stonehenge Apartments	$46,680	$52,993	$45,733	3,357	55,740	179,462
27	Oakley Woods	$43,183	$54,277	$56,042	7,612	52,274	125,167
28	Carriage Hill	$39,738	$40,092	$40,822	4,748	18,596	24,988
29	Barrington	$41,033	$62,083	$66,918	16,549	108,880	270,349
30	Andover Court	$47,352	$50,058	$53,454	5,684	20,740	27,554
31	Greenglen II	$53,597	$62,631	$57,472	8,922	56,244	150,899
32	Sandalwood	$55,680	$48,203	$48,741	7,021	77,988	223,810
33	Spicewood	$39,403	$42,610	$46,485	9,661	68,791	216,280
34	Meadowood - Mansfield	$56,652	$51,472	$46,951	5,912	26,291	57,529
(1)	Based on the individual AMF Portfolio Properties’ Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 1 – AMF Portfolio

The following table presents certain submarket information relating to the AMF Portfolio Properties:

AMF Portfolio Properties Submarket Statistics(1)
#	Property	Submarket	Submarket Rent/Unit	Submarket Occupancy
1	Cambridge Commons	Northwest Marion County	$884	95.9%
2	Indian Lake I	Clayton County	$1,121	94.8%
3	Stewart Way 1	Liberty County	$985	95.3%
4	Cedargate Lancaster	Fairfield County	$1,066	98.2%
5	Amesbury	Southern Columbus	$947	92.8%
6	Red Deer	Fairborn/AFB	$786	97.5%
7	Olivewood	Southeast Indianapolis	$857	94.6%
8	Cherry Glen	Central Marion County	$825	92.0%
9	Plumwood	Greater Hilltop Columbus	$963	93.8%
10	Camelia Court	Northeast Dayton	$781	96.6%
11	Cedargate	Fairborn/AFB	$786	97.5%
12	Millburn Court	Centerville/Kettering	$936	96.4%
13	Rosewood Apartments	Northeast Columbus	$1,020	95.4%
14	Winthrop Court	Northeast Columbus	$1,020	95.4%
15	Annhurst	Northwest Marion County	$884	95.9%
16	Ashford Hills	Southern Columbus	$947	92.8%
17	Harbinwood	Outlying Gwinnett County	$1,396	96.8%
18	Willow Run - New Albany	Southern Indiana	$866	95.1%
19	Parkville	Northeast Columbus	$1,020	95.4%
20	Applegate	Columbus	$986	91.6%
21	Stonehenge	Massillon	$690	98.3%
22	Meadowland	Athens	$1,049	96.0%
23	Amberwood - Massillion	Massillon	$690	98.3%
24	Timberwood	Macon	$954	92.9%
25	Sherbrook	Northeast Columbus	$1,020	95.4%
26	Stonehenge Apartments	Southeast Indianapolis	$857	94.6%
27	Oakley Woods	South Fulton County	$1,189	88.5%
28	Carriage Hill	Laurens County	$517	96.6%
29	Barrington	Southeast DeKalb	$1,132	92.9%
30	Andover Court	Mount Vernon	$1,290	99.2%
31	Greenglen II	Ottawa Hills	$736	95.6%
32	Sandalwood	Ottawa Hills	$736	95.6%
33	Spicewood	Central Marion County	$825	92.0%
34	Meadowood - Mansfield	Lexington	$851	99.4%
(1)	Based on the individual AMF Portfolio Properties’ Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 1 – AMF Portfolio

The following table presents certain historical and underwritten financial information relating to the AMF Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2019	2020	08/31/2021 TTM	Underwritten	Per Unit	%
Gross Potential Rent(1)	$26,049,636	$26,890,466	$27,498,973	$27,891,556	$8,455	94.9%
(Vacancy)(2)	(3,628,718)	(3,171,602)	(2,658,986)	(3,051,569)	(925)	(10.4)
Net Rental Collections	$22,420,918	$23,718,864	$24,839,987	$24,839,987	$7,530	84.5%
Other Income	4,441,206	4,344,675	4,551,214	4,551,214	1,380	15.5
Effective Gross Income	$26,862,124	$28,063,539	$29,391,201	$29,391,201	$8,909	100.0%

Total Expenses	$11,568,102	$12,027,904	$12,337,066	$12,485,963	$3,785	42.5%

Net Operating Income	$15,294,022	$16,035,635	$17,054,135	$16,905,238	$5,124	57.5%

Replacement Reserves(3)	0	0	0	989,700	300	3.4

Net Cash Flow	$15,294,022	$16,035,635	$17,054,135	$15,915,538	$4,824	54.2%
(1)	Underwritten Gross Potential Rent based on underwritten rent rolls dated September 3, 2021 with vacant units grossed up at the Appraisal’s concluded market rents.

(2)	Underwritten Vacancy Loss underwritten such that Net Rental Collections equates to actual TTM Collections.

(3)

Underwritten Replacement Reserves based on $300 per unit. PCA Reports concluded an inflated replacement reserve of $259 per unit.

The Borrower Sponsor has deposited $500,000 into a Replacement Reserve for future capital needs.

The Borrowers. The borrowers consist of 46 “recycled” single-purpose entities that are Ohio limited partnerships, Ohio limited liability companies, Georgia limited partnerships, Georgia limited liability companies or Delaware limited liability companies. Each borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure and is indirectly owned by Arbor Realty Sr, Inc. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the AMF Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor is Arbor Realty Sr, Inc., a wholly-owned indirect subsidiary of Arbor Realty Trust, Inc. (“Arbor”) (NYSE: ABR). Arbor, which began operations in 2003, is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, seniors housing, healthcare and other commercial real estate assets. Headquartered in Uniondale, New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a Fannie Mae Delegated Underwriting and Servicing (DUS) lender and Freddie Mac Optigo Seller/Servicer. Arbor’s lending products include CMBS, bridge, mezzanine and preferred equity loans.

Property Management. The AMF Portfolio Properties are managed by Elon Property Management Company, L.L.C., which is an entity affiliated with the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $715,487 for real estate taxes, (ii) $403,757 for insurance premiums, (iii) $756,042 for deferred maintenance and (iv) $500,000 for replacement reserves.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $168,641.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $100,786.

Replacement Reserve – On a monthly basis, the borrowers are required to escrow $82,475 for replacement reserves.

Lockbox / Cash Management. The AMF Portfolio Whole Loan is structured with a soft lockbox and springing cash management upon the occurrence and continuance of a Cash Trap Period (as defined below). The AMF Portfolio Whole Loan documents require that all rents received by the borrowers or the property managers be deposited into the lockbox account within three business days of receipt. During the continuance of a Cash Trap Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the AMF Portfolio Whole Loan documents.

A “Cash Trap Period” will commence upon the earliest to occur of (i) an event of default under the AMF Portfolio Whole Loan, (ii) upon any bankruptcy action of a Borrower, principal, or the property manager until, in the case of a bankruptcy of the property manager (or involuntary bankruptcy with respect to an affiliated property manager), the property manager is replaced in accordance with the AMF Portfolio Whole Loan documents, (iii) the debt yield (based on the trailing 12-month income and expenses) falls below 7.25% as of the end of any calendar quarter until the debt yield is 7.50% for two consecutive calendar quarters, and (iv) the occurrence of an event of default under the mezzanine loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 1 – AMF Portfolio

Subordinate and Mezzanine Debt. A $13,000,000 mezzanine loan (the “AMF Portfolio Mezzanine Loan”) was funded concurrently with the origination of the AMF Portfolio Whole Loan and is secured by the direct equity ownership in the AMF Portfolio Borrowers. The AMF Portfolio Mezzanine Loan accrues interest based on a fixed schedule which varies by month with an interest rate of 6.67228249742403% per annum through the December 2024 payment. Beginning with the January 2025 payment, the interest rate increases throughout the term and fully amortizes in October 2028. Including the AMF Portfolio Whole Loan and the AMF Portfolio Mezzanine Loan, the total debt Cut-off Date LTV, total debt UW NCF DSCR and total debt UW NOI Debt Yield are 65.9%, 1.51x and 9.1%, respectively. The lenders of the AMF Portfolio Mortgage Whole Loan and the AMF Portfolio Mezzanine Loan have entered into an intercreditor agreement that governs their relationship.

Partial Release. Following the AMF Portfolio Permitted Release Date, the borrowers will be permitted to release one or more AMF Portfolio Properties as collateral for the AMF Portfolio Whole Loan (each such Property, a “Release Property”), provided that, among other things, the borrowers partially defease the AMF Portfolio Whole Loan in an amount equal to the greater of (1) 115% of the portion of the allocated loan amount applicable to the Release Property (as determined by the lender in its sole discretion prior to the origination of the AMF Portfolio Whole Loan), and (2) the amount that would result in (A) the loan-to-value ratio with respect to the AMF Portfolio Properties remaining after giving effect to the release (the “Remaining Properties”) not exceeding 70%, (B) the debt service coverage ratio with respect to the Remaining Properties being not less than the greater of (x) 1.40x and (y) the debt service coverage ratio on the Remaining Properties serving as collateral for the AMF Portfolio Whole Loan immediately prior to such release and (C) the debt yield with respect to the Remaining Properties being not less than the greater of (x) 8.35% and (y) the debt yield on the Remaining Properties serving as collateral for the AMF Portfolio Whole Loan immediately prior to such release. Each of the above tests are based on the then outstanding principal balances of the AMF Portfolio Whole Loan and the AMF Portfolio Mezzanine Loan and are to be determined by the lender in its reasonable discretion. In the event of any defeasance of the AMF Portfolio Whole Loan, the mezzanine borrower will be required to defease a portion of the AMF Portfolio Mezzanine Loan in an amount equal to the product of (x) the outstanding principal balance of the AMF Portfolio Mezzanine Loan and (y) a fraction, the numerator of which is the amount of the AMF Portfolio Whole Loan being defeased and the denominator of which is the then-outstanding principal balance of the AMF Portfolio Whole Loan (i.e., without taking into account the defeasance of the AMF Portfolio Whole Loan).

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 2 – Helios Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 2 – Helios Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 2 – Helios Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$78,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$78,500,000	Property Type – Subtype:	Office – Suburban
% of IPB:	7.3%	Net Rentable Area (SF):	377,185
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	HOUCRE1 Investments LP	Year Built / Renovated:	2009 / NAP
Borrower Sponsor:	AGC Equity Partners Holding Ltd.	Occupancy:	100.0%
Interest Rate(2):	2.90000%	Occupancy Date:	9/15/2021
Note Date:	9/15/2021	4th Most Recent NOI (As of):	$9,626,491 (12/31/2018)
Anticipated Repayment Date(2):	10/6/2026	3rd Most Recent NOI (As of):	$9,819,021 (12/31/2019)
Interest-only Period(2):	60 months	2nd Most Recent NOI (As of):	$10,015,401 (12/31/2020)
Original Term(2):	60 months	Most Recent NOI (As of):	$10,115,465 (TTM 6/30/2021)
Original Amortization Term(2):	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only – ARD	UW Revenues:	$10,793,013
Call Protection:	L(24),YM(1),DorYM1(30),O(5)	UW Expenses:	$0
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$10,793,013
Additional Debt(1):	Yes	UW NCF:	$10,793,013
Additional Debt Balance(1):	$40,000,000	Appraised Value / Per SF:	$185,000,000 / $490
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/18/2021

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$314
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(2):	$314
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(2):	64.1%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	3.10x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$118,500,000	64.3%	Purchase Price	$178,000,000	96.6%
Borrower Sponsor Equity	65,705,360	35.7	Additional Consideration(4)	5,114,012	2.8
			Closing Costs	1,091,349	0.6
Total Sources	$184,205,360	100.0%	Total Uses	$184,205,360	100.0%

(1)	The Helios Plaza Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $118.5 million (the “Helios Plaza Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balance of the Helios Plaza Whole Loan. For additional information, see “The Loan” below.

(2)	The Helios Plaza Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of October 6, 2026 and a final maturity date of October 6, 2031. Prior to the ARD, the Helios Plaza Whole Loan will accrue interest at a rate equal to the Initial Interest Rate (as defined below). From and after the ARD, until the outstanding principal balance of the Helios Plaza Whole Loan and all accrued interest has been paid in full, or until the final maturity date of October 6, 2031, whichever event occurs first, the Helios Plaza Whole Loan will accrue interest at a rate equal to the Extension Rate (as defined below), and, after the payment of interest at the Initial Interest Rate and any applicable reserves and fees in accordance with the Helios Plaza Whole Loan documents, all excess cash flow from the Helios Plaza Property (as defined below) will be collected by the lender and applied as follows: first, to reduce the principal balance of the Helios Plaza Whole Loan until the entire outstanding principal balance is paid in full, and second, to pay any additional interest on the Helios Plaza Whole Loan that has accrued at the Extension Rate and has been deferred until repayment of the Helios Plaza Whole Loan. The information presented in the charts above for Interest-only Period, Original Term, Original Amortization Term, Maturity Date Loan / SF and Maturity Date LTV are based on the ARD.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	In conjunction with the acquisition, the borrower paid defeasance costs of approximately $5,539,300 associated with the seller’s debt prepayment and received a seller rent credit of approximately $425,289.

The Loan. The Helios Plaza mortgage loan (the “Helios Plaza Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in a 377,185 square foot office property located in Houston, Texas (the “Helios Plaza Property”). The Helios Plaza Whole Loan was co-originated by Bank of Montreal (“BMO”) and Barclays Capital Real Estate (“Barclays”). The Helios Plaza Mortgage Loan is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance of $118,500,000 (the “Helios Plaza Whole Loan”). The controlling Note A-4 and the non-controlling Notes A-1 and A-5, with an aggregate original principal balance of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 2 – Helios Plaza

$78,500,000, will be included in the BBCMS 2021-C12 securitization trust. The non-controlling Notes A-2 and A-3 were contributed to the MSC 2021-L7 securitization trust. The Helios Plaza Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2021-C12 trust. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The Helios Plaza Whole Loan has a 5-year interest-only term through the ARD of October 6, 2026. Prior to the ARD, the Helios Plaza Whole Loan will accrue interest at a rate equal to 2.9000% per annum (the “Initial Interest Rate”). From and after the ARD, until the outstanding principal balance of the Helios Plaza Whole Loan and all accrued interest has been paid in full, or until the final maturity date of October 6, 2031, whichever event occurs first, (i) the Helios Plaza Whole Loan will accrue interest at a rate equal to 2.50% plus the Initial Interest Rate (the “Extension Rate”), with interest accrued at the excess of the Extension Rate over the Initial Rate deferred until principal is repaid in full, and (ii) after the payment of interest at the Initial Interest Rate and any applicable reserves and fees in accordance with the Helios Plaza Whole Loan documents, all excess cash flow from the Helios Plaza Property will be collected by the lender and applied as follows: first, to reduce the principal balance of the Helios Plaza Whole Loan until the entire outstanding principal balance is paid in full, and second, to pay any additional interest on the Helios Plaza Whole Loan that has accrued at the Extension Rate and has been deferred until repayment of the Helios Plaza Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BBCMS 2021-C12	No
A-2	$25,000,000	$25,000,000	MSC 2021-L7	No
A-3	$15,000,000	$15,000,000	MSC 2021-L7	No
A-4	$28,500,000	$28,500,000	BBCMS 2021-C12	Yes
A-5	$20,000,000	$20,000,000	BBCMS 2021-C12	No
Total	$118,500,000	$118,500,000

The Property. The Helios Plaza is a Class A+, 6-story office property totaling 377,185 square feet, located in Houston, Texas. The Helios Plaza Property was built in 2009 and offers a structured parking garage with 1,699 spaces, resulting in a parking ratio of 4.5 spaces per 1,000 square feet of net rentable area. The Helios Plaza Property is the first LEED Platinum certified building in Houston and features a fully equipped trading floor backed by infrastructure with redundant systems along with a complete building management system, providing monitoring and control functions for the electrical, mechanical and security systems. Additional amenities include a 17,232 square foot ground floor cafeteria, multiple enclosed meeting rooms, a 240-person capacity main conference center, and an 11,522 square foot wellness center.

The Helios Plaza Property was constructed as a build-to-suit for, and as of September 15, 2021, was 100.0% leased to, Amoco Properties Incorporated (“Amoco”), a subsidiary of BP Corporation North America Inc. (“BP N.A.”). The Helios Plaza Property is located adjacent to BP N.A.’s U.S headquarters, the Westlake Campus.

COVID-19 Update. As of September 15, 2021, the Helios Plaza Whole Loan is not subject to any forbearance, modification or debt service relief request. As of September 1, 2021, the borrower has reported that the Helios Plaza Property is open and operating, with the sole tenant having paid its full September 2021 rent payment. Amoco has not been granted any rent relief and has not missed any rent payments. The first debt service payment due date of the Helios Plaza Whole Loan is November 6, 2021.

Major Tenant.

Amoco Properties (377,185 square feet; 100.0% of the NRA; 100.0% of underwritten base rent): Amoco is a wholly-owned subsidiary of BP N.A. (rated NR/A3/A- by Fitch/Moody’s/S&P), which guarantees the lease. BP N.A. is wholly-owned by BP plc, a global energy company with a $94 billion market capitalization. BP N.A’s operations comprise substantially all of BP plc’s upstream and downstream activities in North America. BP plc was incorporated in 1889 and is based in Houston, Texas. The BP N.A. lease guarantee is subject to a cap of $275 million, which burns down by the amount of base rent already paid under the lease.

The Helios Plaza Property was built-to-suit for Amoco and houses BP N.A.’s gas and power trading operations, central disaster command center, wind operations and remote operations center. The trading floor at the Helios Plaza Property is one of two major BP N.A. trading operations in the United States and one of five in the world. The Helios Plaza Property serves as BP N.A.’s central disaster command center in the event of a major disruptive event such as a hurricane or large-scale oil spill. The Helios Plaza Property also contains a remote operations center that centrally monitors all BP-operated wind farms on a continuous basis. According to the borrower sponsor, Amoco invested approximately $10.2 million into the Helios Plaza Property, converting the existing gas turbine and replacing the system with a new generator and prefabricated chiller/pump package that is expected to be more cost-effective and maintain redundancy.

The Amoco lease has a commencement date of December 16, 2016 and a current expiration date of December 15, 2031 (the “Amoco Lease”). The Amoco Lease has three five-year renewal options with notice of exercise sent to the landlord not less than 12 months and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 2 – Helios Plaza

not more than 36 months prior to expiration of the current term and no unilateral termination options. Amoco is required to pay absolutely net base rent and additional rent throughout the Amoco Lease term and has fixed 2.0% annual rent escalations.

The following table presents the annual base rent under the Amoco Lease for the designated years:

Amoco Lease Base Rent Schedule
Start Date	End Date	Lease Year	Annual Base Rent
12/16/2020	12/15/2021	5	$10,206,929.31
12/16/2021	12/15/2022	6	$10,411,067.90
12/16/2022	12/15/2023	7	$10,619,289.26
12/16/2023	12/15/2024	8	$10,831,675.04
12/16/2024	12/15/2025	9	$11,048,308.54
12/16/2025	12/15/2026	10	$11,269,274.71
12/16/2026	12/15/2027	11	$11,494,660.21
12/16/2027	12/15/2028	12	$11,724,553.41
12/16/2028	12/15/2029	13	$11,959,044.48
12/16/2029	12/15/2030	14	$12,198,225.37
12/16/2030	12/15/2031	15	$12,442,189.88

The base rent payable in connection with renewals of the Amoco Lease will be based on 90% of the fair market rental rate applicable to the triple net annual amount per rentable square foot a willing tenant would pay and a willing landlord would accept in arm’s length, bona fide negotiations for space of comparable size, use and quality to the Helios Plaza Property at the time of determination of the then applicable renewal option based upon comparable lease transactions made in other similarly classed buildings in the Katy Freeway/Energy Corridor. Such fair market rent will take into account a number of factors outlined in the Amoco Lease, including location, efficiency of space and length of term, and is required to be provided to Amoco by landlord within 30 days after receiving the renewal notice.

Amoco is required to maintain insurance as set forth in the Amoco Lease, however, as long as no event of default has occurred and the self-insurance conditions under the Amoco Lease are met, Amoco may fulfill its insurance obligations under the Amoco Lease through self-insurance. Under the terms of the Helios Plaza Whole Loan, the borrower is entitled to rely on Amoco’s self-insurance, provided, among other things, BP N.A. maintains a rating of A- or better from S&P. Amoco has the right to sublet all of the building on the Helios Plaza Property and to assign its rights under the Amoco Lease without landlord’s consent to any permitted transferee (successors, affiliates or third-party entities that are rated at least Baa3 by Moody’s or BBB- by S&P) under the Amoco Lease. Amoco is permitted to sublease the land or any portions thereof and sublease portions of the building without landlord’s consent, but must provide written notice to landlord within 30 days of any such sublease. In all other instances Amoco is not permitted to assign or sublet without landlord’s prior written consent. Amoco will be released from all obligations after the date of a transfer or permitted transfer under the Amoco Lease provided the transferee or the transferee’s guarantor has a credit rating of “Baa3” or higher according to Moody’s, or a credit rating of “BBB-” or higher according to S&P, as of the date of such transfer or permitted transfer.

The Amoco lease provides Amoco with the right of first offer to purchase all or a portion of the Helios Plaza Property if the landlord desires to sell such property (or desires to ground lease the property for a term greater than 25 years).

Environmental. According to a Phase I environmental assessment dated August 25, 2021, there was no evidence of any recognized environmental conditions at the Helios Plaza Property.

Historical and Current Occupancy(1)
2018	2019	2020	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of September 15, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 2 – Helios Plaza

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Expiration Date
Amoco Properties	A3/A-/NR	377,185	100.0%	$28.61	$10,793,013	100.0%	12/15/2031
Occupied Collateral Total / Wtd. Avg.		377,185	100.0%	$28.61	$10,793,013	100.0%

Vacant Space		0	0.0%

Collateral Total		377,185	100.0%

(1)	Based on the underwritten rent roll.

(2)	Ratings provided are those of the parent company, BP Corporation North America, which guarantees the lease.

(3)	UW Base Rent PSF includes a rent step of $204,139 through December 2021 and straight-lined rent of $381,945 for Amoco through the Helios Plaza Whole Loan term.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	1	377,185	100.0	10,793,013	100.0	377,185	100.0%	$10,793,013	100.0%
2032 & Beyond	0	0	0.0	0	0.0	377,185	100.0%	$10,793,013	100.0%
Total	1	377,185	100.0%	$10,793,013	100.0%
(1)	Based on the underwritten rent roll.

(2)	UW Base Rent Expiring includes a rent step of $204,139 through December 2021 and straight-lined rent of $381,945 for Amoco through the Helios Plaza Whole Loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 2 – Helios Plaza

Operating History and Underwritten Net Cash Flow
	2019	2020	TTM (1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$9,819,021	$10,015,401	$10,115,464	$10,793,013	$28.61	100.0%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$9,819,021	$10,015,401	$10,115,464	$10,793,013	$28.61	100.0%
Total Reimbursements	0	0	1,739,767	0	0.00	0.0
Total Other Income	0	0	0	0	0.00	0.0
Net Rental Income	$9,819,021	$10,015,401	$11,855,231	$10,793,013	$28.61	100.0%
(Vacancy/Credit Loss)	0	0	0	0	0.00	0.0
Effective Gross Income	$9,819,021	$10,015,401	$11,855,231	$10,793,013	$28.61	100.0%
Total Expenses(4)	0	0	1,739,766	0	0.00	0.0
Net Operating Income	$9,819,021	$10,015,401	$10,115,465	$10,793,013	$28.61	100.0%
Total TI/LC, Capex/RR	0	0	0	0	0.00	0.0
Net Cash Flow	$9,819,021	$10,015,401	$10,115,465	$10,793,013	$28.61	100.0%
(1)	TTM represents the trailing 12 months ending June 30, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Base Rent includes a rent step of $204,139 through December 2021 and straight-lined rent of $381,945 for Amoco through the Helios Plaza Whole Loan term.

(4)	The Amoco lease is absolute NNN, with all expenses paid directly by Amoco.

The Market. The Helios Plaza Property is located in Houston, Texas within the Energy Corridor. Major employers in the area include energy sector companies such as Citgo, ConocoPhillips and Shell Oil Company, along with non-energy companies such as Sysco and Gulf States Toyota Distributors, both of which are headquartered in the region. The Helios Plaza Property is located off Interstate 10 in the Katy Freeway submarket of Houston’s Energy Corridor, approximately 16-miles west of the Houston central business district. The Energy Corridor area contains more buildings than any other Houston-area market with nearly 200 buildings. The Helios Plaza Property’s local area is a combination of established single-family developments, newer apartment buildings and suburban office buildings. Primary access to the Helios Plaza Property is provided by Interstate 10, Westpark Tollway, Texas 8 Beltway and State Highway 6. According to the appraisal, as of the second quarter of 2021, the Houston office market had approximately 189.4 million square feet of office space inventory, overall vacancy in the market was approximately 25.4% and asking rent was $30.89 PSF. According to the appraisal, as of the second quarter of 2021, the Katy Freeway office submarket had approximately 29.6 million square feet of office space inventory, overall vacancy was approximately 28.6% and Class A average asking rent was $34.84 PSF. According to the appraisal, the 2020 estimated population within a 5.0-mile radius was approximately 241,628, with average annual household income of approximately $109,661.

The appraiser concluded a market rent for the Helios Plaza Property of $28.00 PSF, in line with the underwritten rent of $28.61 PSF. The appraisal identified seven directly competitive office comparables with rents ranging from $21.50 to $36.50 per square foot. The following table presents certain information relating to comparable office leases for the Helios Plaza Property:

Comparable Office Leases(1)
	Lease Type	Term (Years)	Size (SF)	Lease Date	Rent PSF	Lease Type
Helios Plaza		15.0	377,185 SF	Dec. 2016(2)	$28.61(2)	Absolute NNN
Comparable 1	New (1st Gen)	12.5	50k-100k SF	Jun. 2021	$26.67	NNN
Comparable 2	New (2nd Gen)	11.0	50k-100k SF	Feb. 2022	$21.50	NNN
Comparable 3	New (1st Gen)	13.5	50k-100k SF	Jan. 2022	$36.50	NNN
Comparable 4	New (1st Gen)	11.5	50k-100k SF	Jan. 2021	$25.00	NNN
Comparable 5	New (2nd Gen)	12.3	50k-100k SF	Sep. 2021	$22.00	NNN
Comparable 6	New (2nd Gen)	13.0	Over 100k SF	Jan. 2020	$29.50	NNN
Comparable 7	New (2nd Gen)	11.3	Over 100k SF	May 2020	$22.00	NNN
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll including a rent step of $204,139 through December 2021 and straight-lined rent of $381,945 for Amoco through the Helios Plaza Whole Loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 2 – Helios Plaza

The following table presents certain information relating to comparable office sales for the Helios Plaza Property:

Comparable Office Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Helios Plaza Houston, TX	Sep-2021(2)	377,185	100.0%	$178,000,000(2)	$471.92	NAP
Apple at Capital Ridge Austin, TX	Listing(3)	216,511	100.0%	$140,000,000	$646.62	$460.72
The Domain Gateway Austin, TX	Aug-2021	183,911	100.0%	$140,000,000	$761.24	$494.80
Sierra at Las Colinas III Irving, TX	Aug-2021	247,254	100.0%	$70,200,000	$283.92	$468.47
HP Inc. Plaza in City Place Spring, TX	Listing(3)	378,402	100.0%	$217,581,200	$575.00	$491.63
Waterway Plaza I The Woodlands, TX	Jan-2021	223,516	100.0%	$109,000,000	$420.00	$507.15
Confidential Confidential, TX	Dec-2019	800,000	100.0%	Confidential	$485.00	$476.15
GM Financial Services Center I Arlington, TX	Oct-2020	246,060	100.0%	$52,750,000	$214.38	$443.76
Ten West One Houston, TX	Aug-2021	199,000	100.0%	$70,000,000	$351.76	$492.46
(1)	Source: Appraisal.

(2)	Source: Title settlement statement.

(3)	Represents listing as of August 2021.

The Borrower. The borrower is HOUCRE1 Investments LP, a Delaware limited partnership. The borrower is indirectly owned by HOUCRE I Cayman Holding Ltd (99%) and C&M Holding Ltd (1%, controlling member). The borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Helios Plaza Whole Loan.

The Borrower Sponsor. The borrower sponsor is AGC Equity Partners Holding Ltd. (“AGC”), which indirectly owns C&M Holding Ltd. AGC, and which does not have any guarantee obligations under the Helios Plaza Mortgage Loan, is a London-based investment company established in 2009 that currently has approximately $6.5 billion assets under management. The non-recourse guarantor is HOUCRE I Cayman Holding Ltd.

Property Management. The Helios Plaza Property is managed by Transwestern Property Company SW GP, L.L.C., a Delaware limited liability company.

Escrows and Reserves.

Real Estate Taxes – The Helios Plaza Whole Loan documents provide for ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months for the Helios Plaza Property; provided that such monthly deposits are not required so long as the Reserve Waiver Conditions (as defined below) remain satisfied.

Insurance – The Helios Plaza Whole Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) a blanket or umbrella insurance policy covering the Helios Plaza Property acceptable to the lender is in effect and (ii) the Reserve Waiver Conditions remain satisfied.

Replacement Reserve – During the continuation of a Trigger Period (as defined below), the Helios Plaza Whole Loan documents provide for ongoing monthly deposits of approximately $6,286 into a reserve for approved capital expenditures.

TI/LC Reserve – During the continuation of a Trigger Period, the Helios Plaza Whole Loan documents provide for ongoing monthly deposits of approximately $23,574 into a reserve for tenant improvements and leasing commissions.

The “Reserve Waiver Conditions” means all of the following, collectively:

(i)	no event of default has occurred and is continuing;

(ii)	the initial Amoco lease is in full force and effect;

(iii)	Amoco remains the sole tenant at the Helios Plaza Property and leases the entire Helios Plaza Property;

(iv)	Amoco is required under its lease to pay all taxes relating to the Helios Plaza Property and to maintain all insurance required by the Helios Plaza Whole Loan documents; and

(v)	Amoco continues to make payments and to perform the obligations required under its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 2 – Helios Plaza

Lockbox / Cash Management. The Helios Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct the tenant of the Helios Plaza Property to deposit all rents directly into the lockbox account and to deposit any funds received by the borrower or property manager into the lockbox account within two business days of receipt. During the continuance of a Trigger Period, all amounts on deposit in the lockbox account are required to be swept to a lender-controlled cash management account and, provided no event of default is continuing, will be applied on each monthly payment date to debt service, reserves and operating expenses in the priority set forth in the Helios Plaza Whole Loan documents.

A “Trigger Period” means a period commencing upon the occurrence of:

(i)	an event of default under the Helios Plaza Whole Loan documents, and ending upon the cure, if applicable, of such event of default;

(ii)	the debt yield falling below 8.0%, and ending on the date (a) the debt yield equals or exceeds 8.0% or (b) the borrower either (1) prepays the Helios Plaza Whole Loan, together with any applicable yield maintenance premium or (2) deposits cash or a letter of credit in each case in an amount such that, after giving effect to such prepayment, deposit or letter of credit applied as a prepayment, the debt yield would be equal to or greater than 8.0%;

(iii)	a Specified Tenant Trigger Event (as defined below) and ending on the date when such Specified Tenant Trigger Event ends; or

(iv)	the ARD and ending upon the payment in full of the Helios Plaza Whole Loan.

“Specified Tenant Trigger Event” means a period:

(A)	commencing on any of the following;

(i)	a material monetary default under a Specified Tenant (as defined below) lease;

(ii)	any bankruptcy or similar insolvency of a Specified Tenant or Specified Tenant lease guarantor;

(iii)	a Specified Tenant giving written notice of its intent to terminate its lease for 20% or more of its space prior to the expiration of the then current term;

(iv)	a Specified Tenant lease is terminated for 20% or more of its space or is no longer in full force and effect;

(v)	if a Specified Tenant “goes dark”, vacates, ceases to occupy or ceases to conduct business in the ordinary course at more than 20% of its space (other than a temporary vacancy not to exceed 90 days resulting from renovation or force majeure, including pandemics); or

(vi)	if the credit rating of a Specified Tenant lease guarantor falls below BBB-/Baa3 by two of Fitch, Moody’s or S&P; and

(B)	expiring upon:

(i)	with respect to clause (A)(i) above, either (x) such default is cured or (y) the Acceptable Replacement Conditions (as defined below) have been met;

(ii)	with respect to clause (A)(ii) above, either (x) the Specified Tenant or Specified Tenant lease guarantor is no longer insolvent or subject to any bankruptcy proceedings or (y) the Acceptable Replacement Conditions have been met;

(iii)	with respect to clause (A)(iii) above, either (x) the Specified Tenant has revoked or rescinded its termination notice or (y) the Acceptable Replacement Conditions have been met;

(iv)	with respect to clause (A)(iv) above, the Acceptable Replacement Conditions have been met;

(v)	with respect to clause (A)(v) above, either (x) the Specified Tenant re-commences operations or (y) the Acceptable Replacement Conditions have been met; or

(vi)	with respect to clause (A)(vi) above, either (x) the rating of the Specified Tenant lease guarantor is at least BBB-/Baa3 by two of Fitch, Moody’s or S&P or (y) the Acceptable Replacement Conditions have been met.

“Specified Tenant” means (i) Amoco and (ii) any other lessee(s) that (a) accounts for more than 20% of total rental income or NRA, (b) provides for a lease term of more than 10 years including options to renew or (c) is with an affiliate of the borrower.

“Acceptable Replacement Conditions” means that the borrower has leased the entire Specified Tenant space to one or more replacement tenants and each applicable replacement tenant has accepted its space and is paying the full rent due thereunder (unless any such free rent is reserved); provided, however, in the event the Specified Tenant space is leased to more than one replacement tenant, then each such replacement tenant shall have a credit rating of at least BBB-/Baa3 by two of Fitch, Moody’s or S&P.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 3 – 1100 & 820 First Street NE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
No. 3 – 1100 & 820 First Street NE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
No. 3 – 1100 & 820 First Street NE

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	6.0%	Net Rentable Area (SF):	655,071
Loan Purpose:	Recapitalization	Location:	Washington, DC
Borrowers:	UNIZO Real Estate DC Three, LLC and UNIZO Real Estate DC Four, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	UNIZO Holdings U.S., LLC	Occupancy:	89.1%
Interest Rate:	3.00250%	Occupancy Date:	9/1/2021
Note Date:	9/30/2021	4th Most Recent NOI (As of):	$19,946,556 (12/31/2018)
Maturity Date:	10/1/2031	3rd Most Recent NOI (As of):	$18,528,376 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$20,237,576 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$20,355,882 (TTM 7/31/2021)
Original Amortization Term:	None	UW Economic Occupancy:	90.8%
Amortization Type:	Interest Only	UW Revenues:	$33,446,742
Call Protection(2):	L(35),DorYM1(81),O(4)	UW Expenses:	$13,570,406
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$19,876,336
Additional Debt(1):	Yes	UW NCF:	$18,435,180
Additional Debt Balance(1):	$146,000,000	Appraised Value / Per SF:	$332,000,000 / $507
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/12/2021

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$322
Taxes:	$478,017	$478,017	N/A	Maturity Date Loan / SF:	$322
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.6%
Replacement Reserves:	$0	$10,918	$131,014	Maturity Date LTV:	63.6%
TI/LC Reserve:	$0	$81,884	$2,947,820	UW NCF DSCR:	2.87x
Unfunded Obligations Reserve:	$12,101,008	$0	N/A	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$211,000,000		100.0%	Principal Equity Distribution	$191,219,155	90.6%
				Reserves	12,579,025	6.0
				Closing Costs	7,201,821	3.4
Total Sources	$211,000,000		100.0%	Total Uses	$211,000,000	100.0%

(1)	The 1100 & 820 First Street NE Mortgage Loan (as defined below) is part of a whole loan evidenced by seven pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $211.0 million (the “1100 & 820 First Street NE Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balances of the 1100 & 820 First Street NE Whole Loan.

(2)	The borrowers have the option to prepay (with the payment of a yield maintenance premium) or defease the 1100 & 820 First Street NE Whole Loan in full on or after the first payment date following the later to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) September 30, 2024.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 1100 & 820 First Street NE mortgage loan (the “1100 & 820 First Street NE Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interests in two, CBD office properties totaling 655,071 square feet located in Washington, DC (the “1100 & 820 First Street NE Properties”). The 1100 & 820 First Street NE Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“BCREI”) and Citi Real Estate Funding Inc. (“CREFI”) and has an aggregate outstanding principal balance as of the Cut-off Date of $211.0 million. The 1100 & 820 First Street NE Whole Loan consists of seven pari passu notes and accrues at an interest rate of 3.00250% per annum. The 1100 & 820 First Street NE Whole Loan has a ten-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The 1100 & 820 First Street Mortgage Loan is evidenced by the controlling Note A-1, with an aggregate outstanding principal balance as of the Cut-off Date of $65.0 million. The 1100 & 820 First Street NE Whole Loan is serviced pursuant to the trust and servicing agreement for the BBCMS 2021-C12 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
No. 3 – 1100 & 820 First Street NE

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BBCMS 2021-C12	Yes
A-2(1)	$35,000,000	$35,000,000	An affiliate of Barclays	No
A-3(1)	$25,000,000	$25,000,000	An affiliate of Barclays	No
A-4, A-5	$65,000,000	$65,000,000	Benchmark 2021-B30	No
A-6(1)	$11,000,000	$11,000,0000	An affiliate of Barclays	No
A-7(1)	$10,0000,000	$10,0000,000	An affiliate of Barclays	No
Whole Loan	$211,000,000	$211,000,000
(1)	Expected to be split and/or contributed to one or more future securitizations.

The Property. The 1100 & 820 First Street NE Properties consist of two multi-story multiple tenant office buildings totaling 655,071 square feet located in Washington, DC (the “1100 First Street NE Property” and the “820 First Street NE Property”, respectively). As of September 1, 2021, the 1100 & 820 First Street NE Properties were 89.1% occupied.

The following table presents detailed information with respect to each of the 1100 & 820 First Street NE Properties:

Portfolio Summary
Property Name	City, State	Market	Property Subtype	Allocated Mortgage Loan Amount	Total Sq. Ft.(1)	Year Built	As-Is Appraised Value	U/W Base Rent(1)	UW Base Rent PSF(1)	Occ. (%)(1)	# of Tenants(1)
1100 First Street NE	Washington, DC	Washington	CBD	$38,959,953	348,967	2009	$199,000,000	$16,865,154	$48.33	91.7%	8
820 First Street NE	Washington, DC	Washington	CBD	$26,040,047	306,104	1990	$133,000,000	$12,664,948	$41.37	86.1%	18
Total / Wtd. Avg.				$65,000,000	655,071		$332,000,000	$29,530,101		89.1%	26
(1)	Total Sq. Ft., U/W Base Rent, UW Base Rent PSF, Occ. (%) and # of Tenants are based on the underwritten rent roll dated September 1, 2021. All remaining fields are based on the appraisal.

The 1100 First Street NE Property is a 348,967 square foot, Class A 12-story office building located on an approximately 0.86-acre site in Washington, DC. The 820 First Street NE Property is a 306,104 square foot, Class A 11-story office building located on an approximately 1.05-acre site in Washington, DC. The 1100 First Street NE Property features a typical floor plate size of approximately 30,947 square feet and includes subterranean parking with 307 parking spaces, resulting in a parking ratio of approximately 0.88 spaces per 1,000 square feet. The 820 First Street NE Property features a floor plate size of approximately 38,001 square feet and includes subterranean parking with 208 parking spaces, resulting in a parking ratio of approximately 0.68 spaces per 1,000 square feet. Since acquiring the 1100 & 820 First Street NE Properties, the borrowers have spent approximately $24.0 million in property renovations. Additionally, the 820 First Street NE Property is currently undergoing an approximately $6.3 million renovation in connection with the renewal of the lease for the largest tenant, Turner Broadcasting System Inc, which is expected to be completed in the second quarter of 2022. Improvements include a lobby overhaul, elevator modernization and HVAC replacement. The Union Station and New York Avenue Metro Stations are situated within approximately 0.5 miles of the 1100 & 820 First Street NE Properties.

COVID-19 Update. As of November 1, 2021, the 1100 & 820 First Street NE Properties are open and operating. August and September rent collections at the 1100 & 820 First Street NE Properties totaled 100.0% for each respective month. Two tenants received COVID-19 related deferrals. Mathematica Policy Research, Inc. received a rent deferral during June to July 2020, which was repaid in full by December 2020. The Association of Fish & Wildlife also requested and received a rent deferral for its rent step in 2020. The tenant stayed current on its prior contractual rent and agreed to repay the rent step amount each month through 2021. As of November 1, 2021, the 1100 & 820 First Street NE Whole Loan is not subject to any modification or forbearance request. The first payment date of the 1100 & 820 First Street NE Whole Loan is November 1, 2021.

Major Tenants.

GSA - Department Veterans Affairs (131,454 square feet; 20.1% of NRA; 21.0% of underwritten base rent). The GSA - Department Veterans Affairs (“VA”) is a Cabinet-level executive branch department of the federal government charged with integrating life-long healthcare services to eligible military veterans at the 1,700 VA medical centers and outpatient clinics located throughout the country. Non-healthcare benefits include disability compensation, vocational rehabilitation, education assistance, home loans, and life insurance. The VA also provides burial and memorial benefits to eligible veterans and family members at 135 national cemeteries.

Mathematica Policy Research, Inc. (125,429 square feet; 19.1% of NRA; 25.3% of underwritten base rent). Mathematica Policy Research, Inc. is an employee-owned company, headquartered in Princeton, New Jersey, specializing in health, education, employment, justice and disability research. It has more than 1,200 employees in nine cities in the United States. Its clients include federal agencies, state and local governments, foundations, universities, private-sector companies, and international organizations. Mathematica Policy Research, Inc. has two, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
No. 3 – 1100 & 820 First Street NE

Turner Broadcasting System Inc (106,763 square feet; 16.3% of NRA; 17.9% of underwritten base rent). Turner Broadcasting System Inc’s space is being utilized by CNN, a multinational news-based pay television channel headquartered in Atlanta, Georgia. Turner Broadcasting System Inc is a broadcasting conglomerate which operates CNN, a division of the WarnerMedia News & Sports division of AT&T’s WarnerMedia. As the first television channel to provide 24-hour news coverage and the first all-news television channel in the United States, CNN has been a tenant at the 820 First Street NE Property since 1991 and the majority of its space is utilized for office, with four studios accounting for approximately 3,500 square feet, including CNN’s DC Bureau Studio. CNN has made a significant investment into the 820 First Street NE Property over the years due to its extensive HVAC usage and power requirements demanded by its lighting equipment, cameras and servers utilized at the 820 First Street NE Property. CNN purchased and installed its own backup generator, hard wired its own connection into the power grid system separate of the general building connection, and installed its own rooftop HVAC chillers. According to the property manager, the 820 First Street NE Property features the only private sector underground fiber optic connection with a direct feed into the Capitol Building for CNN which in turn sublets access to the underground fiber optic cables to competing networks. Turner Broadcasting System Inc has two, five-year renewal options.

Environmental. According to Phase I environmental assessments dated August 19, 2021, there was no evidence of any recognized environmental conditions at the 1100 & 820 First Street NE Properties.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
96.7%	90.7%	95.8%	89.1%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current occupancy is as of September 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
No. 3 – 1100 & 820 First Street NE

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
GSA - Department Veterans Affairs(4)	1100 First Street NE	Aaa/AAA/AA+	131,454	20.1%	$47.17	$6,200,685	21.0%	6/25/2026
Mathematica Policy Research, Inc.	1100 First Street NE	NR/NR/NR	125,429	19.1%	$59.67	$7,484,349	25.3%	10/31/2026
Turner Broadcasting System Inc(5)	820 First Street NE	NR/NR/BBB+	106,763	16.3%	$49.49	$5,283,573	17.9%	12/31/2031
Accenture LLP(6)	820 First Street NE	Aa3/AA-/A+	73,467	11.2%	$48.71	$3,578,429	12.1%	Various(7)
GSA - FERC(8)	1100 First Street NE	Aaa/AAA/AA+	30,193	4.6%	$46.20	$1,394,917	4.7%	1/20/2025
GSA - HUD	820 First Street NE	Aaa/AAA/AA+	22,195	3.4%	$44.27	$982,625	3.3%	3/10/2026
Union Privilege	1100 First Street NE	NR/NR/NR	14,008	2.1%	$53.46	$748,822	2.5%	9/30/2023
National Disability Rights Net	820 First Street NE	NR/NR/NR	13,164	2.0%	$54.11	$712,261	2.4%	11/30/2031
Ayers/Saint/Gross, Incorporated(9)	1100 First Street NE	NR/NR/NR	8,344	1.3%	$54.00	$450,576	1.5%	9/30/2030
Lockheed Martin Corporation	820 First Street NE	A3/A-/A-	7,341	1.1%	$48.18	$353,653	1.2%	11/30/2022
Total Major Tenants			532,358	81.3%	$51.07	$27,189,890	92.1%

Other Tenants			51,324	7.8%	$45.60	$2,340,211	7.9%

Occupied Collateral Total / Wtd. Avg.			583,682	89.1%	$50.59	$29,530,101	100.0%
Vacant Space			71,389	10.9%

Collateral Total			655,071	100.0%

(1)	Based on the underwritten rent roll dated September 1, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $576,412 of contractual rent steps through September 30, 2022.

(4)	GSA - Department Veterans Affairs has the option to terminate the lease (i) in connection with the first and second floors, effective July 29, 2024 with 12 months’ written notice and (ii) in connection with the fourth to seventh floors effective June 25, 2024.

(5)	Turner Broadcasting System Inc has a termination option effective December 31, 2026 with 15 months’ notice and payment of a termination fee equal to the sum of (i) nine months’ rent and (ii) the unamortized remaining leasing costs in connection with its lease.

(6)	Accenture LLP has the right to terminate its lease effective as of February 28, 2023 provided that either of the two governmental agencies which such tenant currently serves at the leased premises have either (i) terminated their contract with such tenant without entering into a replacement contract for substantially similar services, or (ii) have not exercised an option to extend or renew the term of their contract within three months of the then current expiration date of such contract, in either case upon written notice delivered to the related landlord no later than November 30, 2022 and payment of a termination fee.

(7)	Accenture LLP leases 14,489 square feet expiring on February 29, 2024, 44,382 square feet expiring on February 28, 2025 and 14,596 square feet expiring on May 31, 2025. Accenture LLP also has a right to terminate its lease with respect to a 7,447 square foot portion of its leased premises located on the sixth floor upon six months’ notice and payment of a contraction fee.

(8)	GSA – FERC has the right to terminate its lease at any time after approximately July 21, 2023 with 180 days’ notice.

(9)	Ayers/Saint/Gross, Incorporated has the right to terminate its lease at any time after May 31, 2028 with 12 months’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
No. 3 – 1100 & 820 First Street NE

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	71,389	10.9%	NAP	NAP	71,389	10.9%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	71,389	10.9%	$0	0.0%
2022	7	25,679	3.9	$1,195,007	4.0	97,068	14.8%	$1,195,007	4.0%
2023	4	15,431	2.4	$804,982	2.7	112,499	17.2%	$1,999,989	6.8%
2024	3	18,350	2.8	$915,040	3.1	130,849	20.0%	$2,915,030	9.9%
2025	7	89,171	13.6	$4,257,888	14.4	220,020	33.6%	$7,172,918	24.3%
2026	14	290,333	44.3	$15,248,403	51.6	510,353	77.9%	$22,421,321	75.9%
2027	1	3,711	0.6	$113,364	0.4	514,064	78.5%	$22,534,684	76.3%
2028	2	8,322	1.3	$322,789	1.1	522,386	79.7%	$22,857,473	77.4%
2029	0	0	0.0	$0	0.0	522,386	79.7%	$22,857,473	77.4%
2030	2	12,758	1.9	$676,794	2.3	535,144	81.7%	$23,534,267	79.7%
2031	12	119,927	18.3	$5,995,834	20.3	655,071	100.0%	$29,530,101	100.0%
2032 & Beyond	0	0	0.0	$0	0.0	655,071	100.0%	$29,530,101	100.0%
Total	52	655,071	100.0%	$29,530,101	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2021.

(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $576,412 of contractual rent steps through September 30, 2022.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM (1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$29,345,690	$28,176,268	$29,161,774	$30,711,822	$28,953,690	$44.20	79.3%
Rent Steps(4)	0	0	0	0	576,412	0.88	1.6
Straight-Line Rent	0	0	0	0	749,190	1.14	2.1
Vacant Income	0	0	0	0	3,051,187	4.66	8.4
Gross Potential Rent	$29,345,690	$28,176,268	$29,161,774	$30,711,822	$33,330,478	$50.88	91.3%
Total Reimbursements	1,991,644	2,805,579	2,357,121	2,071,612	2,197,152	3.35	6.0
Total Other Income	1,160,050	1,603,145	1,233,146	1,052,134	970,298	1.48	2.7
Net Rental Income	$32,497,384	$32,584,992	$32,752,042	$33,835,567	$36,497,929	$55.72	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(3,051,187)	(4.66)	(8.4)
Effective Gross Income	$32,497,384	$32,584,992	$32,752,042	$33,835,567	$33,446,742	$51.06	91.6%
Total Expenses	12,550,828	14,056,616	12,514,466	13,479,685	13,570,406	20.72	40.6
Net Operating Income	$19,946,556	$18,528,376	$20,237,576	$20,355,882	$19,876,336	$30.34	59.4%
Total TI/LC, Capex/RR	0	0	0	0	1,441,156	2.20	4.3
Net Cash Flow	$19,946,556	$18,528,376	$20,237,576	$20,355,882	$18,435,180	$28.14	55.1%

(1)	TTM represents the trailing 12 months ending July 31, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Base Rent is based on the underwritten rent roll as of September 1, 2021.

(4)	Rent Steps totaling $576,412 are taken through September 30, 2022.

The Market According to the appraisal, the 1100 & 820 First Street NE Properties are located within the NoMa office submarket located in Washington, DC. According to the appraisal, the NoMa submarket has emerged as a top institutional market in Washington, DC and is home to numerous local and federal government agencies and national firms. The concentration of local and federal government agencies in its office space provides the submarket’s global and national investment firms with portfolio stability, as federal government tenants mainly remained open and operating amidst the COVID-19 pandemic. As of the second quarter of 2021, the NoMa office submarket had a vacancy rate of approximately 6.1% with no new office inventory under construction. According to the appraisal, the 2021 population within a 0.5-, one- and five-mile radius of the 1100 & 820 First Street NE Properties is 22,137, 72,002 and 803,630, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
No. 3 – 1100 & 820 First Street NE

The following table presents certain information relating to comparable office leases for the 1100 & 820 First Street NE Properties:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Commencement Date	Structure
1100 First Street NE Washington, DC	131,454(2)	2009	GSA - Department Veterans Affairs	$47.17(2)	Jun-2021(2)	Full Service
820 First Street NE Washington, DC	106,763(2)	1990 / 2005	Turner Broadcasting System Inc	$49.49(2)	Jan-2021(2)	Full Service
50 F Washington, DC	14,055	1985	National Council of Farmer Cooperatives (renewal)	$55.50	Feb-2020	Full Service
800 North Cap Washington, DC	2,470	1991	Tetra Tech (extension)	$52.50	Mar-2021	Full Service
122 C Washington, DC	7,524	1967	National Pork Producers Council (blend and extend)	$49.50	Jan-2021	Full Service
609 H Washington, DC	16,796	1987	Year Up	$53.00	Dec-2020	Full Service
National Guard Memorial Bldg Washington, DC	18,071	1990	Council of Chief State School Officers	$54.50	Jul-2020	Full Service
(1)	Source: Appraisal.

(2)	Rent PSF for the 1100 & 820 First Street NE Properties is based on underwritten rent from the underwritten rent roll dated September 1, 2021.

The following table presents certain information relating to comparable office sales for the 1100 & 820 First Street NE Properties:

	Comparable Office Sales(1)
	Address	RSF	Year Built / Renovated	Occupancy	Sale Date	Stabilized Price	Price PSF	Cap Rate	Adjusted Price PSF
	1100 First Street NE	348,967(2)	2009 / NAP	91.7%(2)	NAV	$140,500,000(3)	$403	NAV	NAV
	820 First Street NE	306,104(2)	1990 / 2005	86.1%(2)	NAV	$217,500,000(3)	$711	NAV	NAV
1	1015 Half Street SE	396,344	2011 / NAP	96.0%	May-2021	$216,000,000	$545	5.51%	$490
2	99 M Street SE	234,676	2018 / NAP	88.0%	Jan-2020	$170,000,000	$724	5.20%	$471
3	1325 G Street NW	305,173	1969 / 2004	94.0%	Oct-2019	$175,000,000	$573	5.12%	$545
4	1275 First Street NE	345,699	2010 / NAP	79.0%	Sep-2019	$189,886,408	$549	5.59%	$522
5	830 First Street NE	247,337	2001 / NAP	100.0%	Mar-2019	$116,550,000	$471	6.35%	$495
6	1050 First Street NE	289,524	2013 / NAP	94.0%	Dec-2017	$165,900,000	$573	5.40%	$544
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated September 1, 2021.

(3)	Information provided by the borrower sponsor.

The Borrowers. The borrowers are UNIZO Real Estate DC Three, LLC and UNIZO Real Estate DC Four, LLC, each a Delaware limited liability company. Each borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 1100 & 820 First Street NE Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is UNIZO Holdings U.S., LLC, which owns 100.0% of the equity of the borrowers. Affiliates of UNIZO Holdings U.S., LLC include UNIZO Facilities Company, Ltd. and UNIZO Real Estate Company, Ltd, which is the direct parent company of the non-recourse carveout guarantor. Formed in 1959, the UNIZO Group owns 14 office buildings mainly located in Tokyo, and primarily engages in real estate asset management, property management, real estate brokerage and other services. UNIZO Holdings U.S., LLC and its consolidated subsidiaries own, lease, and manage six office buildings in the United States. UNIZO Facilities Company, Limited provides building management services for office buildings, dormitories, and corporate housing. In addition to the 1100 & 820 First Street NE Properties, UNIZO owns four other office buildings in Washington, DC.

Property Management. The 1100 First Street NE Property is managed by Jones Lang LaSalle Americas, Inc., and the 820 First Street NE Property is managed by CBRE Inc.

Escrows and Reserves. At origination of the 1100 & 820 First Street NE Whole Loan, the borrowers funded reserves of (i) approximately $478,017 for real estate taxes and (ii) approximately $12,101,008 into a reserve for certain unfunded obligations, including tenant improvements and leasing commissions and capital expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
No. 3 – 1100 & 820 First Street NE

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently equivalent to approximately $478,017 a month).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the 1100 & 820 First Street NE Whole Loan documents.

Replacement Reserve – On a monthly basis, the borrowers are required to fund a replacement reserve of approximately $10,918, subject to a cap of approximately $131,014.

Rollover Reserve – On a monthly basis, the borrowers are required to fund a tenant improvement and leasing commission reserve in the amount of approximately $81,884, subject to a cap of approximately $2,947,820.

Lockbox / Cash Management. The 1100 & 820 First Street NE Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause each tenant at the 1100 & 820 First Street NE Properties to deposit rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents received by the borrowers or property managers with respect to the 1100 & 820 First Street NE Properties to be deposited into such lockbox account. All amounts in the lockbox account are remitted on each business day to the borrowers at any time other than during the continuance of a Trigger Period (as defined below), and during the continuance of a Trigger Period are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the 1100 & 820 First Street NE Whole Loan documents. Upon the occurrence of a Trigger Period all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 1100 & 820 First Street NE Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1100 & 820 First Street NE Whole Loan.

“Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the 1100 & 820 First Street NE Whole Loan, (ii) the debt yield of the 1100 & 820 First Street NE Whole Loan falling below 6.0% on the last day of any fiscal quarter, and (iii) any bankruptcy action with respect to any applicable borrower party, and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default and (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 6.0% on the last day of any fiscal quarter or the receipt by the lender of an additional cash reserve deposit or letter of credit in an amount by which net operating income would have to increase in order for the debt yield to be at least 6.0%.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
No. 4 – Manhattan Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
No. 4 – Manhattan Retail Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
No. 4 – Manhattan Retail Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$47,000,000	Title(3):	Various
Cut-off Date Principal Balance:	$47,000,000	Property Type - Subtype:	Retail – Various
% of IPB:	4.4%	Net Rentable Area (SF):	38,976
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Adam Katz and Jason Katz	Occupancy:	100.0%
Interest Rate:	3.40000%	Occupancy Date:	10/1/2021
Note Date:	10/26/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/1/2031	3rd Most Recent NOI (As of):	$4,259,260 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,591,750 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$4,576,829 (TTM 8/31/2021)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,780,517
Call Protection:	L(24),D(93),O(3)	UW Expenses:	$1,886,592
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$4,893,926
Additional Debt:	No	UW NCF:	$4,616,827
Additional Debt Balance:	N/A	Appraised Value / Per SF(4):	$83,800,000 / $2,150
Additional Debt Type:	N/A	Appraisal Date(4):	7/8/2021

7

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$1,206
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$1,206
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	56.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(4):	56.1%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.85x
Rent Concession Reserve:	$215,000	$0	N/A	UW NOI Debt Yield:	10.4%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$47,000,000		92.4%	Payoff Existing Debt	$50,293,160	98.9%
Borrower Sponsor Equity	3,857,387		7.6	Closing Costs	349,227	0.7
				Upfront Reserves	215,000	0.4
Total Sources	$50,857,387		100.0%	Total Uses	$50,857,387	100.0%

(1)	See “The Borrowers” below.

(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(3)	The Manhattan Retail Portfolio Mortgage Loan (as defined below) is secured by the borrowers’ fee interest in five of the Manhattan Retail Portfolio Properties (as defined below) and a security interest in the borrower’s Master Lease (as defined below) with a cooperative.

(4)	The Appraised Value reflects a portfolio premium of approximately 1.9% over the aggregate “as-is” value of the individual Manhattan Retail Portfolio Properties. The sum of the values on an individual basis is $82,200,000, which represents a Cut-off Date LTV and Maturity Date LTV of 57.2%.

The Loan. The Manhattan Retail Portfolio mortgage loan (the “Manhattan Retail Portfolio Mortgage Loan”) is secured by a first lien mortgage on the borrowers’ fee interests in five ground floor condominium retail properties and a security interest in the borrowers’ Master Lease with a cooperative for ground floor retail space, which collectively total 38,976 square feet located in New York, New York (the “Manhattan Retail Portfolio Properties”). The Manhattan Retail Portfolio Mortgage Loan was originated by KeyBank and has an outstanding principal balance as of the Cut-off Date of $47.0 million. The Manhattan Retail Portfolio Mortgage Loan has a 10-year term and is interest-only for the entire term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
No. 4 – Manhattan Retail Portfolio

The Properties. The Manhattan Retail Portfolio Properties consist of 38,976 square feet of ground floor retail space within five residential condominium buildings and one residential cooperative building, which are located in the Upper West Side and Upper East Side neighborhoods within New York City’s Manhattan borough. Built between 1910 and 2006, the Manhattan Retail Portfolio Properties range in size from 1,578 square feet to 12,200 square feet and are each occupied by between one and six tenants. As of October 1, 2021, the Manhattan Retail Portfolio Properties are 100.0% occupied by a total of 16 tenants.

The following table presents certain information relating to the Manhattan Retail Portfolio Properties:

Manhattan Retail Portfolio Properties Summary
Property Name	Net Rentable Area (SF)	Year Built	Allocated Cut-off Date Loan Amount (“ALA”)(1)	% of ALA	Appraised Value(1)	UW NOI	% of UW NOI
250-254 West 82nd Street	7,450	1910	$13,437,000	28.6%	$23,500,000	$1,355,414	27.7%
235 West 102nd Street	12,200	1927	13,088,000	27.8	22,300,000	1,382,385	28.2
215 West 90th Street	6,800	1922	9,500,000	20.2	16,100,000	1,121,192	22.9
311 Amsterdam	2,750	2006	5,032,000	10.7	8,800,000	489,016	10.0
203 West 90th Street	8,198	1920	4,800,000	10.2	9,500,000	431,649	8.8
1628 2nd Avenue	1,578	1915	1,143,000	2.4	2,000,000	114,269	2.3
Total	38,976		$47,000,000	100.0%	$83,800,000	$4,893,926	100.0%
(1)	The Total Appraised Value reflects a portfolio premium of approximately 1.9% over the aggregate “as-is” value of the individual Manhattan Retail Portfolio Properties. The sum of the values on an individual basis is $82,200,000.

250-254 West 82nd Street. The 250-254 West 82nd Street property is master leased from a cooperative by the borrowers via the Master Lease, which expires in September 2107 and requires annual rent of $76,000 ($10.20 per square foot per year). The 250-254 West 82nd Street property is located at the corner of West 82nd Street and Broadway in the Upper West Side neighborhood of Manhattan. The 250-254 West 82nd Street property consists of 7,450 square feet of ground floor retail space within a larger seven-story, 80,441 square foot residential cooperative building constructed in 1910. The net rentable area is 100.0% occupied by three tenants, Santander Bank, Euda (pilates studio), and Mattress Firm under subleases with the 250-254 West 82nd borrower.

235 West 102nd Street. The 235 West 102nd Street property represents a condominium unit located at the corner of Broadway and West 102nd Street in the Upper West Side neighborhood of Manhattan. The 235 West 102nd Street property consists of 12,200 square feet of ground floor retail space within a larger 16-story, 242,330 square foot residential condominium building constructed in 1927. The net rentable area is 100.0% occupied by two tenants, Duane Reade and Gorillas.

215 West 90th Street. The 215 West 90th Street property represents eight condominium units operated as a single property and located at the corner of Broadway and West 90th Street in the Upper West Side neighborhood of Manhattan. The 215 West 90th Street property consists of 6,800 square feet of ground floor retail space within a larger 13-story, 170,019 square foot residential condominium building constructed in 1922. The net rentable area is 100.0% occupied by six tenants, the largest of which are Kosher Marketplace and Tal Bagel.

311 Amsterdam. The 311 Amsterdam property represents a condominium unit located at the corner of West 75th Street and Amsterdam Avenue in the Upper West Side neighborhood of Manhattan. The 311 Amsterdam property consists of 2,750 square feet of ground floor retail space within a larger six-story, 16,600 square foot residential condominium building constructed in 2006. The net rentable area is 100.0% occupied by two tenants, Sweetgreen and Bourke Street Café and Bakery.

203 West 90th Street. The 203 West 90th Street represents a condominium unit located at the corner of West 90th Street and Amsterdam Avenue in the Upper West Side neighborhood of Manhattan. The 203 West 90th Street property consists of 8,198 square feet of ground floor retail space within a larger 11-story, 130,004 square foot residential condominium building constructed in 1920. The net rentable area is 100.0% occupied by two tenants, All My Children Daycare and Nursery and Gyu Kaku (Reins International).

1628 2nd Avenue. The 1628 2nd Avenue property represents a condominium unit located along 2nd Avenue between East 84th Street and East 85th Street in the Upper East Side neighborhood of Manhattan. The 1628 2nd Avenue property consists of 1,578 square feet of ground floor retail space within a larger six-story, 8,338 square foot residential condominium building constructed in 1915. The net rentable area is 100.0% occupied by one tenant, Serendipity Nail Salon.

COVID-19 Update. As of October 26, 2021, the Manhattan Retail Portfolio Properties are open and operating. Tenants representing approximately 100% of the occupied square footage at the Manhattan Retail Portfolio Properties and approximately 100% of the underwritten base rent made their September 2021 and October 2021 rental payments. As of the date of this term sheet, the Manhattan Retail Portfolio Mortgage Loan is not subject to any modification or forbearance requests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
No. 4 – Manhattan Retail Portfolio

Major Tenants. The two largest tenants based on underwritten base rent are Duane Reade and Santander Bank.

Duane Reade (9,000 square feet; 23.1% NRA; 20.7% of underwritten base rent): Duane Reade is a chain of pharmacy and convenience stores owned by Walgreens Boots Alliance (“WBA”) and primarily located in New York. Duane Reade carries an assortment of pharmacy items as well as vitamins, nutritional products, cosmetics, greeting cards, and photo processing. Duane Reade was founded in 1960, and since 2010, has been a part of the WBA family of companies. WBA owns and operates the retail pharmacy chains Walgreens in the United States and Boots in the United Kingdom. WBA has a presence in nine countries with approximately 13,000 stores across the United States, Europe and Latin America. WBA employs more than 315,000 people, including nearly 35,000 pharmacists. Duane Reade occupies 9,000 square feet at the 235 West 102nd Street property via a lease that originally commenced in July 1998. The current lease expires in January 2032 and contains no early termination options.

Santander Bank (3,200 square feet; 8.2% NRA; 14.9% of underwritten base rent): Santander Bank, a subsidiary of Santander Group, is a retail and commercial bank with over 575 retail branches located in eight states across the northeastern United States. Based in Boston, Massachusetts, Santander Bank provides financial products and services to its more than 2.1 million customers, including commercial banking, consumer and business banking, corporate and investment banking, and real estate and vehicle financing. Santander Bank employs 9,100 people, and as of June 30, 2020, has $89.5 billion in assets. Santander Bank has occupied 3,200 square feet at the 250-254 West 82nd Street property since August 2003. The current lease expires in July 2023 and contains one, five-year renewal option and no early termination options.

Environmental. According to the Phase I environmental assessments dated July 20, 2021, there was no evidence of any recognized environmental conditions at the Manhattan Retail Portfolio Properties with the exception of a recognized environmental condition identified at the 203 West 90th Street property, which formerly was occupied by a dry cleaner. Environmental insurance was obtained for the 203 West 90th Street property from Sirius Group with a $2,000,000 liability limit. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical Occupancies were not provided by the borrower sponsors.

(2)	Current Occupancy is based on the underwritten rent rolls as of October 1, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Duane Reade	Baa2 / BBB / BBB-	9,000	23.1%	$161.33	$1,452,000	20.7%	1/31/2032
All My Children Daycare and Nursery	NR / NR / NR	4,323	11.1	91.37	395,000	5.6	4/30/2033
Gyu Kaku (Reins International)	NR / NR / NR	3,875	9.9	109.27	423,432	6.0	8/31/2028(4)
Santander Bank	Baa1 / A / NR	3,200	8.2	325.00	1,040,000	14.9	7/31/2023(5)
Gorillas	NR / NR / NR	3,200	8.2	135.00	432,000	6.2	5/31/2031(6)
Top Five Tenants		23,598	60.5%	$158.59	$3,742,432	53.5%

Other Tenants		15,378	39.5%	$211.86	$3,258,037	46.5%

Occupied Collateral Total/Wtd. Avg.		38,976	100.0%	$179.61	$7,000,469	100.0%

Vacant Space		0	0.0%

Collateral Total		38,976	100.0%

(1)	Based on the underwritten rent rolls dated October 1, 2021.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF and UW Base Rent includes contractual rent steps taken through July 2022 totaling $148,524.

(4)	Gyu Kaku has two, five-year renewal options.

(5)	Santander Bank has one, five-year renewal option.

(6)	Gorillas has two, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
No. 4 – Manhattan Retail Portfolio

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	1	3,200	8.2	1,040,000	14.9	3,200	8.2%	$1,040,000	14.9%
2024	0	0	0.0	0	0.0	3,200	8.2%	$1,040,000	14.9%
2025	0	0	0.0	0	0.0	3,200	8.2%	$1,040,000	14.9%
2026	1	590	1.5	140,133	2.0	3,790	9.7%	$1,180,133	16.9%
2027	0	0	0.0	0	0.0	3,790	9.7%	$1,180,133	16.9%
2028	2	6,275	16.1	1,058,682	15.1	10,065	25.8%	$2,238,815	32.0%
2029	3	4,300	11.0	870,900	12.4	14,365	36.9%	$3,109,715	44.4%
2030	2	3,160	8.1	734,389	10.5	17,525	45.0%	$3,844,103	54.9%
2031	3	6,050	15.5	923,527	13.2	23,575	60.5%	$4,767,630	68.1%
2032 & Beyond	4	15,401	39.5	2,232,839	31.9	38,976	100.0%	$7,000,469	100.0%
Total	16	38,976	100.0%	$7,000,469	100.0%
(1)	Based on the underwritten rent rolls dated October 1, 2021.

(2)	UW Base Rent Expiring and % of UW Base Rent Expiring include contractual rent steps taken through July 2022 totaling $148,524.

Operating History and Underwritten Net Cash Flow
	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$5,841,513	$6,235,621	$6,076,411	$7,000,469	$179.61	98.1%
Vacant Income	0	0	0	0	0.00	0.0
Gross Potential Rent	$5,841,513	$6,235,621	$6,076,411	$7,000,469	$179.61	98.1%
Total Reimbursements	476,725	399,520	153,798	136,918	3.51	1.9
Net Rental Income	$6,318,238	$6,635,142	$6,230,209	$7,137,387	$183.12	100.0%
(Vacancy/Credit Loss)	0	0	0	(356,869)	(9.16)	(5.0)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$6,318,238	$6,635,142	$6,230,209	$6,780,517	$173.97	95.0%

Total Expenses	$2,058,978	$2,043,392	$1,653,380	$1,886,592	$48.40	27.8%

Net Operating Income	$4,259,260	$4,591,750	$4,576,829	$4,893,926	$125.56	72.2%
Capital Expenditures	0	0	0	3,898	0.10	0.1
TI/LC	0	0	0	273,201	7.01	4.0
Net Cash Flow	$4,259,260	$4,591,750	$4,576,829	$4,616,827	$118.45	68.1%
(1)	TTM reflects the trailing 12- month period ending August 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place is based on in-place rent as of October 1, 2021 and includes underwritten contractual rent steps through July 2022 totaling $148,524.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
No. 4 – Manhattan Retail Portfolio

The Market. The Manhattan Retail Portfolio Properties are located within the borough of Manhattan in New York City, which is located in the New York-Newark-Jersey City, NY-NJ-PA metropolitan statistical area.

According to a third-party market research report as of the second quarter of 2021, the Upper West Side retail submarket contained approximately 4.2 million square feet of inventory with a vacancy rate of 2.4% and average rental rates of $176.55 per square foot. The Upper West Side submarket reported positive net absorption of 17,203 square feet with no properties under construction.

According to a third-party market research report as of the second quarter of 2021, the Upper East Side retail submarket contained approximately 3.9 million square feet of inventory with a vacancy rate of 4.8% and average rental rates of $150.74 per square foot. The Upper East Side submarket reported positive net absorption of 3,778 square feet with no properties under construction.

Market Summary(1)
	2021 Median Household Income	2021 Population	Submarket
Property	1 Mile	1 Mile	Submarket Name	Rent PSF	Occupancy
250-254 West 82nd Street	$133,146	162,447	Upper West Side	$176.55	97.6%
235 West 102nd Street	$99,677	169,221	Upper West Side	$176.55	97.6%
215 West 90th Street	$118,417	164,391	Upper West Side	$176.55	97.6%
311 Amsterdam	$136,306	164,627	Upper West Side	$176.55	97.6%
203 West 90th Street	$119,943	169,686	Upper West Side	$176.55	97.6%
1628 2nd Avenue	$118,849	224,168	Upper East Side	$150.74	95.2%
(1)	Source: Third-party market data provider.

The Borrowers. The borrowing entities for the Manhattan Retail Portfolio Mortgage Loan are 1628 Second Avenue Retail, LLC, 170 West 75th Street Retail, LLC, 235 West 102nd Street Retail, LLC, 203 West 90th Street Retail, LLC, 215 West 90th Street Retail, LLC and 2273 Broadway Equities LLC, which are all New York limited liability companies. The borrowers are each structured to be a single-purpose bankruptcy-remote entity with two independent directors.

The Borrower Sponsors. The borrower sponsors are Adam Katz and Jason Katz. Adam Katz is a real estate investor, developer and operator, and the president and chief executive officer of Roxann Management Corp., a real estate management company located in Great Neck, New York. For over 30 years, Adam Katz has managed cooperatives, condominiums, commercial and residential investment properties, primarily in Manhattan. Adam Katz has converted over two dozen buildings throughout New York City and Long Island. Jason Katz, brother of Adam Katz, is a silent partner in Roxann Management Corp.

Property Management. The Manhattan Retail Portfolio Properties are managed by Roxann Management Co. LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow $215,000 for rent concessions related to Gorillas, Bourke Street Café and Bakery, and Convenience Store.

Tax Escrows – The borrowers are required to make monthly payments of 1/12th of the real estate taxes payable during the next 12 months upon (i) an event of default occurring more than two times, (ii) a DSCR Trigger (as defined below), or (iii) the borrowers failing to provide to the lender, 30 days prior to the date such real estate taxes are due, evidence to the lender that all taxes have been paid.

Insurance Escrows – The borrowers are required to make monthly payments of 1/12th of the premiums payable during the next 12 months upon (i) an event of default, (ii) failure by the borrower to provide evidence to the lender that the Manhattan Retail Portfolio Properties are insured under a blanket policy, or (iii) any cancellation, termination or lapse of insurance coverage.

Replacement Reserve – The borrowers are required to escrow $650 for replacement reserves on a monthly basis upon (i) an event of default, (ii) the guarantors failing to maintain a minimum net worth and liquidity of $100,000,000 and $10,000,000, respectively, and (iii) the Guaranty no longer being in full force and effect.

TI/LC Reserve – The borrowers are required to escrow $21,924 for tenant improvements and leasing commissions on a monthly basis upon (i) an event of default, (ii) the guarantors failing to maintain a minimum net worth and liquidity of $100,000,000 and $10,000,000, respectively, (iii) the Guaranty no longer being in full force and effect, or (iv) the borrowers failing to provide to the lender, upon the lender’s request, evidence that all such tenant improvements and leasing commissions have been paid.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12
No. 4 – Manhattan Retail Portfolio

Lockbox / Cash Management. The Manhattan Retail Portfolio Mortgage Loan documents require a soft lockbox with springing cash management. The borrowers are required to cause all revenues to be deposited into a clearing account controlled by the lender within one business day of receipt. Provided no Cash Sweep Period (as defined below) is in effect, all amounts on deposit in the clearing account will be transferred on each business day to an account controlled by the borrower. Upon and during the continuance of a Cash Sweep Period, all sums on deposit in the clearing account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with the Manhattan Retail Center Portfolio Mortgage Loan documents, with any Cash Sweep Period triggered by clauses (iv) or (v) of the definition of Cash Sweep Period below, all excess cash will be held by the lender as additional security for the Manhattan Retail Portfolio Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the Manhattan Retail Portfolio Mortgage Loan documents and will continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the borrower (in no event will a Cash Sweep Period due to a bankruptcy action of the borrower be cured); (iii) the occurrence of any bankruptcy action of the property manager, and will continue until the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; (iv) the date on which the debt service coverage ratio as calculated in the Manhattan Retail Portfolio Mortgage Loan documents, assuming a 30-year amortization, is less than 1.45x (a “DSCR Trigger”) and will continue until the debt service coverage ratio assuming a 30-year amortization is at least 1.45x for two consecutive quarters; or (v) the date on which the debt yield as calculated in the Manhattan Retail Portfolio Mortgage Loan documents is less than 8.0% (a “Debt Yield Trigger”) and will continue until the debt yield is at least 8.0% for two consecutive quarters; provided, however, clauses (iv) and (v) will not be applicable so long as (1) the guarantors maintain a minimum net worth and liquidity of $100,000,000 and $10,000,000, respectively, and (2) the Guaranty is in full force and effect.

“Guaranty” means that certain guaranty agreement dated as of October 26, 2021, made by the guarantors in connection with the Manhattan Retail Portfolio Mortgage Loan, that contains, among other things, the provisions that (i) the guarantors shall be personally liable for 15.0% of the outstanding principal balance of the Manhattan Retail Portfolio Mortgage Loan at any time the DSCR Trigger or the Debt Yield Trigger are occurring and (ii) any foreclosure on the current or any future mortgage obtained by the CoOp (as defined below) that results in the termination of the Master Lease will trigger full recourse to the guarantors for 28.7% of the outstanding principal balance of the Manhattan Retail Portfolio Mortgage Loan (approximately equal to the allocated loan amount of the 250-254 West 82nd Street property).

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

Master Lease. The 250-254 West 82nd Street Owners, Inc. (the “CoOp”) entered into a master lease with a predecessor to the 250-254 West 82nd Street borrower dated October 1, 1977 for the ground floor retail space (the “Master Lease”). The Master Lease has a term through September 30, 2107 at a fixed rate of $76,000 per annum. The lender received a security interest in all of the 250-254 West 82nd Street borrower’s interest in and to the Master Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 5 – Parkshore Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 5 – Parkshore Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 5 – Parkshore Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$43,600,000	Title:	Fee
Cut-off Date Principal Balance:	$43,600,000	Property Type – Subtype:	Office – Suburban
% of IPB:	4.1%	Net Rentable Area (SF):	271,484
Loan Purpose:	Acquisition	Location:	Folsom, CA
Borrower:	KB Parkshore, DST	Year Built / Renovated:	1999 / 2017
Borrower Sponsor:	Jeff Pori	Occupancy:	94.8%
Interest Rate:	3.31000%	Occupancy Date:	6/15/2021
Note Date:	10/8/2021	4th Most Recent NOI (As of)(2):	$3,644,169 (12/31/2018)
Maturity Date:	11/1/2031	3rd Most Recent NOI (As of)(2):	$4,505,715 (12/31/2019)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,499,823 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$4,334,535 (TTM 6/30/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	92.5%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$7,238,994
Call Protection:	L(24),D(93),O(3)	UW Expenses:	$2,505,648
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$4,733,346
Additional Debt:	No	UW NCF:	$4,504,603
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$71,200,000 / $262
Additional Debt Type:	N/A	Appraisal Date:	8/17/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$161
Taxes:	$167,864	$41,966	N/A	Maturity Date Loan / SF:	$144
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.2%
Replacement Reserves:	$1,900,000	Springing	$750,000	Maturity Date LTV:	54.9%
TI/LC Reserve:	$4,000,000	Springing	$2,200,000	UW NCF DSCR:	1.96x
Other:	$300,000	$0	N/A	UW NOI Debt Yield:	10.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$43,600,000	54.9%	Purchase Price	$72,150,000	90.8%
Borrower Sponsor Equity	34,528,192	43.5	Upfront Reserves	6,367,864	8.0
Closing Credits(3)	1,300,000	1.6	Closing Costs(4)	910,327	1.1
Total Sources	$79,428,192	100.0%	Total Uses	$79,428,192	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(2)	The increase in 3rd Most Recent NOI from 4th Most Recent NOI is primarily driven by significant lease-up that occurred at the Parkshore Plaza Property (as defined below) in 2018 and 2019, as well as the rent commencement of TaxResources, Inc. in mid-2018. For more information, see the “Operating History and Underwritten Net Cash Flow” table below.

(3)	Closing Credits is comprised of capital improvements paid by the seller at origination, all of which were reserved by the lender.

(4)	Closing Costs were reduced by certain prorations and adjustments due at origination by the seller to the borrower sponsor.

The Loan. The Parkshore Plaza mortgage loan (the “Parkshore Plaza Mortgage Loan”) has an original and Cut-off Date principal balance of $43,600,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 271,484 square foot office property located in Folsom, California (the “Parkshore Plaza Property”). The Parkshore Plaza Mortgage Loan has a 10-year term, and following a five-year interest-only period, amortizes on a 30-year schedule.

The Property. The Parkshore Plaza Property is a 271,484 square foot, Class A office park comprised of four adjacent, two- and three-story buildings located in Folsom, California. Situated on three land parcels totaling approximately 18.2 acres, the Parkshore Plaza Property was originally built in 1999 and was renovated in 2017. Two of the three parcels each contain two of the collateral buildings, while the third adjacent parcel contains a surface parking lot used by the tenants of the Parkshore Plaza Property. Parkshore Drive, an east-west arterial, divides the Parkshore Plaza Property in half, with two buildings (600 and 620 Coolidge Drive) and the adjacent parking lot situated on the north side and the remaining two buildings (255 and 295 Parkshore Drive) situated on the south side of Parkshore Drive. The Parkshore Plaza Property has a total of 1,082 parking spaces (approximately 4.0 parking spaces per 1,000 square feet of NRA). Amenities at the Parkshore Plaza Property include a fitness center, tenant lounge and a 1,101 square foot conference room. The Parkshore Plaza Property was 94.8% leased as of June 15, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 5 – Parkshore Plaza

COVID-19 Update. As of October 8, 2021, the Parkshore Plaza Property was open and operating. Tenants representing 100.0% of the underwritten base rent made their September 2021 and October 2021 rental payments. As of the date of this term sheet, the Parkshore Plaza Mortgage Loan is not subject to any forbearance, modification, or debt service relief requests.

Major Tenants.

Verizon Wireless (59,828 square feet; 22.0% of the NRA; 18.0% of underwritten base rent): Verizon Wireless is a subsidiary of Verizon Communications, Inc. (“Verizon”), a provider of communications, technology, information and entertainment products and services to consumers, businesses and government entities. Verizon was formed in 2000 and currently serves its customer bases through two segments: Verizon Consumer Group and Verizon Business Group. Verizon offers wireless products and services primarily through its national 4G LTE network, which covers more than 2.68 million square miles, 327 million people and 99% of the United States population. Verizon independently operates approximately 2,000 cell towers and over 4,200 rooftop sites in 50 states, in addition to 11,324 cell towers that are managed by American Tower Corporation. Verizon Wireless has been located at the Parkshore Plaza Property since 1999 and currently leases the entire 295 Parkshore Drive building. Verizon Wireless’ lease currently expires in January 2026 and has two, five-year extension options remaining. Excess cash flow is required to be swept into a reserve account nine months prior to Verizon Wireless’ lease expiration date unless a Lease Renewal Event (as defined below) has occurred (see “Lockbox / Cash Management” below for details).

TaxResources, Inc. (55,000 square feet; 20.3% of the NRA; 21.1% of underwritten base rent): Founded in 1988, TaxResources, Inc. (“TaxResources”) is a tax defense company that provides income tax audit representation services to individuals and small businesses. TaxResources offers its prepaid audit defense services as an optional add-on to the Intuit TurboTax software, assisting application users with tax questions. Operating under the brand TaxAudit, the company has over 140 tax professionals to assist its more than 12 million members. TaxResources has been headquartered at the Parkshore Plaza Property since 2017 and leases its space through September 2027 with one, five-year extension option. Excess cash flow is required to be swept into a reserve account nine months prior to TaxResources’ lease expiration date unless a Lease Renewal Event has occurred (see “Lockbox / Cash Management” below for details).

Voxpro Group (54,784 square feet; 20.2% of the NRA; 24.1% of underwritten base rent): Voxpro Group (“Voxpro”), based in Ireland, is an international provider of customer experience, technical support and sales operations solutions. Voxpro designs and delivers a range of business services for and on behalf of its partners, such as multilingual customer experience and technical support, trust and safety, risk and fraud activity, social media management, sales, analytics and harnessing product insights. Voxpro was acquired by TELUS International, a subsidiary of TELUS Corporation (NYSE: TU), in August 2017. TELUS International is a global business process and IT outsourcing company with nearly 28,000 employees worldwide. In 2020, TELUS International serviced over 600 clients and reported revenue of $1.6 billion. Voxpro has been located at the Parkshore Plaza Property since 2016 and leases its space through February 2025 with one, five-year extension option. Excess cash flow is required to be swept into a reserve account 12 months prior to Voxpro’s lease expiration date unless a Lease Renewal Event has occurred (see “Lockbox / Cash Management” below for details).

Environmental. According to a Phase I environmental assessment dated September 1, 2021, there was no evidence of any recognized environmental conditions at the Parkshore Plaza Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
94.2%	96.6%	98.1%	94.8%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of June 15, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 5 – Parkshore Plaza

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Verizon Wireless	Baa1/BBB+/A-	59,828	22.0%	$20.10	$1,202,543	18.0%	1/31/2026(4)
TaxResources	NR/NR/NR	55,000	20.3	25.56	1,405,800	21.1	9/30/2027(5)
Voxpro	Baa1/NR/BBB+	54,784	20.2	29.30	1,605,380	24.1	2/28/2025(6)
ONE, Inc.	NR/NR/NR	15,811	5.8	29.40	464,843	7.0	10/31/2025
Principal Financial	Baa1/A-/A	15,395	5.7	30.24	465,545	7.0	9/30/2026
Major Tenants		200,818	74.0%	$25.62	$5,144,111	77.2%

Other Tenants		56,620	20.9%	$26.85	$1,520,019	22.8%

Occupied Collateral Total / Wtd. Avg.		257,438	94.8%	$25.89	$6,664,129	100.0%

Vacant Space		14,046	5.2%

Collateral Total		271,484	100.0%

(1)	Based on underwritten rent roll dated June 15, 2021.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF and UW Base Rent include rent steps of approximately $243,020 through October 2022.

(4)	Verizon Wireless has two, five-year extension options remaining.

(5)	TaxResources has one, five-year extension option.

(6)	Voxpro has one, five-year extension option.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	14,046	5.2%	NAP	NAP	14,046	5.2%	NAP	NAP
2021 & MTM(3)	1	6,256	2.3	$46,099	0.7%	20,302	7.5%	$46,099	0.7%
2022	4	15,619	5.8	443,338	6.7	35,921	13.2%	$489,437	7.3%
2023	5	18,493	6.8	541,775	8.1	54,414	20.0%	$1,031,212	15.5%
2024	2	7,020	2.6	195,830	2.9	61,434	22.6%	$1,227,042	18.4%
2025	5	72,456	26.7	2,128,603	31.9	133,890	49.3%	$3,355,645	50.4%
2026	3	82,594	30.4	1,902,684	28.6	216,484	79.7%	$5,258,329	78.9%
2027	1	55,000	20.3	1,405,800	21.1	271,484	100.0%	$6,664,129	100.0%
2028	0	0	0.0	0	0.0	271,484	100.0%	$6,664,129	100.0%
2029	0	0	0.0	0	0.0	271,484	100.0%	$6,664,129	100.0%
2030	0	0	0.0	0	0.0	271,484	100.0%	$6,664,129	100.0%
2031	0	0	0.0	0	0.0	271,484	100.0%	$6,664,129	100.0%
2032 & Beyond	0	0	0.0	0	0.0	271,484	100.0%	$6,664,129	100.0%
Total	21	271,484	100.0%	$6,664,129	100.0%
(1)	Based on the underwritten rent roll dated June 15, 2021.

(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps of approximately $243,020 through October 2022.

(3)	MTM includes four spaces totaling 4,688 square feet with no leases and no income that are occupied by tenant amenities including a fitness center, tenant lounge, conference room, and management office.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 5 – Parkshore Plaza

Operating History and Underwritten Net Cash Flow
	2018(1)	2019(1)	2020	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place	$5,132,001	$6,008,254	$5,864,309	$5,777,052	$6,421,109	$23.65	82.4%
Rent Steps(4)	0	0	0	0	243,020	0.90	3.1
Vacant Income	0	0	0	0	416,443	1.53	5.3
Gross Potential Rent	$5,132,001	$6,008,254	$5,864,309	$5,777,052	$7,080,573	$26.08	90.9%
Total Reimbursements	342,953	465,823	427,726	355,659	707,324	2.61	9.1
Net Rental Income	$5,474,954	$6,474,077	$6,292,035	$6,132,711	$7,787,897	$28.69	100.0%
Other Income	36,340	33,800	35,098	36,802	35,190	0.13	0.5
(Vacancy/Credit Loss)	0	0	0	0	(584,092)	(2.15)	(7.5)
Effective Gross Income	$5,511,294	$6,507,877	$6,327,133	$6,169,513	$7,238,994	$26.66	93.0%
Total Expenses	$1,867,125	$2,002,162	$1,827,310	$1,834,978	$2,505,648	$9.23	34.6%
Net Operating Income	$3,644,169	$4,505,715	$4,499,823	$4,334,535	$4,733,346	$17.44	65.4%
Total TI/LC, Capex/RR(5)	0	0	0	0	228,744	0.84	3.2
Net Cash Flow	$3,644,169	$4,505,715	$4,499,823	$4,334,535	$4,504,603	$16.59	62.2%
(1)	The increase in 2019 Net Operating Income from 2018 Net Operating Income is primarily driven by significant lease-up that occurred at the Parkshore Plaza Property in 2018 and 2019, as well as the rent commencement of TaxResources in mid-2018.

(2)	TTM represents the trailing 12 months ending June 30, 2021.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rent Steps total approximately $243,020 through October 2022.

(5)	Underwritten Total TI/LC, Capex/RR includes a credit of $400,000 (approximately $1.47 per square foot) associated with the upfront TI/LC reserve deposit in the amount of $4,000,000 (approximately $14.73 per square foot).

The Market. The Parkshore Plaza Property is located in Folsom, Sacramento County, California, approximately 25 miles east of the Sacramento central business district. The Parkshore Plaza Property is situated in the Folsom submarket at the intersection of Folsom Boulevard and Parkshore Drive and is surrounded primarily by retail centers, service businesses, and office properties. Folsom Boulevard, which averages traffic counts of more than 36,300 vehicles per day, serves as a main commercial and entertainment corridor for the area, with Folsom Premium Outlets located along the thoroughfare approximately 1.4 miles to the south of the Parkshore Plaza Property. Primary access to the area is provided by Highway 50, which is less than two miles south of the Parkshore Plaza Property and connects with both Interstate 5 and Interstate 80. Additionally, the Parkshore Plaza Property is adjacent to the Sacramento Regional Transit light rail station, providing a direct link to Downtown Sacramento.

According to a third party market research report, as of the third quarter of 2021, the Sacramento office market had an inventory of approximately 107.0 million square feet, overall vacancy in the market of approximately 10.0% and average asking rent of $27.46 per square foot. As of the third quarter of 2021, the Folsom office submarket had an inventory of approximately 5.7 million square feet, overall vacancy of approximately 4.6% and average asking rent of $28.85 per square foot. Within the Folsom submarket, Class A office space reports a vacancy of approximately 3.3% and average asking rent of $31.11 per square foot. According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius was 10,824, 80,256 and 166,988, respectively. The estimated 2021 median household income within a one-, three- and five-mile radius was $113,734, $96,608 and $102,165, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 5 – Parkshore Plaza

The following table presents certain information relating to comparable office leases for the Parkshore Plaza Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Parkshore Plaza Folsom, CA	1999/2017	271,484(2)	Various	Various	$25.89(2)	Various	Various	Various
Folsom Corporate Center Folsom, CA	2008/NAP	96,022	Micron	96,022	$22.20	Feb-19	9.0 Yrs.	NNN
Low Rise Office Rancho Cordova, CA	1999/NAP	68,000	Regents of University of CA	68,000	$22.80	Jun-20	10.0 Yrs.	Full Service
Gold Point Corporate Center Gold River, CA	2003/NAP	64,654	eHealth Insurance	63,206	$26.04	Jan-20	8.0 Yrs.	Full Service
Prospect Green IV Rancho Cordova, CA	2000/NAP	102,804	Covered CA	64,761	$24.24	Mar-20	7.4 Yrs.	Full Service
Lake Forest Tech Center Folsom, CA	1990/2014	43,702	Answer Home Loans	2,614	$24.00	Jan-19	3.3 Yrs.	Full Service
Broadstone Business Center Folsom, CA	2007/NAP	48,591	Halle Properties	5,219	$25.80	May-20	5.0 Yrs.	Full Service
Folsom Corporate Center Folsom, CA	2003/NAP	151,100	Pediatric Coast Psychiatric Associates	4,525	$29.99	Aug-20	7.3 Yrs.	Full Service
			Trimark Associates	14,846	$26.40	Sep-19	5.4 Yrs.	Full Service
Iron Point Business Park Folsom, CA	1999/NAP	32,478	Ameris Bank	3,622	$28.80	Apr-21	4.2 Yrs.	Full Service
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated June 15, 2021, with rent steps of approximately $243,020 through October 2022.

The Borrower. The borrower is KB Parkshore, DST, a Delaware statutory trust with a Delaware trustee and two independent trustees that satisfy the requirements of an independent director. The borrower has master leased the Parkshore Plaza Property to a master tenant affiliated with the guarantor. The master tenant is structured as a special purpose entity with two independent directors. The master tenant’s interest in all tenant rents was assigned directly to the lender. The master tenant is a party to the deed of trust and cash management agreement. The master lease is subordinate to the Parkshore Plaza Mortgage Loan and, upon an event of default under the Parkshore Plaza Mortgage Loan documents, the lender has the right to cause the termination of the master lease. A non-consolidation opinion was provided in connection with the origination of the Parkshore Plaza Mortgage Loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor and nonrecourse carve-out guarantor of the Parkshore Plaza Mortgage Loan is Jeff Pori, the chief executive officer of Kingsbarn Realty Capital (“Kingsbarn”). Kingsbarn is a private equity firm based in Las Vegas, Nevada that provides direct and indirect structured real estate investments to high net worth individuals, family trusts, foundations and institutional investors through private placements including DST syndications. Kingsbarn’s portfolio spans across the United States with the largest holdings located in the Los Angeles metro area and Sacramento, California. Kingsbarn primarily invests in the office sector, particularly in medical office properties.

Property Management. The Parkshore Plaza Property is managed by KB Property Advisors, LLC, which is an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow $4,000,000 for tenant improvements and leasing commissions, $1,900,000 for replacement reserves, $300,000 for required repairs related to a roof replacement, and approximately $167,864 for real estate taxes.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $41,966.

Insurance Escrows – The borrower is required to make monthly payments of 1/12th of the premiums payable during the next 12 months upon (i) an event of default, (ii) failure by the borrower to provide evidence to the lender that the Parkshore Plaza Property is insured under a blanket policy, or (iii) any cancellation, termination or lapse of insurance coverage.

Replacement Reserve – On the first payment date when the balance of the replacement reserve falls below $750,000 and on each payment date thereafter until the balance of the replacement reserve is at least $750,000, the borrower will be required to escrow monthly the amount of $4,525 for replacement reserves (equal to approximately $0.20 per square foot annually).

TI/LC Reserve – On the first payment date when the balance of the TI/LC reserve falls below $2,200,000 and on each payment date thereafter until the balance of the TI/LC reserve is at least $2,200,000, the borrower will be required to escrow monthly the amount of $33,936 for tenant improvements and leasing commissions (equal to approximately $1.50 per square foot annually).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 5 – Parkshore Plaza

Lockbox / Cash Management. The Parkshore Plaza Mortgage Loan is structured with a hard lockbox and in place cash management. The borrower is required to, or is required to cause the property manager or master tenant to, direct each tenant of the Parkshore Plaza Property to deposit funds directly into the cash management account controlled by the lender. Notwithstanding the foregoing, the borrower, property manager, or master tenant are required to deposit all revenues otherwise received into the cash management account within one business day of receipt. On each business day, all sums on deposit in the cash management account are required to be applied and disbursed in accordance with the Parkshore Plaza Mortgage Loan documents. During the continuance of a Cash Sweep Period (as defined below), any excess cash is required to be held by the lender as additional security for the Parkshore Plaza Mortgage Loan.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the Parkshore Plaza Mortgage Loan documents and will continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the borrower, principal (which is the signatory trustee while the borrower is a Delaware statutory trust), master tenant, or guarantor (in no event will a Cash Sweep Period due to a bankruptcy action of the borrower, principal, master tenant, or guarantor be cured); (iii) the occurrence of any bankruptcy action of the property manager, and will continue until the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; (iv) the date on which the amortizing debt service coverage ratio as calculated in accordance with the Parkshore Plaza Mortgage Loan documents based on the trailing three-month period is less than 1.50x and will continue until the amortizing debt service coverage ratio based on the trailing three-month period is at least 1.55x for two consecutive fiscal quarters; or (v) the occurrence of a Major Tenant Cash Sweep Period (as defined below) and will continue until cured.

A “Major Tenant Cash Sweep Period” will commence upon the occurrence of any of the following: (i) any bankruptcy action of Verizon Wireless, TaxResources, or Voxpro, any successor or assign thereof as tenant under the respective lease, any subsequent tenant under a replacement lease, or any corporate parent (each, a “Major Tenant”); (ii) the continuation of any default by a Major Tenant under its lease beyond any applicable notice and cure period; (iii) the date on which any Major Tenant gives actual or constructive notice that it intends to discontinue its business at its premises; (iv) the date any Major Tenant lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date; (v) the date (a) 12 months prior to the expiration date of the Voxpro lease, (b) nine months prior to the expiration date of the Verizon Wireless lease, (c) nine months prior to the expiration date of the TaxResources lease, and (d) for any applicable replacement tenant, the earlier of (1) the date by which such replacement tenant is required to exercise any remaining extension options under the applicable replacement lease and (2) the date six months prior to the expiration of the applicable replacement tenant lease; or (vi) the date a Major Tenant has vacated, abandoned, ceased ordinary business operations or gone dark for a period of time exceeding six months. A Major Tenant Cash Sweep Period will end upon the following: (A) a Lease Replacement Event (as defined below); (B) with respect to clause (i) above, the date that the applicable Major Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Major Tenant lease pursuant to final non-appealable order of a court of competent jurisdiction; (C) with respect to clause (ii) above, the borrower providing the lender with evidence that such default has been cured and no other default under the applicable Major Tenant lease exists; (D) with respect to clause (iii) above, the applicable Major Tenant has rescinded its notice, resumed and maintained operations for not less than 30 days, and provided to the lender an acceptable tenant estoppel; (E) with respect to clause (v) above, the applicable Major Tenant has renewed its lease on terms reasonably satisfactory to the lender (but not for a term of less than five years or for rent below the then market rental rate) and borrower has delivered to the lender all other requirements under the Parkshore Plaza Mortgage Loan documents (a “Lease Renewal Event”); or (F) with respect to clause (vi) above, the applicable Major Tenant has resumed ordinary business operations at all of the entire Major Tenant premises and has delivered to the lender an acceptable tenant estoppel.

A “Lease Replacement Event” means, with respect to any Major Tenant lease, the date on which (x) the borrower or master tenant has (A) entered into a replacement lease for the entire Major Tenant premises with a satisfactory replacement tenant and on terms acceptable to the lender, (B) delivered to the lender all requirements under the Parkshore Plaza Mortgage Loan documents, and (C) paid all leasing brokerage commissions and tenant improvement costs in connection with the applicable replacement lease and (y) the replacement tenant has taken possession of and is occupying the entire applicable Major Tenant premises, is in occupancy, is open for business and either (1) is paying unabated base rent, (2) is in a free rent or rent concession period not exceeding four months and is paying all additional rent and other changes, or (3) in the event a replacement lease provides for a period of free rent or rent concession exceeding four months, the borrower has deposited a letter of credit with the lender in an amount equal to the abated rent.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 6 – HQ @ First

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 6 – HQ @ First

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 6 – HQ @ First

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 6 – HQ @ First

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA):	BBB-(sf)/BBB(sf)	Title:	Fee
Original Principal Balance(1):	$42,300,000	Property Type – Subtype:	Office - CBD
Cut-off Date Principal Balance(1):	$42,300,000	Net Rentable Area (SF):	603,666
% of IPB:	3.9%	Location:	San Jose, CA
Loan Purpose:	Acquisition	Year Built / Renovated:	2010 / 2018
Borrower:	KRE HQ at First Owner LLC	Occupancy:	100.0%
Borrower Sponsor:	KKR Real Estate Select Trust Inc.	Occupancy Date:	7/30/2021
Interest Rate:	2.97000%	4th Most Recent NOI (As of)(3):	NAV
Note Date:	7/30/2021	3rd Most Recent NOI (As of)(3):	NAV
Anticipated Repayment Date(2):	8/1/2031	2nd Most Recent NOI (As of)(3):	$18,971,144 (12/31/2019)
Interest-only Period:	120 months	Most Recent NOI (As of)(3)(4):	$23,458,885 (12/31/2020)
Original Term:	120 months	UW Economic Occupancy:	100.0%
Original Amortization Term:	None	UW Revenues:	$38,884,221
Amortization Type:	Interest Only - ARD	UW Expenses:	$10,300,095
Call Protection:	L(24),YM1(89),O(7)	UW NOI(4):	$28,584,126
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$28,463,393
Additional Debt(1):	Yes	Appraised Value / Per SF:	$538,000,000 / $891
Additional Debt Balance(1):	$187,700,000 / $178,000,000	Appraisal Date:	7/19/2021
Additional Debt Type(1):	Pari Passu / Subordinate

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$381	$676
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$381	$676
Replacement Reserves:	$0	$0	N/A	Cut-off Date LTV:	42.8%	75.8%
TI/LC Reserve:	$0	$0	N/A	Maturity Date LTV:	42.8%	75.8%
Other:	$0	$0	N/A	UW NCF DSCR:	4.11x	2.32x
				UW NOI Debt Yield:	12.4%	7.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$230,000,000	42.3%	Purchase Price	$535,000,000	98.3%
Subordinate Notes	178,000,000	32.7	Closing Costs	9,341,719	1.7
Borrower Sponsor Cash Contribution	136,341,719	25.0
Total Sources	$544,341,719	100.0%	Total Uses	$544,341,719	100.0%
(1)	The HQ @ First Mortgage Loan (as defined below) is part of a whole loan evidenced by six senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $230.0 million (the “HQ @ First Senior Notes”) and two pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $178.0 million (“HQ @ First Subordinate Companion Notes”). The Financial Information in the chart above reflects the Cut-off Date Balances of the HQ @ First Senior Notes and the HQ @ First Whole Loan (as defined below).

(2)	The HQ @ First Whole Loan has an anticipated repayment date (the “ARD”) of August 1, 2031, and a final maturity date of November 1, 2034, and requires interest only payments on each due date up to but not including the ARD. From and after the ARD, interest will accrue on the outstanding principal amount of the HQ @ First Whole Loan at 5.97000%.

(3)	Historical NOI prior to 2019 is unavailable due to unavailable information on tenants that occupied the HQ @ First Property (as defined below) prior to Micron Technology, Inc. (“Micron”). The increase in NOI from 2019 to 2020 is primarily associated with Micron’s rent abatement ending in January 2020 in the 120-130 Holger building and the rent abatement ending in the 110 Holger building in September 2020.

(4)	The increase in UW NOI from Most Recent NOI is primarily associated with the inclusion of contractual rent steps and straight line rent for Micron.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The HQ @ First mortgage loan (the “HQ @ First Mortgage Loan”) is a $42.3 million part of a fixed rate whole loan secured by the borrower’s fee interest in a 603,666 square foot office property located in San Jose, California (the “HQ @ First Property”). The HQ @ First Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“Barclays”) and JPMorgan Chase Bank, National Association (“JPMCB”). The HQ @ First Mortgage Loan is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $408.0 million (the “HQ @ First Whole Loan”) consisting of six senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $230.0 million and two pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $178.0 million. The HQ @ First Mortgage Loan is evidenced by the non-controlling Notes A-2-C1 and A-2-C2, with an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 6 – HQ @ First

aggregate outstanding principal balance as of the Cut-off Date of $42.3 million. The HQ @ First Whole Loan is serviced pursuant to the trust and servicing agreement for the KREST 2021-CHIP transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—HQ @ First Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The HQ @ First Whole Loan has a ten-year term to the ARD, is interest-only for the full term of the loan and accrues interest on an Actual/360 basis. The HQ @ First Whole Loan requires interest only payments on each due date at an initial interest rate of 2.97000% up to but not including the ARD. From and after the ARD, (i) interest will accrue on the outstanding principal amount of the HQ @ First Whole Loan at 5.97000% (the “Adjusted Interest Rate”), compounded monthly, but the borrower will be required to continue to make payments of interest in an amount equal to the interest accrued at the initial interest rate, with the difference between interest accrued at the Adjusted Interest Rate and interest accrued at the initial interest rate being deferred and paid at maturity (such deferred amount, “Accrued Interest”); and (ii) excess cash flow will be applied first to the outstanding principal amount of the HQ @ First Whole Loan until the amount thereof has been reduced to $0, then to Accrued Interest until the amount thereof has been reduced to $0. On or after the monthly payment date in September 2023, the HQ @ First Whole Loan may be voluntarily prepaid, in whole (but not in part), with a prepayment fee equal to the greater of a yield maintenance premium amount or 1.0% of the unpaid principal balance of the HQ @ First Whole Loan as of the prepayment date. On or after the monthly payment date in February 2031, the HQ @ First Whole Loan may be voluntarily prepaid in whole (but not in part) without penalty.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S, A-2-S	$89,000,000	$89,000,000	KREST 2021-CHIP	Yes
A-1-C1, A-1-C2	$98,700,000	$98,700,000	Benchmark 2021-B29	No
A-2-C1, A-2-C2	$42,300,000	$42,300,000	BBCMS 2021-C12	No
Total Senior Notes	$230,000,000	$230,000,000
B-1-S, B-2-S	$178,000,000	$178,000,000	KREST 2021-CHIP	Yes
Whole Loan	$408,000,000	$408,000,000

The Property. The HQ @ First Property is a 603,666 square foot, LEED Gold office complex and parking garage located in San Jose, California. The HQ @ First Property also contains areas built out for a data center and research/lab space. Built in 2010, the HQ @ First Property includes ceiling heights spanning 13.5 to 15 feet, an on-site solar farm and a panoramic window system providing natural light and San Francisco Bay and Silicon Valley hill views. Amenities at the HQ @ First Property include 1,863 parking spaces (approximately 3.1 per 1,000 square foot), a 110-seat theatre, a 300+ seat cafeteria, conference rooms, a 2,000 server rack data center, a fully functioning solar farm that provides enough electricity to completely power the 120 Holger Way property, and a fully equipped fitness center with locker rooms and a basketball court. The 110 Holger Way property houses the HQ @ First Property’s data center and research/lab space.

The HQ @ First Whole Loan is secured, in part, by the borrower’s fee interest in a parking garage that is subject to a condominium regime consisting of two condominium units. The unit consisting of the parking garage is owned by the borrower, and the other unit is owned by an unaffiliated third party. The related condominium declaration provides that the condominium regime has two directors of the condominium association consisting of a managing director and a non-managing director. The managing director is appointed by the borrower and is authorized to act on the association’s behalf generally without authorization of the non-managing director. See “Description of the Mortgage Pool—Condominium Interests and Other Shared Interests” in the Preliminary Prospectus for additional information.

Major Tenant.

Micron (603,666 square feet; 100.0% of the NRA; 100.0% of underwritten base rent; Moody’s/S&P/Fitch: Baa3/BBB-/BBB-) The HQ @ First Property is 100% leased to Micron. Micron (NYSE: MU) is a Fortune 500 Company that is the fourth largest semiconductor company in the world with revenues of approximately $7.4 billion in the third fiscal quarter of 2021 and a market capitalization of approximately $74.3 billion as of October 13, 2021. Micron currently has approximately 40,000 employees across 17 countries with 13 manufacturing sites globally. Micron has 12 core products across memory, storage, and advanced data solutions protected by approximately 44,000 patents and has numerous other patents currently pending.

In 2018, Micron executed a 16-year lease for 100.0% of the HQ @ First Property and utilizes the space as its Silicon Valley headquarters. The HQ @ First Property houses critical engineering functions and serves as Micron’s meeting place between customers and engineers in and around Silicon Valley. Over the last 10 years, Micron’s workforce has grown by approximately 54.0%. In October 2019, Micron subleased 172,405 square feet (28.6% of NRA) to Zscaler, Inc. through September 2026 at a rent 4.6% above Micron’s rent. The subtenant, Zscaler, Inc. (“Zscaler”) (NASDAQ: ZS) is a publicly traded cloud computing company that reported $673.1 million of revenue for the fiscal year ending July 31, 2021 and a market capitalization of approximately $41.4 billion as of October 20, 2021. Zscaler uses a portion of the 120 Holger Way property as its headquarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 6 – HQ @ First

COVID-19 Update. As of November 1, 2021, the HQ @ First Whole Loan is not subject to any forbearance, modification, or debt service relief request. The September debt service payment was made, and the tenant is current on rent.

Environmental. According to a Phase I environmental assessment dated June 25, 2021, there was no evidence of any recognized environmental conditions at the HQ @ First Property.

Historical and Current Occupancy
2019(1)	2020(1)	Current(2)
100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of July 30, 2021.

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)(3)(4)	UW Base Rent(1)(3)(4)	% of Total UW Base Rent(1)(3)(4)	Lease Expiration Date
Micron	110 Holger Way	Baa3/BBB-/BBB-	140,043	23.2%	$41.38	$5,794,979	23.2%	12/31/2034
Micron(5)	120 Holger Way	Baa3/BBB-/BBB-	227,583	37.7%	$41.38	$9,417,385	37.7%	12/31/2034
Micron	130 Holger Way	Baa3/BBB-/BBB-	236,040	39.1%	$41.38	$9,767,335	39.1%	12/31/2034

Occupied Collateral Total / Wtd. Avg.			603,666	100.0%	$41.38	$24,979,699	100.0%

Vacant Space			0	0.0%

Collateral Total			603,666	100.0%

(1)	Based on the underwritten rent roll as of July 30, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown whether or not the parent company guarantees the lease.

(3)	UW Base Rent PSF and UW Base Rent are inclusive of contractual rent steps through January 2022 accounting for $730,436 of underwritten base rent. UW Base Rent is exclusive of any premiums attributable to straight line credit for investment grade tenants taken through the ARD.

(4)	UW Base Rent is exclusive of any rental premiums associated with the in-place sublease to Zscaler at the 120 Holger Way property. As of the Cut-Off Date contractual rental premiums associated with the in-place sublease in aggregate are equal to $189,301. The Zscaler rental premium represents Micron’s in-place rent at the end of the corresponding lease year as Zscaler corresponding expansions are scheduled to take place in between lease years.

(5)	Pursuant to the terms of the in-place sublease, as of the Cut-off Date, Zscaler subleases 103,443 square feet at the 120 Holger Way property on floors 5-7. The in-place sublease is structured such that Zscaler is contractually obligated to expand into a 34,481 square foot space on the 4th floor on October 1, 2022 and into a 34,481 square foot space on the 3rd floor on October 1, 2025. The in-place sublease is set to expire on September 30, 2026 with two, one-year options to renew. There are no termination options associated with the in-place sublease (except for certain termination options following a major casualty/condemnation event) and the sublease rent represents a $370,671 premium in contractual rent from the Micron space upon Zscaler taking full possession of the aforementioned space by sublease term end.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – HQ @ First

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2032 & Beyond	1	603,666	100.0	$24,979,699	100.0%	603,666	100.0%	$24,979,699	100.0%
Total	1	603,666	100.0%	$24,979,699	100.0%
(1)	Based on the underwritten rent roll as of July 30, 2021.

(2)	UW Base Rent Expiring includes rent steps through January 2022 totaling $730,436 and is exclusive of any premiums attributable to straight line credit for investment grade tenants taken through the ARD.

(3)	UW Base Rent Expiring is exclusive of any rental premiums associated with the in-place sublease to Zscaler at the 120 Holger Way property. As of the Cut-Off Date contractual rental premiums associated with the in-place sublease in aggregate are equal to $189,301. The Zscaler rental premium represents Micron’s in-place rent at the end of the corresponding lease year as Zscaler corresponding expansions are scheduled to take place in between lease years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 6 – HQ @ First

Operating History and Underwritten Net Cash Flow(1)
	2019(2)	2020(2)(3)	Underwritten(3)	Per Square Foot	%(4)
Base Rent	$18,986,269	$23,542,974	$24,249,263	$40.17	62.4%
Rent Steps	0	0	730,436	1.21	1.9
Straight Line Rent(5)	0	0	3,653,990	6.05	9.4
Vacant Income	0	0	0	0.00	0.0
Gross Potential Rent	$18,986,269	$23,542,974	$28,633,689	$47.43	73.6%
Total Reimbursements(6)	5,300,575	8,870,807	10,204,095	16.90	26.2
Total Other Income(7)	57,533	62,357	46,437	0.08	0.1
Net Rental Income	$24,344,378	$32,476,138	$38,884,221	$64.41	100.0%
(Vacancy/Credit Loss)(8)	0	0	0	0.00	0.0
Effective Gross Income	$24,344,378	$32,476,138	$38,884,221	$64.41	100.0%
Total Expenses	5,373,234	9,017,253	10,300,095	17.06	26.5
Net Operating Income	$18,971,144	$23,458,885	$28,584,126	$47.35	73.5%
Total TI/LC, Capex/RR	0	0	120,733	0.20	0.3
Net Cash Flow	$18,971,144	$23,458,885	$28,463,393	$47.15	73.2%
(1)	Based on the underwritten rent roll as of July 30, 2021.

(2)	The increase in NOI from 2019 to 2020 is primarily associated with Micron’s rent abatement ending in January 2020 in the 120-130 Holger building and the rent abatement ending in the 110 Holger building in September 2020.

(3)	The increase in Underwritten NOI from 2020 NOI is primarily associated with the inclusion of contractual rent steps and straight line rent for Micron.

(4)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(5)	Straight-line rents for Micron (as an investment grade tenant) were applied through the ARD.

(6)	Reimbursements are exclusive of management fees and parking expenses. Reimbursements are inclusive of Micron’s contractual obligation to pay 3.0% of base rent to the borrower for management costs.

(7)	Other income includes income related to a rooftop lease to AT&T and reimbursements for CAM expenses associated with the 180 parking spaces leased by the borrower sponsor to the adjacent retail and hotel.

(8)	No vacancy was underwritten due to Micron’s investment grade ratings, Micron leasing 100% of the space, and Micron having no termination options.

The Market. The HQ @ First Property is located south of Highway 237 in the North San Jose office submarket within San Jose. The HQ @ First Property is accessible via Interstate 237, Highways 880, 680 and 101 as well as the VTA Light Rail, which provides linkage to Caltrain, giving the HQ @ First Property access to the entire Bay Area. The HQ @ First Property is also approximately 9.2 miles away from the San Jose International Airport and the Milpitas BART Station. The submarket stretches from Downtown San Jose to the Bayshore between Santa Clara directly west and Milpitas and Berryessa to the east. According to the appraiser, the North San Jose office submarket is ranked seventh in inventory in the metro area. The North San Jose office submarket accounts for approximately 6.0% of overall building inventory in the market, which represents approximately 6.4% of the total unit inventory. According to the appraiser, the Northern San Jose submarket saw overall office rents increase from $40.20 per square foot in 2019 to $46.68 per square foot in 2020, representing a 16.1% increase. Additionally, North San Jose has been demonstrated to be more affordable than other areas of Silicon Valley, such that tenants looking to limit costs are drawn to the submarket. Asking rents in North San Jose average approximately $46.44 per square foot as of the first quarter of 2021, which ranks among the least expensive across the metro and is approximately $15 per square foot below the metro average of $61.44 per square foot. North San Jose is one of the least supply-constrained submarkets in the metro area and has seen urban redevelopment projects and significant supply growth from 2016-2018. The supply growth has contributed to a current vacancy of 14.7% for class four- and five-star properties. Prior to the onset of the COVID-19 pandemic, nearly all the office assets traded in North San Jose were fully leased.

The following table presents certain information relating to the appraisal’s market rent conclusion for the HQ @ First Property:

Market Rent Summary(1)
Market/ Submarket	Inventory (SF)	Direct Vacancy Rate	Absorption (SF)	Deliveries (SF)	Under Construction	Asking Rent PSF
Silicon Valley	63,754,899	11.2%	(184,348)	298,472	7,627,702	$61.44
North San Jose	4,092,705	19.8%	(7,843)	0	611,335	$46.44

(1)	Based on the appraisal dated July 28, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – HQ @ First

The following table presents certain information relating to comparable office leases for the HQ @ First Property:

Comparable Office Leases(1)

Property / Location	SF	Year Built / Renovated	Tenant	Base Rent PSF	Commencement Date	Structure
HQ @ First San Jose, CA	603,666(2)	2010 / 2018(1)	Micron(2)	$40.17(2)	Jan-2019(2)	NNN(2)
1193 Coleman Ave San Jose, CA	643,990	2022 / N/A	Verizon Communications	$51.00	Jan-2022	NNN
Nokia Sunnyvale, CA	231,000	2021 / NAV	Nokia	$52.80	Oct-2021	NNN
Corporate Technology 1A San Jose, CA	45,831	1999 / NAV	Raytheon Company	$36.60	Jul-2020	NNN
The Offices at Santana Row San Jose, CA	301,000	2019 / NAV	Splunk	$45.60	Mar-2019	NNN
River Corporate Center – Building 3 Santa Clara, CA	204,000	2019 / NAV	Santa Clara County	$35.40	Mar-2019	NNN
America Center – Building 3 Santa Clara, CA	228,725	2017 / NAV	Hewlett Packard Enterprise	$39.60	Jan-2019	NNN
5490 Great America Parkway Santa Clara, CA	227,000	2016 / N/A	Verb Surgical	$43.20	Jan-2019	NNN
2555-2565 Augustine Drive Santa Clara, CA	440,312	2017 / N/A	Analog Devices	$41.88	Mar-2018	NNN
(1)	Source: Appraisal dated July 28, 2021.

(2)	Based on underwritten rent roll as of July 30, 2021.

The following table presents certain information relating to comparable office sales for the HQ @ First Property:

Comparable Office Sales(1)

Property	SF	Year Built / Renovated	Occupancy	Sale Date	Price	Price PSF	Cap Rate
HQ @ First(2)	603,666(2)	2010 / 2018	100.0%(2)	Jul-2021(3)	$535,000,000	$886	4.50%
750 Moffet Blvd	222,000	2021 / NAV	100.0%	Jul-2021	$282,600,000	$1,273	4.22%
Raytheon Office	142,710	2000 / NAV	100.0%	Jun-2020	$95,200,000	$667	NAV
Creekside Office Park	177,815	2017 / N/A	100.0%	Mar-2020	$139,000,000	$782	5.80%
2225 Lawson Lane	328,867	2012 / NAV	100.0%	Feb-2020	$276,300,000	$840	4.80%
Koll Center – Sierra Point	90,000	1986 / 2017	100.0%	Jun-2019	$77,000,000	$856	4.40%
The Campus @ 3333 Phase III	941,005	2017 / N/A	100.0%	Sep-2017	$610,000,000	$648	5.90%
111 Albright Way	285,929	2017 / N/A	100.0%	May-2017	$196,907,000	$689	5.90%
410-430 N Mary Avenue	349,758	1989 / NAV	100.0%	Feb-2017	$290,700,000	$831	5.20%
(1)	Source: Appraisal dated July 28, 2021.

(2)	Based on underwritten rent roll as of July 30, 2021.

(3)	Source: The borrower sponsor.

The Borrower. The borrower is KRE HQ at First Owner LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the HQ @ First Whole Loan.

The Borrower Sponsor. The borrower sponsor is KKR Real Estate Select Trust Inc., an affiliate of KKR & Co. Inc. (“KKR”) (NYSE: KKR). Founded in 1976, KKR is a global investment firm with approximately $429 billion in assets under management as of June 30, 2021. KKR manages multiple alternative asset classes, including private equity, energy, infrastructure, real estate and credit, with strategic manager partnerships that manage hedge funds. KKR’s real estate platform has over $32 billion in assets under management as of June 30, 2021. At loan origination, KKR invested approximately $136.3 million of equity into the HQ @ First Property. KKR Real Estate Select Trust Inc., a Maryland corporation, will be the non-recourse carveout guarantor (the “Guarantor”). The borrower will have the right at any time, without the consent of the lender, to replace the Guarantor with (i) KKR and/or (ii) an affiliate of KKR or KKR Real Estate Select Trust Inc. (an entity described in clause (i) or (ii), a “Replacement Affiliate Guarantor”); provided that in the case of any Replacement Affiliate Guarantor(s) in clause (i) and (ii) of the foregoing, such Replacement Affiliate Guarantor(s), in the aggregate, satisfy the net worth threshold set forth in the HQ @ First Whole Loan documents (exclusive of its interest in and any liabilities relating to the HQ @ First Property from and after the date that is 18 months after origination). The Guarantor’s liability for full recourse events under the recourse

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – HQ @ First

guaranty is limited to 15% of the outstanding principal balance of the HQ @ First Whole Loan as of the date of the applicable event, plus reasonable out of pocket costs and expenses actually incurred by the lender in the enforcement of the guaranty and the preservation of the lender’s rights thereunder. In addition, the related environmental indemnity provides that for so long as a PLL Policy (as defined in the HQ @ First Whole Loan documents) is in place, the non-recourse carveout guarantor’s obligations and liabilities under the environmental indemnity will be limited to losses that are excluded from coverage under the terms of such PLL Policy. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

Property Management. The HQ @ First Property is currently managed by Drawbridge Realty Management, LLC pursuant to a management agreement and sub-managed by G&E Real Estate Management Services, Inc. pursuant to a sub-management agreement.

Escrows and Reserves.

Tax Escrows – During the continuance of a Cash Sweep Period (as defined below), the borrower is required to deposit monthly 1/12th of the annual estimated real estate taxes.

Insurance Escrows – During the continuance of a Cash Sweep Period, the borrower is required to deposit monthly 1/12th of the annual estimated insurance premiums.

Provided that no event of default has occurred and is continuing, if (A)(1) the tenant under any lease is responsible for paying taxes and other charges to the applicable government authority pursuant to its lease and is not in material default thereunder, or (2) the borrower has paid taxes and other charges to the applicable government authority prior to delinquency and (B) the borrower provides reasonable evidence to the lender that such taxes and other charges have been paid prior to delinquency, then the borrower will not be required to escrow such taxes and other charges to the extent so paid.

Lockbox / Cash Management. The HQ @ First Whole Loan is structured with a hard lockbox and springing cash management. Revenues from the HQ @ First Property are required to be deposited into the lockbox account directly by tenants and any funds received by the borrower and property manager are required to be deposited within two business days of receipt. Funds deposited in the lockbox account are required to be swept as directed by the borrower into the borrower’s operating account, unless a Cash Sweep Period has occurred and is continuing, in which case such funds are required to be swept on a daily basis into the cash management account and applied and disbursed in accordance with the HQ @ First Whole Loan documents.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing until the earlier of (a) the date of the related Cash Sweep Event Cure (as defined below), or (b) until payment in full of all principal and interest on the HQ @ First Whole Loan and all other amounts payable under the HQ @ First Whole Loan documents or repayment of the HQ @ First Whole Loan in accordance with the terms and provisions of the HQ @ First Whole Loan documents.

A “Cash Sweep Event” means the occurrence of: (a) an event of default; (b) any bankruptcy action of the borrower; (c) the debt yield being less than 5.25% for two consecutive calendar quarters (a “Debt Yield Trigger Event”); (d) the commencement of a Lease Sweep Period (as defined below); or (e) August 1, 2031 (an “ARD Trigger Event”).

A “Cash Sweep Event Cure” means (a) if the Cash Sweep Event is caused solely by the occurrence of a Debt Yield Trigger Event, the achievement of a debt yield of 5.25% for three consecutive calendar months or (b) if the Cash Sweep Event is caused by an event of default, the acceptance by the lender of a cure of such event of default (which the lender may reject or accept in its sole and absolute discretion) or waiver by the lender of such event of default in lender’s sole and absolute discretion, or (c) if the Cash Sweep Event is caused solely by a Lease Sweep Period, the Lease Sweep Period has ended. In no event is the borrower entitled to cure a Cash Sweep Event caused by a bankruptcy action of the borrower or an ARD Trigger Event.

A “Lease Sweep Period” will commence on the first due date following the occurrence of a Lease Sweep Trigger Event (as defined below) and end upon the occurrence of the related Lease Sweep Cure Event (as defined below).

A “Lease Sweep Trigger Event” means the occurrence of any of the following: (a) an insolvency proceeding by Micron, as more fully described in the HQ @ First Whole Loan documents (a “Lease Sweep Tenant Party Insolvency Proceeding”), (b) any default under Micron’s lease (the “Existing Lease”), as more fully described in the HQ @ First Whole Loan documents (an “Existing Lease Default Trigger Event”) and (c) Micron discontinuing or giving notice of its intent to discontinue its operations at 50% or more of its leased premises, as more fully described in the HQ @ First Whole Loan documents (an “Existing Tenant Go-Dark Trigger Event”).

A “Lease Sweep Cure Event” means the occurrence of the following: if the Lease Sweep Period commenced solely as a result of the occurrence of (a) a Lease Sweep Tenant Party Insolvency Proceeding involving Micron (“Lease Sweep Tenant Party”), (i) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated without any modification to the Existing Lease or the Existing Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (ii) the Existing Lease has been assumed and assigned to an investment grade entity that is reasonably acceptable to the lender in a manner reasonably satisfactory to the lender; (b) an Existing Lease Default Trigger Event, (i) the date on which the subject default has been cured (and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – HQ @ First

no other default under the Existing Lease then exists) or (ii) the borrower has entered into one or more replacement leases with respect to the portion of Micron’s premises for which Micron has discontinued its operations or its lease has expired or been terminated, satisfactory to the lender in accordance with the HQ @ First Whole Loan documents (a “Qualified Replacement Lease Cure Event”); and (c) an Existing Tenant Go-Dark Trigger Event, (i) the entirety of Micron’s premises in which Micron has discontinued its operations has been sublet to an investment grade entity that has accepted delivery thereof and such investment grade entity is paying full unabated rent at a contract rate no less than the contract rate then required under the Existing Lease with respect to such premises or (ii) a related Qualified Replacement Lease Cure Event has occurred.

Subordinate and Mezzanine Debt. The HQ @ First Property also secures the HQ @ First Subordinate Companion Notes, which have an aggregate Cut-off Date principal balance of $178,000,000. The HQ @ First Subordinate Companion Notes accrue interest at the initial interest rate prior to the ARD and the Adjusted Interest Rate after the ARD. The HQ @ First Senior Notes are senior in right of payment to the HQ @ First Subordinate Companion Notes.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 7 – 399 Jefferson Road

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 7 – 399 Jefferson Road

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 7 – 399 Jefferson Road

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$37,000,000	Title:	Fee
Cut-off Date Principal Balance:	$37,000,000	Property Type - Subtype:	Office – Suburban
% of IPB:	3.4%	Net Rentable Area (SF):	206,155
Loan Purpose:	Refinance	Location:	Parsippany, NJ
Borrower:	Jeffroad Green, LLC	Year Built / Renovated:	1968 / 2012
Borrower Sponsors:	Eugene R. Diaz, Edwin H. Cohen and James Riordan	Occupancy:	100.0%
Interest Rate:	4.19000%	Occupancy Date:	8/31/2021
Note Date:	10/26/2021	4th Most Recent NOI (As of):	$3,781,817 (12/31/2018)
Maturity Date:	11/1/2031	3rd Most Recent NOI (As of):	$4,027,463 (12/31/2019)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$4,054,917 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$4,002,441 (TTM 6/30/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	90.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$5,807,433
Call Protection:	L(24),D(93),O(3)	UW Expenses:	$2,229,257
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,578,176
Additional Debt:	No	UW NCF:	$3,293,682
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$54,400,000 / $264
Additional Debt Type:	N/A	Appraisal Date:	8/13/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$179
Taxes:	$54,432	$54,432	N/A	Maturity Date Loan / SF:	$144
Insurance:	$6,500	$6,500	N/A	Cut-off Date LTV:	68.0%
Replacement Reserves:	$3,436	$3,436	$164,924	Maturity Date LTV:	54.4%
TI/LC:	$20,273	$20,273	N/A	UW NCF DSCR:	1.52x
Outstanding TI:	$1,039,310	N/A	N/A	UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,000,000		100.0%	Payoff Existing Debt	$35,430,648	95.8%
				Upfront Reserves	1,123,951	3.0
				Closing Costs	313,924	0.8
				Return of Equity	131,477	0.4
Total Sources	$37,000,000		100.0%	Total Uses	$37,000,000	100.0%

(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 399 Jefferson Road mortgage loan (the “399 Jefferson Road Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a 206,155 square foot office property located in Parsippany, New Jersey (the “399 Jefferson Road Property”). The 399 Jefferson Road Mortgage Loan was originated by KeyBank and has an outstanding principal balance as of the Cut-off Date of $37.0 million. The 399 Jefferson Road Mortgage Loan has a 10-year term and amortizes on a 30-year schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 7 – 399 Jefferson Road

The Property. The 399 Jefferson Road Property is a 206,155 square foot, Class A, office property located on a 21.96-acre parcel in Parsippany, New Jersey. The 399 Jefferson Road Property consists of one single-story building constructed in 1968, renovated in 2012 and 100.0% occupied by two tenants. The improvements are comprised of approximately 75% office and 25% research and development space. The research and development space contains 16-24 foot ceiling heights and four loading docks. The 399 Jefferson Road Property contains 1,018 parking spaces, resulting in a parking ratio of 4.9 parking spaces per 1,000 square feet of net rentable area.

The borrower sponsor acquired the 399 Jefferson Road Property as a vacant building in 2010 and subsequently Pinnacle Foods leased 85,000 square feet at the 399 Jefferson Road Property, then expanded their space to approximately 104,000 square feet in early 2011. In 2012, EBI, LLC (“Zimmer Biomet”) leased approximately 102,000 square feet of space, which included 28,000 square feet of additional space the borrower sponsor constructed, and consequently the 399 Jefferson Road Property became 100.0% leased. Since acquisition in 2010, the borrower sponsor reports investing approximately $35.95 million in capital improvements at the 399 Jefferson Road Property.

COVID-19 Update. As of October 20, 2021, the 399 Jefferson Road Property is open and operating. Tenants representing approximately 100% of the occupied square footage at the 399 Jefferson Road Property and approximately 100% of the underwritten base rent made their September 2021 and October 2021 rental payments. As of the date of this term sheet, the 399 Jefferson Road Mortgage Loan is not subject to any modification or forbearance requests.

Major Tenants.

Remarkable Foods (subleased from Conagra Brands, Inc.) (103,931 square feet; 50.4% NRA; 47.5% of underwritten base rent): Remarkable Foods, founded in 2018 and launched in June 2020 as Wonder, strives to deliver restaurant quality meals to customers’ homes. Wonder acquired exclusive long-standing rights to many chef’s and restaurant’s recipes, such as Bobby Flay, Nancy Silverton, Jonathan Waxman, Daisuke Nakazawa, Michael Symon, Marc Murphy, Seamus Mullen, Thomas Chen and JJ Johnson across many cuisines, such as American, Italian, Mexican, Spanish, Japanese, Middle Eastern, and Thai. The food is prepped at large-scale automated central kitchens, then finished and delivered in mobile kitchens located in neighborhoods. This process allows Wonder to deliver meals without having to inflate the menu prices and charge delivery fees. Wonder’s current service area is in select neighborhoods in Northern New Jersey.

Remarkable Foods currently leases its space at the 399 Jefferson Road Property via a sublease with Pinnacle Foods which was purchased by Conagra Brands, Inc. (“Conagra”) (NYSE: CAB; rated Baa3/BBB-/BBB- by Moody’s/S&P/Fitch). The Conagra lease contract rent is $25.00 per square foot and the lease expiration date is April 15, 2023. Under the sublease agreement, Remarkable Food pays $14.50 per square foot. Remarkable Foods executed a direct lease with the borrower for $26.00 per square foot which commences on April 16, 2023, contains annual 2% rental increases, expires on April 15, 2031, has two five-year renewal options and no termination options. The lease was underwritten at $25.00 per square foot. Remarkable Foods posted an evergreen letter of credit in the amount of $3 million and is required to increase the amount to $4.5 million by June 21, 2022, with an expiration date (or renewals thereof) no earlier than July 15, 2041. Provided no event of default has occurred and is continuing Remarkable Foods has the right to reduce the letter of credit to $1.5 million upon tenant becoming a publicly traded entity with an investment grade rating by two rating agencies, or if tenant is acquired by an investment grade entity that guarantees the lease. Landlord will have the right to draw down such letter of credit to compensate or reimburse Landlord if base rent, additional rent, or other sum payable by tenant to landlord is not paid when due, following the expiration of any applicable grace and notice periods expressly set forth in the lease, or if landlord makes any payments on behalf of tenant, or tenant fails to perform any of its obligations under the lease. The letter of credit was assigned to the lender.

Zimmer Biomet (102,224 square feet; 49.6% NRA; 52.5% of underwritten base rent): Zimmer Biomet Holdings, Inc. (NYSE: ZBH; rated Baa3/BBB/BBB by Moody’s/S&P/Fitch) together with its subsidiaries, designs, manufactures, and markets musculoskeletal healthcare products and solutions in the Americas, Europe, the Middle East, Africa, and the Asia Pacific. The company provides orthopedic reconstructive products, such as knee and hip replacement products; S.E.T. products, including sports medicine, biologics, foot and ankle, extremities, and trauma products; spine products comprising medical devices and surgical instruments; and face and skull reconstruction products, as well as products that fixate and stabilize the bones of the chest to facilitate healing or reconstruction after open heart surgery, trauma, or for deformities of the chest. It also offers dental reconstructive implants, and dental prosthetic and regenerative products, as well as surgical, bone cement, and office-based technology products. Zimmer Biomet Holdings, Inc. was founded in 1927 and is headquartered in Warsaw, Indiana.

Zimmer Biomet leases its space under a 15-year lease that expires July 31, 2028 with two, five-year extension options and no termination options. Zimmer Biomet posted an evergreen letter of credit in the amount of $5,213,424. Provided no event of default has occurred and is continuing Zimmer Biomet has the right to reduce the letter of credit to $1.0 million if the tenant’s investment grade rating increases to “A3” or better by Moody’s. Landlord has the right to draw down such letter of credit to compensate or reimburse Landlord if base rent, additional rent, or other sum payable by tenant to landlord is not paid when due, following the expiration of any applicable grace and notice periods expressly set forth in the lease, or if landlord makes any payments on behalf of tenant, or tenant fails to perform any of its obligations under the lease. The letter of credit was assigned to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 7 – 399 Jefferson Road

Environmental. According to a Phase I environmental assessment dated August 4, 2021, there was no evidence of any recognized environmental conditions at the 399 Jefferson Road Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of August 31, 2021.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Remarkable Foods(3)	NR / NR / NR	103,931	50.4%	$25.00	$2,598,275	47.5%	4/15/2031
Zimmer Biomet	Baa3 / BBB / BBB	102,224	49.6%	28.11	2,873,517	52.5%	7/31/2028
Occupied Collateral Total		206,155	100.0%	$26.54	$5,471,792	100.0%

Vacant Space		0	0.0%

Collateral Total		206,155	100.0%

(1)	Based on the underwritten rent roll dated August 31, 2021.

(2)	UW Base Rent PSF and UW Base Rent includes straight-line rent for Zimmer Biomet totaling $113,469.

(3)	Pinnacle Food (acquired by Conagra; Moody’s Baa3, S&P BBB-, Fitch BBB-) leases the space for $25.00 PSF and subleases the space to Remarkable Foods for $14.50 PSF through 4/15/2023. The Remarkable Foods direct lease commences on 4/16/2023, has a rental rate of $26.00 PSF and expires 4/15/2031.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	1	102,224	49.6	2,873,517	52.5	102,224	49.6%	$2,873,517	52.5%
2029	0	0	0.0	0	0.0	102,224	49.6%	$2,873,517	52.5%
2030	0	0	0.0	0	0.0	102,224	49.6%	$2,873,517	52.5%
2031	1	103,931	50.4	2,598,275	47.5	206,155	100.0%	$5,471,792	100.0%
2032 & Beyond	0	0	0.0	0	0.0	206,155	100.0%	$5,471,792	100.0%
Total	2	206,155	100.0%	$5,471,792	100.0%
(1)	Based on the underwritten rent roll dated August 31, 2021.

(2)	UW Base Rent Expiring and % of UW Base Rent Expiring include straight-line average rent for Zimmer Biomet through its lease term totaling $113,469.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 7 – 399 Jefferson Road

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,152,640	$5,202,420	$5,202,420	$5,241,396	$5,358,323	$25.99	83.0%
Rent Steps(3)	0	0	0	0	113,469	0.55	1.8
Vacant Income	0	0	0	0	0	0.0	0.0
Gross Potential Rent	$5,152,640	$5,202,420	$5,202,420	$5,241,396	$5,471,792	$26.54	84.8%
Total Reimbursements	1,058,811	1,018,398	629,326	733,186	980,912	4.76	15.2
Net Rental Income	$6,211,451	$6,220,818	$5,831,746	$5,974,582	$6,452,704	$31.30	100.0%
Other Income	0	15,748	16,999	0	0	0.0	0.0
(Vacancy/Credit Loss)	0	0	0	0	(645,270)	(3.13)	(10.0)
Effective Gross Income	$6,211,451	$6,236,566	$5,848,745	$5,974,582	$5,807,433	$28.17	90.0%
Total Expenses	$2,429,634	$2,209,103	$1,793,828	$1,972,141	$2,229,257	$10.81	38.4%
Net Operating Income	$3,781,817	$4,027,463	$4,054,917	$4,002,441	$3,578,176	$17.36	61.6%
Total TI/LC, Capex/RR	0	0	0	0	284,494	1.38	4.9
Net Cash Flow	$3,781,817	$4,027,463	$4,054,917	$4,002,441	$3,293,682	$15.98	56.7%
(1)	TTM reflects the trailing 12-month period ending June 30, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rent Steps includes the straight-line rent for Zimmer Biomet totaling $113,469.

The Market. The 399 Jefferson Road Property is located on Jefferson Road in Parsippany, New Jersey approximately 3 miles south of Interstate-80 and 1.5 miles east of Interstate-287. Parsippany-Troy Hills is a suburban community located approximately 19 miles northwest of Newark, New Jersey and 29 miles northwest of New York City. The 399 Jefferson Road Property is surrounded primarily by office, industrial and multi-family commercial uses. Public transportation is available near the 399 Jefferson Road Property with bus stops on Jefferson Road and commuter train stations located in nearby Covent Station or Morristown.

The 399 Jefferson Road Property is located in the Northern New Jersey office market and the Parsippany office submarket. According to a third-party market research report, as of August 2021, the market had an inventory of approximately 153.2 million square feet, overall vacancy in the market of approximately 13.9% and average asking rent of $26.30 per square foot. The appraisal provided an analysis of properties located in Parsippany which directly compete with the 399 Jefferson Road Property. The competitive dataset analysis consists of 13 properties containing approximately 2.6 million square feet with an average vacancy rate of 7.1% and average rents ranging from $27.75 to $28.08 per square foot. According to a third party report the estimated 2021 population within a one-, three- and five-mile radius is 6,857, 55,007, and 143,853, respectively. The estimated 2021 median household income within a one-, three- and five-mile radius was $114,815, $106,683 and $111,579, respectively.

Comparable Office Leases(1)
Property Name/Location	Property Type	Year Built / Renovated	Occ.	NRA (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
399 Jefferson Road Parsippany, NJ	Office - Suburban	1968 / 2012	100.0%	206,155	Various	Various	$26.54(2)	Various	Various
Center of Morris County Parsippany, NJ	Office	2001 / 2015	92.7%	410,000	Midea America	26,951	$30.00	Nov-21	132
Mount Kemble Corporate Center Morristown, NJ	Office - Suburban	2000 / NAP	83.8%	128,250	WSP	15,700	$28.50	Jan-22	84
Kemble Plaza I Morristown, NJ	Office - Suburban	1984 / 2021	48.4%	413,000	CIT Bank Group	200,418	$32.50	Sept-19	180
Morris Corporate Center IV Parsippany, NJ	Office - Suburban	1999 / NAP	69.7%	185,735	Sax LLP	39,810	$31.00	Jan-20	132
Harding Plaza Morristown, NJ	Office - Suburban	1981 / 2007	92.5%	106,000	Dynamic Sales	20,261	$27.50	Feb-21	60
325 Columbia Turnpike Florham Park, NJ	Office - Suburban	1987 / NAP	85.0%	168,144	Heritage Abstract Company	59,000	$27.50	Dec-20	132
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 31, 2021, which reflects Zimmer Biomet’s straight-line average rent through its lease term.

The Borrower. The borrowing entity for the 399 Jefferson Road Mortgage Loan is Jeffroad Green, LLC a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 399 Jefferson Road Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 7 – 399 Jefferson Road

The Borrower Sponsors. The borrower sponsors are Eugene R. Diaz, Edwin H. Cohen and James Riordan. Eugene R. Diaz and Edwin H. Cohen are principal partners of Prism Capital Partners, LLC (“Prism”), an experienced real estate owner and operator. Prism focuses on identifying, acquiring, and creating, value-added opportunities in office, retail, industrial, and residential properties primarily located in markets within the tri-state region of New York, New Jersey and Connecticut.

Since its inception in 2002, Prism has leased more than 8 million square feet of commercial space, sold or acquired more than $1 billion worth of commercial assets on behalf of third-party clients, developed more than 3.5 million square feet of space, and acquired more than 12 million square feet of assets valued at more than $1.7 billion as a principal investor.

Property Management. The 399 Jefferson Road Property is managed by Prism Property Services, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $54,432 for real estate taxes, (ii) approximately $6,500 for insurance (iii) approximately $3,436 for replacement reserves, (iv) approximately $20,273 for TI/LC reserves and (v) $1,039,310 for tenant improvements and leasing commissions related to the Remarkable Foods premises.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $54,432.

Insurance Escrows – On a monthly basis, the borrower is required to escrow approximately 1/12th of the annual estimated insurance premium, which currently equates to approximately $6,500.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $3,436 for replacement reserves, capped at approximately $164,924.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow approximately $20,273 for tenant improvements and leasing commissions.

Major Tenant Rollover Reserve – During the continuance of a Major Tenant Cash Sweep Period (as defined below), the borrower will be required to deposit with the lender all excess cash flow for tenant improvement and leasing commissions incurred in connection with the leasing of the Major Tenant’s (as defined below) premises, provided, if such Major Tenant Cash Sweep Period relates solely to a Major Tenant Vacation (as defined below) all excess cash flow will be capped at an amount equal to $50.00 per square foot of the space occupied or formerly occupied by the Major Tenant that caused such Major Tenant Vacation.

Lockbox / Cash Management. The 399 Jefferson Road Mortgage Loan documents require a hard lockbox with springing cash management. The borrower is required to establish and maintain a lockbox account controlled by the lender and to direct each tenant of the 399 Jefferson Road Property to deposit funds directly into the lockbox account. Notwithstanding the foregoing, the borrower and property manager are required to deposit all revenues otherwise received into the lockbox account within one business day of receipt. Provided no Cash Sweep Period is in effect, all amounts on deposit in the lockbox account will be transferred on each business day to an account controlled by the borrower. During the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with the 399 Jefferson Road Mortgage Loan documents, with any excess cash held by the lender as additional security for the 399 Jefferson Road Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the 399 Jefferson Road Mortgage Loan documents and will continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the borrower (in no event will a Cash Sweep Period due to a bankruptcy action of the borrower be cured); (iii) the occurrence of any bankruptcy action of the property manager, and will continue until the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; (iv) the date on which the debt service coverage ratio as calculated in the 399 Jefferson Road Mortgage Loan documents based on the trailing three-month period is less than 1.15x and will continue until the debt service coverage ratio based on the trailing three-month period is at least 1.20x for two consecutive quarters; or (v) the occurrence of a Major Tenant Cash Sweep Period (as defined below) and will continue until cured.

A “Major Tenant Cash Sweep Period” will commence on the occurrence of any of the following: (i) any bankruptcy action of ConAgra, Remarkable Foods, or Zimmer Biomet, any successor or assign thereof as tenant under the lease, or any subsequent tenant under a replacement lease (each a “Major Tenant”); (ii) the earlier to occur of (a) the date that either Zimmer Biomet or Remarkable Foods gives notice of its intention to vacate or abandon its premises or to go dark at such premises or (b) the date that a Major Tenant other than ConAgra vacates, abandons, surrenders, or goes dark at its applicable premises (“Major Tenant Vacation”); (iii) the continuation of any monetary default in amount exceeding one month’s base rent or 60 days’ additional rent by a Major Tenant under its lease beyond any applicable notice and cure periods; or (iv) with respect to the Major Tenant Lease of Zimmer Biomet or Remarkable Foods, the earlier to occur of (a) the date of any termination of such Major Tenant lease or (b) the earlier to occur of the date (x) that is 18 months prior to the expiration date of such Major Tenant lease (or any renewal or replacement thereof) or (y) on which notice for extension is due under the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 7 – 399 Jefferson Road

applicable Major Tenant lease. A Major Tenant Cash Sweep Period will end upon the following: (1) with respect to clause (i) above, the date that is 30 days after the date the applicable Major Tenant is no longer the subject of a bankruptcy or similar proceeding and the applicable Major Tenant has satisfied all other conditions under the 399 Jefferson Road Mortgage Loan documents, or the borrower has entered into one or more replacement leases for the entire Major Tenant premises with an acceptable replacement tenant under the 399 Jefferson Road Mortgage Loan documents; (2) with respect to clause (ii) above (other than a vacation by ConAgra), the applicable Major Tenant has resumed operations in its Major Tenant premises and has satisfied all other requirements under the 399 Jefferson Road Mortgage Loan documents or the borrower has entered into one or more replacement leases for the entire Major Tenant premises with an acceptable replacement tenant under the 399 Jefferson Road Mortgage Loan documents; (3) with respect to clause (iii) above, 30 days after the applicable Major Tenant has fully cured all applicable defaults under its lease; or (4) with respect to clause (iv) above, the borrower has provided acceptable evidence to the lender that the applicable Major Tenant has renewed the term of its lease pursuant to the terms set forth therein or the borrower has entered into one or more replacement leases for the entire Major Tenant premises with an acceptable replacement tenant under the 399 Jefferson Road Mortgage Loan documents.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 8 – Superstition Gateway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 8 – Superstition Gateway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 8 – Superstition Gateway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 8 – Superstition Gateway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.8%	Net Rentable Area (SF):	495,204
Loan Purpose:	Refinance	Location:	Mesa, AZ
Borrowers:	DT-SGE, LLC and DT-SGW, LLC	Year Built / Renovated:	2006-2007 / 2018-2021
Borrower Sponsors:	Daniel S. Smith, DANCIN Trust and Deck, L.L.C.	Occupancy:	94.2%
Interest Rate:	3.62000%	Occupancy Date:	8/19/2021
Note Date:	9/16/2021	4th Most Recent NOI (As of):	$6,702,107 (12/31/2018)
Maturity Date:	10/1/2031	3rd Most Recent NOI (As of):	$7,084,202 (12/31/2019)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$7,825,009 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$7,855,520 (TTM 6/30/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$10,880,707
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$2,965,897
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,914,811
Additional Debt(1):	Yes	UW NCF:	$7,236,205
Additional Debt Balance(1):	$47,125,000	Appraised Value / Per SF:	$112,600,000 / $227
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/26/2021

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$156
Taxes:	$676,125	$112,687	N/A	Maturity Date Loan / SF:	$140
Insurance:	$107,343	$10,734	N/A	Cut-off Date LTV:	68.5%
Replacement Reserves:	$6,435	$6,435	$231,651	Maturity Date LTV:	61.8%
TI/LC Reserve:	$47,871	$47,871	$1,723,344	UW NCF DSCR:	1.72x
Existing TI/LC Reserve:	$47,600	$0	N/A	UW NOI Debt Yield:	10.3%
Rent Concession Reserve:	$22,000	$0	N/A

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$77,125,000		93.1%	Payoff Existing Debt	$81,342,904	98.2%
Borrower Sponsor Equity	5,701,350		6.9	Upfront Reserves	907,374	1.1
				Closing Costs	576,072	0.7
Total Sources	$82,826,350		100.0%	Total Uses	$82,826,350	100.0%

(1)	The Superstition Gateway Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate original principal balance of $77,125,000. The financial information presented in the chart above is based on the Superstition Gateway Whole Loan (as defined below).
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Superstition Gateway mortgage loan is part of a whole loan evidenced by four pari passu promissory notes in the aggregate original principal amount of $77,125,000 (the “Superstition Gateway Whole Loan”), which is secured by a first priority fee mortgage encumbering an anchored retail property located in Mesa, Arizona (the “Superstition Gateway Property”). The non-controlling Note A-2 and non-controlling Note A-3 (collectively, the “Superstition Gateway Mortgage Loan”), with an aggregate original principal amount of $30,000,000, will be included in the BBCMS 2021-C12 securitization trust. The controlling Note A-1 and non-controlling Note A-4 were contributed to the MSC 2021-L7 securitization trust. The Superstition Gateway Whole Loan will be serviced pursuant to the pooling and servicing agreement for the MSC 2021-L7 securitization trust. Proceeds of the Superstition Gateway Whole Loan, along with approximately $5.7 million of borrower sponsor equity, were used to pay off a prior loan, fund reserves and pay closing costs. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 8 – Superstition Gateway

Whole Loan Summary
Note	Original Balance	Note Holder	Controlling Piece
A-1	$40,000,000	MSC 2021-L7	Yes
A-2	$20,000,000	BBCMS 2021-C12	No
A-3	$10,000,000	BBCMS 2021-C12	No
A-4	$7,125,000	MSC 2021-L7	No
Total	$77,125,000

The Property. The Superstition Gateway Property is a 495,204 SF anchored retail property situated on a 65.8-acre site in Mesa, Arizona and constructed in two phases in 2006 and 2007. The west phase (“Superstition Gateway West”) of the Superstition Gateway Property contains 244,451 SF of owned net rentable area and ground leased parcels with an aggregate of 100,308 SF of improvements owned by the respective ground tenants, Kohl’s, KFC, Chase Bank, and Del Taco. The east phase (“Superstition Gateway East”) of the Superstition Gateway Property contains 136,906 SF of owned net rentable area and ground leased parcels with an aggregate of 13,539 SF of improvements owned by the respective ground tenants, Chili’s Grill, Village Inn, and In-N-Out Burger. Superstition Gateway West is anchored by Kohl’s and Superstition Gateway East is anchored by AMC Theaters and LA Fitness. The Superstition Gateway Property contains 3,332 parking spaces, resulting in a parking ratio of approximately 6.7 parking spaces per 1,000 square feet. The Superstition Gateway Property is also shadow anchored by a Walmart Supercenter.

As of August 19, 2021, the Superstition Gateway Property was 94.2% occupied by 59 tenants. In addition to anchor tenants Kohl’s, LA Fitness, and AMC Theaters, the Superstition Gateway Property contains junior anchors Ross Dress for Less, Bed, Bath & Beyond, Michaels, Marshalls, and PetSmart, which collectively represent 25.2% of the NRA and 19.7% of the underwritten base rent. Including Kohl’s, seven tenants totaling 113,847 SF or 23.0% of the NRA and 13.6% of underwritten base rent have ground leases in place where the tenants lease ground from the borrowers and own the related improvements during the applicable ground lease term. Excluding Kohl’s, no other tenant occupies more than 9.1% of the NRA or accounts for more than 9.7% of the underwritten base rent. Since January 2020, 20 tenants totaling 134,428 SF or 27.1% of NRA and 29.6% of the underwritten base rent executed new or renewal leases at the Superstition Gateway Property.

COVID-19 Update. As of September 10, 2021, the borrowers have reported that the Superstition Gateway Property is open and operating, with 100.0% of tenants by occupied NRA and 100.0% of tenants by underwritten base rent having paid their full August 2021 rent payments. Eight tenants (13.7% of NRA and 19.2% of underwritten rent) are still in the process of repaying deferred rent pursuant to the terms of repayment agreements with remaining repayment terms that range between two and 26 months. The borrowers for the previous mortgage loan on the Superstition Gateway Property entered into a forbearance agreement with the previous lender. The previous lender agreed to five months of forbearance of all interest payments and reserve deposits due on the previous loan on the payment dates from May through September 2020, totaling approximately $2,274,809. Such amounts were repaid on December 18, 2020, prior to origination of the Superstition Gateway Whole Loan and nine months ahead of schedule. As of the date of this term sheet, the Superstition Gateway Whole Loan is not subject to any modification or forbearance requests.

Major Tenants.

Kohl’s Corporation (88,904 SF, 18.0% of NRA, 2.6% of underwritten rent) (“Kohl’s”). Kohl’s is a specialty department store offering exclusive and national brand apparel, shoes, accessories, beauty and home products. Kohl’s operates more than 1,100 stores across 49 states and employs more than 85,000 people. Situated in Superstition Gateway West, Kohl’s owns its improvements and leases the underlying land under a ground lease that commenced October 1, 2006 and expires January 31, 2027, with eight, five-year renewal options.

LA Fitness (45,000 SF, 9.1% of NRA, 9.7% of underwritten rent). LA Fitness is a chain of health clubs with more than 700 clubs across the United States and Canada. LA Fitness has been a tenant at Superstition Gateway East since 2007 and has a current lease expiration of June 30, 2034, with three, five-year renewal options.

AMC Theaters (42,280 SF, 8.5% of NRA, 8.9% of underwritten rent). AMC Theaters is an American movie theater chain with approximately 1,000 theaters and 11,000 screens primarily located in the United States and Europe. AMC Theaters has been a tenant at Superstition Gateway East since 2017 and has a lease expiration of May 31, 2033, with three, five-year renewal options.

Ross Dress for Less (30,187 SF, 6.1% of NRA, 5.0% of underwritten rent). Ross Dress for Less is an apparel and home fashion department store chain in the United States with 1,611 locations in 40 states, the District of Columbia and Guam. Ross Dress for Less has been a tenant at Superstition Gateway West since 2007 and has a current lease expiration of January 31, 2028, with three, five-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 8 – Superstition Gateway

Bed, Bath & Beyond (28,042 SF, 5.7% of NRA, 4.3% of underwritten rent). Bed, Bath & Beyond is an omnichannel retailer that sells an assortment of home, baby, beauty, and wellness merchandise, operating under the three main brands of Bed, Bath & Beyond, buybuy BABY, and Harmon Health and Beauty. As of February 27, 2021, Bed, Bath & Beyond operated 834 Bed, Bath & Beyond stores worldwide. Bed, Bath & Beyond has been a tenant at Superstition Gateway West since 2007 and has a current lease expiration of January 31, 2032, and has three, five-year renewal options remaining.

Environmental. According to a Phase I environmental site assessment dated July 13, 2021, there was no evidence of any recognized environmental conditions at the Superstition Gateway Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
84.7%	88.2%	88.4%	94.2%
(1)	Occupancy % shown is the average occupancy for each respective year.
(2)	Current Occupancy is as of August 19, 2021.

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Kohl’s(4)	Baa2/BBB-/BBB-	88,904	18.0%	$2.49	$221,400	2.6%	1/31/2027
LA Fitness	NR/NR/NR	45,000	9.1	18.08	813,600	9.7	6/30/2034
AMC Theaters	Caa2/CCC+/NR	42,280	8.5	17.62	745,080	8.9	5/31/2033
Ross Dress for Less	A2/BBB+/NR	30,187	6.1	14.00	422,618	5.0	1/31/2028
Bed, Bath & Beyond	B1/B+/NR	28,042	5.7	13.00	364,546	4.3	1/31/2032
Major Tenants		234,413	47.3%	$10.95	$2,567,244	30.6%

Other Tenants		231,960	46.8%	$25.12	$5,827,659	69.4%

Occupied Collateral Total / Wtd. Avg.		466,373	94.2%	$18.00	$8,394,903	100.0%

Vacant Space		28,831	5.8%

Collateral Total		495,204	100.0%

(1)	Based on underwritten rent roll dated August 19, 2021.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent include rent steps totaling $173,923 through April 2022.
(4)	Kohl’s owns its improvements and leases the underlying land under a ground lease that commenced October 1, 2006 and expires January 31, 2027, with eight, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 8 – Superstition Gateway

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	28,831	5.8%	NAP	NAP	28,831	5.8%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	28,831	5.8%	$0	0.0%
2022	8	20,272	4.1	602,150	7.2	49,103	9.9%	$602,150	7.2%
2023	3	16,149	3.3	401,074	4.8	65,252	13.2%	$1,003,224	12.0%
2024	6	12,380	2.5	380,049	4.5	77,632	15.7%	$1,383,273	16.5%
2025	5	11,847	2.4	376,835	4.5	89,479	18.1%	$1,760,108	21.0%
2026	9	21,174	4.3	702,425	8.4	110,653	22.3%	$2,462,533	29.3%
2027	13	153,479	31.0	2,057,774	24.5	264,132	53.3%	$4,520,308	53.8%
2028	5	51,824	10.5	961,924	11.5	315,956	63.8%	$5,482,231	65.3%
2029	2	24,786	5.0	331,346	3.9	340,742	68.8%	$5,813,577	69.3%
2030	1	10,880	2.2	195,840	2.3	351,622	71.0%	$6,009,417	71.6%
2031	3	25,700	5.2	370,100	4.4	377,322	76.2%	$6,379,517	76.0%
2032 & Beyond	4	117,882	23.8	2,015,386	24.0	495,204	100.0%	$8,394,903	100.0%
Total	59	495,204	100.0%	$8,394,903	100.0%
(1)	Based on the underwritten rent roll dated August 19, 2021.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps totaling $173,923 through April 2022.

Operating History and Underwritten Net Cash Flow

	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,461,128	$7,835,249	$8,495,776	$8,473,047	$8,394,903	$16.95	71.7%
Vacant Income	0	0	0	0	669,078	1.35	5.7
Gross Potential Rent	$7,461,128	$7,835,249	$8,495,776	$8,473,047	$9,063,981	$18.30	77.4%
Total Reimbursements	2,080,743	2,057,195	2,175,296	2,322,608	2,639,475	5.33	22.6
Net Rental Income	$9,541,871	$9,892,444	$10,671,072	$10,795,655	$11,703,457	$23.63	100.0%
Other Income	18,585	5,665	7,150	6,600	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	0	(822,749)	(1.66)	(7.0)
Effective Gross Income	$9,560,456	$9,898,109	$10,678,222	$10,802,255	$10,880,707	$21.97	93.0%
Total Expenses	$2,858,348	$2,813,908	$2,853,212	$2,946,736	$2,965,897	$5.99	27.3%
Net Operating Income	$6,702,107	$7,084,202	$7,825,009	$7,855,520	$7,914,811	$15.98	72.7%
Capital Expenditures	0	0	0	0	99,041	0.20	0.9
TI/LC	0	0	0	0	579,565	1.17	5.3
Net Cash Flow	$6,702,107	$7,084,202	$7,825,009	$7,855,520	$7,236,205	$14.61	66.5%
(1)	TTM represents the trailing 12 months ending June 30, 2021.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the August 19, 2021 rent roll and includes rent steps totaling $173,923 through April 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 8 – Superstition Gateway

The Market. The Superstition Gateway Property is located in Mesa, Maricopa County, Arizona, within the Phoenix-Mesa-Scottsdale metropolitan area. The Superstition Gateway Property is situated in a neighborhood that consists of primarily retail, multifamily, and industrial uses. Primary highway access to the area is provided by U.S. 60 and the Loop 202 Freeway. U.S. 60 is a major arterial that crosses the area in an east-west direction and eventually connects to Interstate 10 near Phoenix. Access to the Superstition Gateway Property from U.S. 60 is provided by South Signal Butte Road. The Phoenix-Mesa Airport is located approximately seven miles southwest of the Superstition Gateway Property and serves as a demand generator and employer for surrounding residential communities, according to the appraisal. Other nearby developments include Eastmark, a 3,154-acre master-planned community located approximately three miles south of the Superstition Gateway Property and adjacent to the Elliot Road Technology Corridor, which is home to Apple’s Global Operations Center.

According to a third party market research report, the estimated 2021 populations within a one-, three- and five-mile radius of the Superstition Gateway Property were 10,552, 94,401, and 205,358, respectively, which represent annual growth rates since 2010 of 3.82%, 1.83%, and 2.16%. The 2021 median household incomes within the same radii were $86,206, $61,673, and $61,767, respectively. According to a third party market research report, the East Valley multifamily submarket has a vacancy rate of 2.7% and more than 2,000 units under construction as of the second quarter of 2021, with a 284-unit complex under construction just to the north of the Superstition Gateway Property.

According to the appraisal, the Superstition Gateway Property is part of the Phoenix retail market and the Gateway Airport retail submarket. As of the second quarter of 2021, the Phoenix retail market consisted of approximately 235.9 million SF of retail space with an overall market vacancy of 7.9% and average asking rents of approximately $15.82 PSF. The Gateway Airport retail submarket consisted of approximately 2.9 million SF of retail space with an overall market vacancy of 4.3% and average asking rents of approximately $12.88 PSF as of the second quarter of 2021. For the trailing four quarters ending as of the second quarter of 2021, the Gateway Airport retail submarket had approximately 54,955 SF of retail inventory delivered and had positive net absorption of 126,769 SF.

The appraisal concluded a market rent at the Superstition Gateway Property for large anchor spaces to be $7.00 PSF, junior anchor spaces to be $13.00 PSF, small anchor spaces, fitness spaces, and movie theater spaces to be $18.00 PSF, and restaurant spaces to range from $35.00 PSF to $45.00 PSF.

The following table presents certain information relating to comparable retail leases with respect to the Superstition Gateway Property:

Comparable Lease Summary(1)
Property	Year Built	Distance from Subject	NRA (SF)	Tenant	Lease Area (SF)	Lease Comm. Date	Initial Rent PSF	Lease Term (Yrs.)	Lease Type
Red Mountain Gateway Mesa, AZ	2017	9.7 miles	6,000	Cafe Rio	2,800	Jan-18	$40.00	5.0	Triple Net
Augusta Ranch Mesa, AZ	2000	2.5 miles	97,714	Royal Dental	1,742	Oct-16	$25.34	3.2	Triple Net
The Highland Gilbert, AZ	2017	7.6 miles	6,242	Gather Loft	4,860	Feb-20	$38.00	10.0	Triple Net
Higley Plaza Gilbert, AZ	2017	13.5 miles	54,930	Valley Wellness Spa	2,100	Feb-19	$32.00	5.0	Triple Net
The Steelyard - Gilbert Road Chandler, AZ	2020	21.4 miles	26,201	National Retailer	2,000	Dec-20	$37.00	10.1	Triple Net
Queen Creek Commons Queen Creek, AZ	2021	13.7 miles	22,400	Nail Salon	2,080	Aug-21	$40.00	10.0	Triple Net
Crossroads Towne Center Chandler, AZ	2005	17.8 miles	254,109	Local tenant	1,400	Mar-18	$30.00	5.0	Triple Net
Gilbert Gateway Towne Center North Gilbert, AZ	2005	8.9 miles	265,878	Retail tenant	7,631	Feb-21	$16.00	0.0	Triple Net

(1)	Source: Appraisal.

The Borrowers. The borrowers are DT-SGE, LLC and DT-SGW, LLC, each an Arizona limited liability company, structured to be a single purpose bankruptcy-remote entity with two independent directors. A non-consolidation opinion was provided in connection with the origination of the Superstition Gateway Whole Loan.

The Borrower Sponsors. The borrower sponsors and guarantors are Daniel S. Smith, DANCIN Trust, and Deck, L.L.C. Mr. Smith is the president and co-founder of Desert Troon Companies, a commercial real estate company based in Scottsdale, Arizona that manages a diverse portfolio of investments throughout the United States. Desert Troon Companies has been established for more than 30 years, focusing on ownership of commercial, retail and lifestyle properties. Desert Troon Companies’ current development and investment holdings include 600,000 square feet of commercial and retail projects, one fully-developed private golf resort community, a 150-unit apartment complex under development, and a marina consisting of over 1,000 wet and dry slips.

Property Management. The Superstition Gateway Property is managed by Troon Management Company, an affiliate of the borrower sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 8 – Superstition Gateway

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately (i) $676,125 for real estate taxes, (ii) $107,343 for insurance premiums, (iii) $6,435 for replacement reserves, (iv) 47,871 for TI/LC reserves, (v) $47,600 for outstanding tenant improvement allowances related to Chipotle and Paleta Bar and (vi) $22,000 for rent concessions related to Paleta Bar.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $112,687.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $10,734.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $6,435 for replacement reserves, subject to a cap on collections equal to $231,651.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $47,871 for tenant improvements and leasing commissions, subject to a cap on collections equal to $1,723,344.

Lockbox / Cash Management. The Superstition Gateway Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct each tenant of the Superstition Gateway Property to deposit funds directly into the lockbox account controlled by the lender. Notwithstanding the foregoing, the borrowers or property manager are required to deposit all revenues otherwise received into the lockbox account within one business day of receipt. Provided no Cash Sweep Event (as defined below) is in effect, all amounts on deposit in the lockbox account will be transferred on each business day to an account controlled by the borrowers. Upon the occurrence of a Cash Sweep Event, all sums on deposit in the lockbox account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with the Superstition Gateway Whole Loan documents, with any excess cash held by the lender as additional security for the Superstition Gateway Whole Loan during the continuance of such Cash Sweep Event.

A “Cash Sweep Event” will commence upon: (i) the occurrence of an event of default under the Superstition Gateway Whole Loan documents and will continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the borrowers (in no event will a Cash Sweep Event due to a bankruptcy action of the borrowers be cured); (iii) the occurrence of any bankruptcy action of the property manager, and will continue until the borrowers replace the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; or (iv) the date on which the amortizing debt service coverage ratio as calculated in accordance with the Superstition Gateway Whole Loan documents based on the trailing three-month period is less than 1.20x and will continue until the amortizing debt service coverage ratio based on the trailing three-month period is at least 1.25x for two consecutive quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 9 – Midwest Trade Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 9 – Midwest Trade Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 9 – Midwest Trade Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,900,000	Title:	Fee
Cut-off Date Principal Balance:	$27,900,000	Property Type - Subtype:	Industrial – Warehouse / Cold Storage
% of IPB:	2.6%	Net Rentable Area (SF):	678,996
Loan Purpose:	Refinance	Location:	Westville, IN
Borrower:	NP Westville Industrial, LLC	Year Built / Renovated:	1981 / 2020
Borrower Sponsor:	NorthPoint Holdings, LLC	Occupancy:	96.8%
Interest Rate:	3.18000%	Occupancy Date:	8/16/2021
Note Date:	9/30/2021	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	10/1/2031	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(3):	$2,025,639 (TTM 7/31/2021)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,328,709
Call Protection:	L(25),D(92),O(3)	UW Expenses:	$997,946
Lockbox / Cash Management:	Springing	UW NOI(3):	$3,330,763
Additional Debt:	No	UW NCF:	$2,860,283
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$50,500,000 / $74
Additional Debt Type:	N/A	Appraisal Date:	9/2/2021

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$41
Taxes:	$0	$15,523	N/A	Maturity Date Loan / SF:	$41
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.2%
Replacement Reserves:	$11,317	$11,317	$815,000	Maturity Date LTV:	55.2%
TI/LC:	$14,146	$14,146	$1,350,000	UW NCF DSCR:	3.18x
Rent Concession Reserve:	$125,691	$0	N/A	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,900,000		100.0%	Payoff Existing Debt	$23,492,805	84.2%
				Return of Equity	3,902,052	14.0
				Closing Costs	353,989	1.3
				Upfront Reserves	151,154	0.5
Total Sources	$27,900,000		100.0%	Total Uses	$27,900,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(2)	2nd Most Recent NOI, 3rd Most Recent NOI and 4th Most Recent NOI are unavailable as the borrower sponsor purchased the Midwest Trade Center Property (as defined below) as a vacant building in January 2019.

(3)	The increase in UW NOI from Most Recent NOI is attributed to the lease-up of the Midwest Trade Center Property in 2020 as well as contractual rent steps and straight-line rent totaling $819,998.

The Loan. The Midwest Trade Center mortgage loan (the “Midwest Trade Center Mortgage Loan”) is secured by a first lien mortgage on the borrower’s fee interest in a 678,996 square foot industrial property located in Westville, Indiana (the “Midwest Trade Center Property”). The Midwest Trade Center Mortgage Loan was originated by KeyBank and has an outstanding principal balance as of the Cut-off Date of $27.9 million. The Midwest Trade Center Mortgage Loan has a 10-year term and is interest-only for the entire term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 9 – Midwest Trade Center

The Property. The Midwest Trade Center Property is a 678,996 square foot industrial property located in Westville, Indiana and situated on a 93.87-acre parcel. The Midwest Trade Center Property consists of one single-story building constructed in 1981 and renovated in 2020. The Midwest Trade Center Property features 117 dock-high doors, one drive-in door, two rail doors and clear ceiling heights ranging from 25 to 37 feet. The improvements are comprised of approximately 58% traditional dry warehouse, 38% cold storage, and 4% office space. The largest tenant, Dollar General, occupies the entirety of the cold storage space, totaling 255,463 square feet. The cold storage space contains no blast freezer space and the majority of the space is operated at 34 degrees Fahrenheit or higher. In addition, the Midwest Trade Center Property also contains on-site truck repair and truck washing buildings included in Dollar General’s net rentable area. The Midwest Trade Center Property contains 378 parking spaces, resulting in a parking ratio of 0.56 parking spaces per 1,000 square feet of net rentable area.

As of August 16, 2021, the Midwest Trade Center Property is 96.8% occupied by five tenants, with the only vacancy being a 21,999 square foot office space. Excluding Dollar General, no other tenant represents more than 14.7% of the underwritten base rent.

The borrower sponsor acquired the Midwest Trade Center Property as a vacant building in January 2019 from the prior owner-user and immediately signed a lease with Dollar General. The borrower sponsor then executed leases with the remaining tenants, and by the end of 2020, the Midwest Trade Center Property had achieved the 96.8% occupancy that it operates at as of August 16, 2021. Since acquisition, the borrower sponsor reports approximately $11.8 million of improvements invested in the Midwest Trade Center Property.

COVID-19 Update. As of September 30, 2021, the Midwest Trade Center Property is open and operating. Tenants representing approximately 100% of the occupied square footage at the Midwest Trade Center Property and approximately 100% of the underwritten base rent made their September 2021 and October 2021 rental payments. As of the date of this term sheet, the Midwest Trade Center Mortgage Loan is not subject to any modification or forbearance requests.

Major Tenants.

Dollar General (283,370 square feet; 41.7% NRA; 67.9% of underwritten base rent): Dollar General is a national chain of variety retail stores that sells name brand and private brand items that include food, snacks, health and beauty aids, cleaning supplies, basic apparel, housewares, seasonal items, and paper products. Founded in 1939 and headquartered in Goodlettsville, Tennessee, Dollar General has more than 17,000 stores in 46 states, 18 traditional distribution centers, and nine fresh distribution facilities. Dollar General’s location at the Midwest Trade Center Property serves as a cold storage hub for regional distribution to store locations in northern Indiana, southern Michigan and central Illinois. Specifically, Dollar General utilizes its cold storage space as cooler, freezer, and banana, potato and other wet produce storage. In addition to its 255,463 square feet of cold storage, Dollar General’s space also is comprised of 22,232 square feet of truck maintenance/washing space and 5,675 square feet of office space. Dollar General Corporation, as the parent company to the entity on the lease, fully guarantees the lease at the Midwest Trade Center Property. The lease commenced in July 2019 and expires in November 2030, with two, seven-year renewal options and no early termination options. Excess cash flow is required to be swept into a reserve account 12 months prior to Dollar General’s lease expiration date unless a Lease Renewal Event (as defined below) has occurred (see “Lockbox / Cash Management” below for details).

Pratt Paper (179,241 square feet; 26.4% NRA; 14.7% of underwritten base rent): Pratt Paper is a Georgia-based manufacturer of 100% recycled paper products and packaging. Pratt Paper has manufacturing facilities located in more than 25 states and employs 10,000 people across the United States. Pratt Paper’s lease at the Midwest Trade Center Property commenced in July 2020 and expires in November 2025, with two, three-year renewal options and no early termination options.

Lippert Components (109,142 square feet; 16.1% NRA; 11.5% of underwritten base rent): Lippert Components is a supplier of RV, manufactured home, marine and commercial automotive components. Founded in 1956, Lippert Components currently employs over 11,000 people across the United States and Europe and reports $2.7 billion in annual sales. Lippert Component’s lease at the Midwest Trade Center Property commenced in November 2020 and expires in February 2026, with two, five-year renewal options and no early termination options.

Environmental. According to a Phase I environmental assessment dated September 10, 2021, there was no evidence of any recognized environmental conditions at the Midwest Trade Center Property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
0.0%	44.8%	96.8%	96.8%
(1)	The borrower sponsor acquired the Midwest Trade Center Property as a vacant building in January 2019 from the prior owner-user and subsequently executed leases with Dollar General in January 2019 and with the remaining tenants throughout the remainder of 2019 and 2020. Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of August 16, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 9 – Midwest Trade Center

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Dollar General(3)	Baa2 / BBB / NR	283,370	41.7%	$8.35	$2,365,580	67.9%	11/30/2030
Pratt Paper(4)	NR / NR / NR	179,241	26.4	$2.86	$512,629	14.7	11/30/2025
Lippert Components(5)	NR / NR / NR	109,142	16.1	$3.68	$401,643	11.5	2/28/2026
Tonn and Blank Construction(6)	NR / NR / NR	82,918	12.2	$2.32	$192,370	5.5	5/31/2025
Cash’s Cleaning Service	NR / NR / NR	2,326	0.3	$5.10	$11,863	0.3	8/31/2024
Occupied Collateral Total/Wtd. Avg.		656,997	96.8%	$5.30	$3,484,085	100.0%

Vacant Space		21,999	3.2%

Collateral Total		678,996	100.0%

(1)	Based on the underwritten rent roll dated August 16, 2021.

(2)	UW Base Rent PSF and UW Base Rent includes contractual rent steps taken through July 2022 totaling $21,430 and straight-line average rent for Dollar General through its lease term totaling $798,568.

(3)	Dollar General has two, seven-year renewal options.

(4)	Pratt Paper has two, three-year renewal options.

(5)	Lippert Components has two, five-year renewal options.

(6)	Tonn and Blank Construction has two, three-year renewal options.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	21,999	3.2%	NAP	NAP	21,999	3.2%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	21,999	3.2%	$0	0.0%
2022	0	0	0.0	0	0.0	21,999	3.2%	$0	0.0%
2023	0	0	0.0	0	0.0	21,999	3.2%	$0	0.0%
2024	1	2,326	0.3	11,863	0.3	24,325	3.6%	$11,863	0.3%
2025	2	262,159	38.6	704,999	20.2	286,484	42.2%	$716,862	20.6%
2026	1	109,142	16.1	401,643	11.5	395,626	58.3%	$1,118,504	32.1%
2027	0	0	0.0	0	0.0	395,626	58.3%	$1,118,504	32.1%
2028	0	0	0.0	0	0.0	395,626	58.3%	$1,118,504	32.1%
2029	0	0	0.0	0	0.0	395,626	58.3%	$1,118,504	32.1%
2030	1	283,370	41.7	2,365,580	67.9	678,996	100.0%	$3,484,085	100.0%
2031	0	0	0.0	0	0.0	678,996	100.0%	$3,484,085	100.0%
2032 & Beyond	0	0	0.0	0	0.0	678,996	100.0%	$3,484,085	100.0%
Total	5	678,996	100.0%	$3,484,085	100.0%
(1)	Based on the underwritten rent roll dated August 16, 2021.

(2)	UW Base Rent Expiring and % of UW Base Rent Expiring include contractual rent steps taken through July 2022 totaling $21,430 and straight-line average rent for Dollar General through its lease term totaling $798,568.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 9 – Midwest Trade Center

Operating History and Underwritten Net Cash Flow(1)
	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$2,248,406	$3,484,085	$5.13	76.5%
Vacant Income	0	112,195	0.17	2.5
Gross Potential Rent	$2,248,406	$3,596,280	$5.30	78.9%
Total Reimbursements	1,123,874	960,256	1.41	21.1
Net Rental Income	$3,372,279	$4,556,535	$6.71	100.0%
(Vacancy/Credit Loss)	0	(227,827)	(0.34)	(5.0)
Other Income	0	0	0.00	0.0
Effective Gross Income	$3,372,279	$4,328,709	$6.38	95.0%

Total Expenses	$1,346,640	$997,946	$1.47	23.1%

Net Operating Income(5)	$2,025,639	$3,330,763	$4.91	76.9%
Capital Expenditures	0	294,591	0.43	6.8
TI/LC	0	175,889	0.26	4.1
Net Cash Flow	$2,025,639	$2,860,283	$4.21	66.1%
(1)	Historical financials prior to TTM are not available as the borrower sponsor purchased the Midwest Trade Center Property as a vacant building from the prior owner-user in January 2019.

(2)	TTM reflects the trailing 12-month period ending July 2021.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(4)	Underwritten Rents in Place is based on in-place rent as of August 16, 2021 and includes underwritten contractual rent increases through July 2022 totaling $21,430 and straight-line average rent for Dollar General through its lease term totaling $798,568.

(5)	Underwritten Net Operating Income is higher than TTM Net Operating Income primarily due to the lease-up of the Midwest Trade Center Property in 2020 as well as contractual rent increases associated with the Dollar General lease.

The Market. The Midwest Trade Center Property is located in Westville, Indiana within the Michigan City-La Porte metropolitan statistical area (the “Michigan City MSA”). Located along the southern shore of Lake Michigan, the Michigan City MSA has historically served as a transportation and distribution passage. The largest employment sectors are manufacturing and trade, transportation, and utilities, which employ an aggregate of approximately 40% of the Michigan City MSA’s labor force. The Midwest Trade Center Property is positioned along various distribution channels within the Midwest United States, as Chicago, Illinois, Gary, Indiana and South Bend, Indiana are each located within a 60-minute drive of the Midwest Trade Center Property, according to the appraisal. In addition, Indianapolis, Indiana is located 137 miles south of the Midwest Trade Center Property via US Highway 421 and Interstate 65, and Detroit, Michigan is located 237 miles east of the Midwest Trade Center Property via Interstate 94.

The Midwest Trade Center Property is situated along the western side of US Highway 421, at the intersection with US Highway 6, both of which provide primary access to the surrounding area. US Highway 421 intersects with Interstates 80 and 90 approximately five miles to the north and with Interstate 94 approximately 10 miles to the north of the Midwest Trade Center Property. The immediate area is primarily comprised of industrial and agricultural use, as well as undeveloped land.

According to a third party market research report, the Midwest Trade Center Property is located in the Michigan City-La Porte industrial market. As of the third quarter of 2021, the Michigan City-La Porte industrial market contained approximately 12.4 million square feet of inventory with a vacancy rate of 16.2% and an average asking rental rate of $4.03 per square foot. The Michigan City-La Porte industrial market had one, 300,000 square feet logistics property under construction. According to a third party market research report as of the third quarter of 2021, a 10-mile submarket radius surrounding the Midwest Trade Center Property contained 166 properties totaling approximately 7.4 million square feet of inventory with a vacancy rate of 3.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 9 – Midwest Trade Center

Comparable Industrial Rental Summary(1)
Property Name/Location	Property Type	Year Built / Renovated	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Midwest Trade Center Westville, IN	Industrial - Warehouse / Cold Storage	1981 / 2020	96.8%(2)	678,996(2)	Dollar General	283,370(2)	$8.35(2)	Jul-19(2)	136(2)
Dollar General Cold Storage Hazelwood, MO	Industrial - Cold Storage	1983 / 2019	100.0%	232,556	Dollar General	232,556	$8.45	Jun-20	120
Lancaster Foods Jessup, MD	Industrial - Cold Storage	1981 / 2009	100.0%	215,084	Lancaster Foods	215,084	$8.00	Apr-20	180
Park 100 - Building 131 Indianapolis, IN	Industrial - Warehouse	1996 / NAP	100.0%	424,849	DXL Big + Tall	243,014	$3.60	Aug-20	84
Industrial Building South Bend, IN	Industrial - Warehouse	1999 / NAP	100.0%	80,000	EKF Diagnostics	80,000	$3.49	Dec-19	60
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 16, 2021, which reflects Dollar General’s straight-line average rent through its lease term.

The Borrower. The borrowing entity for the Midwest Trade Center Mortgage Loan is NP Westville Industrial, LLC, a Missouri limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Midwest Trade Center Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is NorthPoint Holdings, LLC, an entity of NorthPoint Development (“NorthPoint”), which was founded by Nathanial Hagedorn in 2012. NorthPoint is a Kansas City based real estate development, management and leasing firm that is principally focused on developing and acquiring Class A industrial facilities around the United States. The company is a developer for large industrial users and has raised over $9.5 billion since 2012 to fund various real estate projects. In total, NorthPoint has developed over 126.2 million square feet of industrial properties with over 27 million square feet of industrial space under construction.

Property Management. The Midwest Trade Center Property is managed by NPD Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $11,317 for replacement reserves, (ii) $14,146 for TI/LC reserves and (iii) $125,691 for rent concessions related to Pratt Paper.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $15,523.

Insurance Escrows – The borrower is required to make monthly payments of 1/12th of the premiums payable during the next 12 months upon (i) an event of default, (ii) failure by the borrower to provide evidence to the lender that the Midwest Trade Center Property is insured under a blanket policy, or (iii) any cancellation, termination or lapse of insurance coverage.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $11,317 for replacement reserves, subject to a cap on collections equal to $815,000.

TI/LC Reserve – On a monthly basis, the borrower is required to escrow $14,146 for tenant improvements and leasing commissions, subject to a cap on collections equal to $1,350,000.

Major Tenant Rollover Reserve – During the continuance of a Major Tenant Cash Sweep Period (as defined below), the borrower will be required to deposit with the lender all excess cash flow for tenant improvement and leasing commissions incurred in connection with the leasing of the Major Tenant (as defined below) premises.

Lockbox / Cash Management. The Midwest Trade Center Mortgage Loan documents require a springing lockbox with springing cash management. Upon the occurrence of a Cash Sweep Period (as defined below), the borrower is required to establish and maintain a lockbox account controlled by the lender and to direct each tenant of the Midwest Trade Center Property to deposit funds directly into the lockbox account. Notwithstanding the foregoing, the borrower or property manager are required to deposit all revenues otherwise received into the lockbox account within one business day of receipt. Provided no Cash Sweep Period is in effect, all amounts on deposit in the lockbox account will be transferred on each business day to an account controlled by the borrower. During the continuance of a Cash Sweep Period, all sums on deposit in the lockbox account are required to be transferred on each business day to a cash management account controlled by the lender and applied and disbursed in accordance with the Midwest Trade Center Mortgage Loan documents, with any excess cash held by the lender as additional security for the Midwest Trade Center Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default under the Midwest Trade Center Mortgage Loan documents and will continue until such event of default is cured; (ii) the occurrence of any bankruptcy action of the borrower (in no event will a Cash Sweep Period due to a bankruptcy action of the borrower be cured); (iii) the occurrence of any bankruptcy action of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 9 – Midwest Trade Center

property manager, and will continue until the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; (iv) the date on which the interest-only debt service coverage ratio as calculated in accordance with the Midwest Trade Center Mortgage Loan documents based on the trailing three-month period is less than 1.95x and will continue until the interest-only debt service coverage ratio based on the trailing three-month period is at least 2.00x for two consecutive quarters; or (v) the occurrence of a Major Tenant Cash Sweep Period and will continue until cured.

A “Major Tenant Cash Sweep Period” will commence upon the occurrence of any of the following: (i) any bankruptcy action of (x) Dollar General, any successor or assign thereof as tenant under the lease, or any subsequent tenant under a replacement lease (a “Major Tenant”) or (y) Dollar General Corporation (“Major Tenant Parent”); (ii) the earlier to occur of (a) the date a Major Tenant gives notice of its intention to vacate or abandon its premises or to go dark at such premises or (b) the date that a Major Tenant vacates, abandons, surrenders, or goes dark at its applicable premises for five consecutive business days; (iii) the continuation of any default by a Major Tenant under its lease beyond any applicable notice and cure periods; or (iv) the earlier to occur of (a) the date of any termination of a Major Tenant lease or (b) the earlier to occur of the date (x) that is 12 months prior to the then applicable expiration of the applicable Major Tenant lease (or any renewal or replacement thereof) or (y) on which notice for extension is due under the applicable Major Tenant lease. A Major Tenant Cash Sweep Period will end upon the following: (1) with respect to clause (i) above, the date that is 30 days after the date the applicable Major Tenant or Major Tenant Parent is no longer the subject of a bankruptcy or similar proceeding and the applicable Major Tenant has satisfied all other conditions under the Midwest Trade Center Mortgage Loan documents; (2) with respect to clause (ii) above, the applicable Major Tenant has resumed operations in its Major Tenant premises and has satisfied all other requirements under the Midwest Trade Center Mortgage Loan documents; (3) with respect to clause (iii) above, the date which is 30 days after the applicable Major Tenant has fully cured all applicable defaults under its lease; (4) with respect to clause (iv) above, the borrower has provided acceptable evidence to the lender that the applicable Major Tenant has renewed the term of its lease pursuant to the terms set forth therein (“Lease Renewal Event”); (5) with respect to clauses (i)(x) and (ii) above, the borrower has entered into one or more replacement leases for the entire Major Tenant premises with an acceptable replacement tenant under the Midwest Trade Center Mortgage Loan documents; (6) with respect to clause (iv) above, the borrower has entered into one or more replacement leases for not less than 50% of the Major Tenant premises with an acceptable replacement tenant under the Midwest Trade Center Mortgage Loan documents, but such that the rental rate is sufficient to cause the debt yield for the Midwest Trade Center Property, after giving effect to each replacement lease but excluding the Major Tenant lease, to be not less than 9.4%; or (7) with respect to clause (iv) above, the borrower has deposited cash or a letter of credit with lender in the amount of $2,628,782.70.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 10 – Columbia East Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 10 – Columbia East Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 10 – Columbia East Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 10 – Columbia East Marketplace

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,830,000	Title:	Fee
Cut-off Date Principal Balance:	$26,830,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	2.5%	Net Rentable Area (SF):	172,676
Loan Purpose:	Acquisition	Location:	Jessup, MD
Borrower:	Triple BAR Columbia Marketplace, LLC	Year Built / Renovated:	1984 / 2019
Borrower Sponsors:	Robert V. Gothier, Jr. and Mark X. DiSanto	Occupancy:	96.1%
Interest Rate:	3.23800%	Occupancy Date:	8/1/2021
Note Date:	8/30/2021	4th Most Recent NOI (As of):	$2,561,659 (12/31/2018)
Maturity Date:	9/6/2031	3rd Most Recent NOI (As of):	$2,679,776 (12/31/2019)
Interest-only Period:	48 months	2nd Most Recent NOI (As of):	$2,461,414 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of):	$2,371,934 (TTM 7/31/2021)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.8%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$3,712,988
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$1,034,761
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,678,227
Additional Debt:	No	UW NCF:	$2,491,359
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$39,750,000 / $230
Additional Debt Type:	N/A	Appraisal Date:	7/21/2021

Escrows and Reserves(1)	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$155
Taxes:	$67,947	$33,973	N/A	Maturity Date Loan / SF:	$136
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.5%
Replacement Reserves:	$300,000	Springing	$75,000	Maturity Date LTV:	58.9%
TI/LC:	$450,000	Springing	$450,000	UW NCF DSCR:	1.78x
Free Rent Reserve:	$71,120	$0	N/A	UW NOI Debt Yield:	10.0%
Outstanding TI/LC:	$572,286	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,830,000	65.5%	Purchase Price	$38,750,000	94.5%
Borrower Sponsor Equity	14,156,781	34.5	Upfront Reserves	1,461,352	3.6
Closing Costs	775,428	1.9
Total Sources	$40,986,781	100.0%	Total Uses	$40,986,781	100.0%

(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Columbia East Marketplace mortgage loan (the “Columbia East Marketplace Mortgage Loan”) has an original and Cut-off Date balance of $26,830,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 172,676 square foot anchored retail property located in Jessup, Maryland (the “Columbia East Marketplace Property”). The Columbia East Marketplace Mortgage Loan has a 10-year term and is interest-only for the first 48 months of the term, followed by a 30-year amortization schedule.

The Property. The Columbia East Marketplace Property consists of a 172,676 square foot anchored retail center situated on 14.2 acres in Jessup, Maryland, approximately 15 miles southeast of Baltimore and 5 miles south of Fort Meade. The Columbia East Marketplace Property was originally built in 1984 as an indoor mall and was reconfigured into a traditional shopping center in 2006. The most recent renovation was in 2019 when the borrower sponsors completed a façade renovation, including installing LED lighting and an updated color scheme throughout the shopping center. There are 763 parking spaces (resulting in a ratio of approximately 4.4 spaces per 1,000 square feet) at the Columbia East Marketplace Property. As of August 1, 2021, the Columbia East Marketplace Property was 96.1% leased. Ollie’s and MOM’s Organic Market (“MOM’s”) are the two anchor tenants at the Columbia East Marketplace Property, with the remaining space leased to various national and local tenants, including Advance Auto Parts, Dollar Tree, Enterprise Rent-a-Car, Goodwill, IHOP, Maaco, Panda Express, Starbucks and State Farm. Tenants representing approximately 42.3% of the net rentable area have occupied their space at the Columbia East Marketplace for 10 years or more.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 10 – Columbia East Marketplace

One of the two anchor tenants at the Columbia East Marketplace Property, Ollie’s (NASDAQ: OLLI; 19.1% of net rentable area; 10.6% of underwritten base rent; June 30, 2026 lease expiration), is a bargain outlet that is a retailer of closeout merchandise and excess inventory. Operating over 400 stores across the United States, Ollie’s offers bargain prices in every department, from housewares, sporting goods, toys, flooring, electronics, food and more. In 2020, Ollie’s generated $6.05 million of sales at the Columbia East Marketplace Property (approximately $183 per square foot), which is approximately 41% above the chain’s national average sales and an 11% increase in sales over year-end 2019. Ollie’s has been in occupancy at the Columbia East Marketplace Property since 2009 and has a lease expiration date in 2026 with one, five-year extension option with nine months’ written notice. If Ollie’s does not renew before its required notice period, a cash flow sweep period will commence (refer to “Specified Tenant Cash Trap Event Period” below).

The second anchor tenant at the Columbia East Marketplace Property, MOM’s (12.3% of net rentable area; 9.0% of underwritten base rent; various lease expiration dates), is an independent grocer in the Mid-Atlantic region, offering a selection of organic food products, eco-friendly household cleaners, natural body care and healthy pet products. The Columbia East Marketplace Property has the only MOM’s store in Howard County, with the next closest MOM’s located 18 miles away. In 2020, MOM’s reported $14.7 million of sales (approximately $919 per grocery-space square foot) at the Columbia East Marketplace Property, which was approximately a 31% increase over the 2019 sales at this location. MOM’s has been an anchor at the Columbia East Marketplace Property since the site’s redevelopment in 2006 and originally leased 10,805 square feet before expanding its store to 16,000 square feet in 2018. The 16,000 square-foot MOM’s lease expires in May 2032. MOM’s also leases 5,921 square feet of warehouse space at the Columbia East Marketplace Property under a lease that expires in July 2022 with two, five-year extension options.

COVID-19 Update. As of November 1, 2021, 100.0% of the Columbia East Marketplace Property is open and operating. All tenants are current on rent with the exception of Maximum Fitness (4.0% of net rentable area, 4.1% of underwritten base rent). Maximum Fitness received a full month’s rent abatement in March 2020 and deferred rent and reimbursements for April through July 2020 that are required to be paid back over a 24-month period. Due to the COVID-19 pandemic, an additional six tenants totaling 23.8% of the net rentable area at the Columbia East Marketplace Property received some rent abatement in exchange for extending their respective leases. As of October 2021, all tenants are current on their obligations with the exception of Maximum Fitness, discussed above. As of the date of this term sheet, the Columbia East Marketplace Mortgage Loan is not subject to any modification or forbearance requests and is current on its debt service payments.

Environmental. According to the Phase I environmental assessment dated July 6, 2021, there was no evidence of any recognized environmental conditions at the Columbia East Marketplace Property.

Historical and Current Occupancy(1)
2018(2)	2019(2)	2020	Current(3)
93.0%	98.3%	97.2%	96.1%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	The increase in occupancy from 2018 to 2019 is primarily due to two new leases for 8,901 square feet being signed in 2019.

(3)	Current Occupancy is as of August 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 10 – Columbia East Marketplace

Top Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date	2020 Sales(4)	2020 Occupancy Cost(5)
Ollie’s	NR / NR / NR	33,002	19.1%	$9.04	$298,338	10.6%	6/30/2026	$6,048,478	6.3%
MOM’s	NR / NR / NR	21,291	12.3	$12.00	$255,411	9.0	Various(6)	$14,703,078	2.0%
Paul Mitchell School(7)	NR / NR / NR	16,054	9.3	$19.83	$318,376	11.3	7/31/2026	NAV	NAV
Goodwill	NR / NR / NR	15,312	8.9	$13.79	$211,179	7.5	7/31/2024	NAV	NAV
Dollar Tree	Baa2 / BBB / NR	11,362	6.6	$12.50	$142,025	5.0	1/31/2028	NAV	NAV
Major Tenants		97,021	56.2%	$12.63	$1,225,328	43.4%

Other Tenants		68,926	39.9%	$23.19	$1,598,386	56.6%

Occupied Collateral Total		165,947	96.1%	$17.02	$2,823,715	100.0%

Vacant Space		6,729	3.9%

Collateral Total		172,676	100.0%

(1)	Based on underwritten rent roll dated August 1, 2021.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	UW Base Rent and UW Base Rent PSF include rent steps through October 2022.

(4)	2020 Sales figures were provided by the borrower sponsors.

(5)	2020 Occupancy Cost is calculated by dividing UW Base Rent and the respective tenants reimbursements by 2020 Sales.

(6)	MOM’s has one lease for 16,000 square feet that expires on May 31, 2032 and one lease for warehouse space totaling 5,291 square feet that expires on July 31, 2022.

(7)	Paul Mitchell School (Hair Expressions-1) (“Paul Mitchell School”) has a one-time right to terminate its lease as of July 31, 2024 with respect to one, but not both, of (i) the 4,763 square foot portion of its lease or (ii) the 11,291 square foot portion of its lease. The tenant must provide 12 months’ written notice prior to exercising its termination option and the payment of a termination fee equal to the rent abatement amount under the terms of the lease for the terminated square footage.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	6,729	3.9%	NAP	NAP	6,729	3.9%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	6,729	3.9%	$0	0.0%
2022(3)	2	6,300	3.6	65,842	2.3	13,029	7.5%	$65,842	2.3%
2023	3	27,385	15.9	409,942	14.5	40,414	23.4%	$475,784	16.8%
2024	2	19,479	11.3	344,523	12.2	59,893	34.7%	$820,306	29.1%
2025	2	3,028	1.8	115,049	4.1	62,921	36.4%	$935,356	33.1%
2026	4	53,065	30.7	751,535	26.6	115,986	67.2%	$1,686,890	59.7%
2027	2	4,077	2.4	162,418	5.8	120,063	69.5%	$1,849,308	65.5%
2028	1	11,362	6.6	142,025	5.0	131,425	76.1%	$1,991,333	70.5%
2029	4	10,810	6.3	235,724	8.3	142,235	82.4%	$2,227,056	78.9%
2030	0	0	0.0	0	0.0	142,235	82.4%	$2,227,056	78.9%
2031	2	9,441	5.5	234,658	8.3	151,676	87.8%	$2,461,715	87.2%
2032 & Beyond(3)	2	21,000	12.2	362,000	12.8	172,676	100.0%	$2,823,715	100.0%
Total	24	172,676	100.0%	$2,823,715	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2021.

(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps through October 2022.

(3)	MOM’s has one lease for 16,000 square feet that expires on May 31, 2032 and one lease for 5,291 square feet that expires on July 31, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 10 – Columbia East Marketplace

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,739,625	$2,862,911	$2,765,598	$2,713,655	$2,793,501	$16.18	71.6%
Contractual Rent Steps(3)	0	0	0	0	30,213	0.17	0.8
Vacant Income	0	0	0	0	186,748	1.08	4.8
Gross Potential Rent	$2,739,625	$2,862,911	$2,765,598	$2,713,655	$3,010,462	$17.43	77.2%
Total Reimbursements	713,185	825,513	835,900	870,687	883,780	5.12	22.7
Other Income	3,880	7,450	23,551	5,493	5,493	0.03	0.1
Net Rental Income	$3,456,690	$3,695,874	$3,625,049	$3,589,835	$3,899,736	$22.58	100.0%
(Vacancy/Credit Loss)(4)	(7,690)	(27,480)	(232,460)	(168,500)	(186,748)	(1.08)	(4.8)
Effective Gross Income	$3,449,000	$3,668,394	$3,392,589	$3,421,335	$3,712,988	$21.50	95.2%

Total Expenses	$887,341	$988,618	$931,175	$1,049,402	$1,034,761	$5.99	27.9%

Net Operating Income(5)	$2,561,659	$2,679,776	$2,461,414	$2,371,934	$2,678,227	$15.51	72.1%

Capital Expenditures	0	0	0	0	25,901	0.15	0.7
TI/LC(6)	0	0	0	0	160,966	0.93	4.3

Net Cash Flow	$2,561,659	$2,679,776	$2,461,414	$2,371,934	$2,491,359	$14.43	67.1%
(1)	TTM represents the trailing 12-month period ending July 31, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Contractual Rent Steps include rent steps through October 2022.

(4)	(Vacancy/Credit Loss) reflects rental abatements during the historical periods including 2018, 2019, 2020 and TTM.

(5)	The increase in Net Operating Income from TTM to Underwritten is primarily driven by the expiration of free rent periods.

(6)	Underwritten TI/LC includes a $45,000 credit which represents 10.0% of the upfront TI/LC reserve of $450,000.

The Market. The Columbia East Marketplace Property is located in Jessup, Maryland, approximately 15 miles southeast of Baltimore and 5 miles west of Fort Meade in Howard County. According to the U.S. Census Bureau, Howard County is the richest county in Maryland and the seventh richest county in the nation. The Columbia East Marketplace Property is approximately 0.5 miles from Interstate 95 and approximately 3.0 miles from MD Route 295, both providing access to the greater Baltimore-Washington DC area. According to the appraisal, vehicle traffic per day for the Columbia East Marketplace Property is approximately 29,225 vehicles. The Columbia East Marketplace Property is located approximately two miles southeast of Columbia Gateway, an approximately five million square-foot office park with 32,500 employees. Additionally, the Columbia East Marketplace Property is located adjacent to Verde at Howard Square, a 643-unit multifamily complex. Verde at Howard Square is completing a buildout that will include an additional 424 townhomes (of which 341 are already sold and occupied). The Columbia East Marketplace Property is also approximately five miles south of Fort Meade, which is Maryland’s largest employer (approximately 52,000 employees) and the third largest workforce of any Army installation in the United States. According to the appraisal, as of 2021, the population within a 1-mile, 3-mile and 5-mile radius totaled 8,538, 64,219 and 195,687 people, respectively, and average household income for the same radii was $122,623, $129,079 and $135,184, respectively.

According to the appraisal, the Columbia East Marketplace Property is situated within the Baltimore metropolitan statistical area retail market and the BWI/Columbia retail submarket. As of the trailing four quarters ending in the second quarter of 2021, the total inventory of the Baltimore metropolitan statistical area retail market was approximately 141.5 million square feet with a 5.7% vacancy rate and average triple net rental rates of $20.38 per square foot. For the same time period, the total inventory for the BWI/Columbia retail submarket was approximately 16.6 million square feet with a 5.3% vacancy rate and average triple net rental rates of $28.58 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 10 – Columbia East Marketplace

The appraiser identified four comparable retail rentals to the Columbia East Marketplace Property:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Columbia East Marketplace 7351-7371 Assateague Drive Jessup, MD	1984	96.1%(2)	172,676(2)	Various(2)	Various(2)	$30.97(3)	Various(2)	Various(2)
Troy Hill Square 7190 Troy Hill Drive Elkridge, MD	2018	NAV	15,100	Troy Hill Liquors	1,413	$28.75	Mar-22	120
Lyndwood Center 6060 Marshalee Drive Elkridge, MD	2007	NAV	10,400	Confidential	808	$24.00	Jan-20	48
Gateway Overlook 6610 Marie Curie Drive Elkridge, MD	2007	NAV	214,331	PM Pediatrics	5,034	$33.00	Nov-19	120
Rowanberry Center 6500-6510 Washington Boulevard Elkridge, MD	1997	NAV	11,942	Tobacco Shop	1,160	$25.00	Aug-19	60
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 1, 2021.

(3)	Based on the underwritten rent roll dated August 1, 2021 for tenants occupying 5,000 square feet or less at the Columbia East Marketplace Property.

The following table presents certain information relating to comparable sales for the Columbia East Marketplace Property:

Comparable Sales(1)
Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Columbia East Marketplace Jessup, MD	NAP	172,676(2)	96.1%(2)	NAP	NAP	NAP
Ridgeview Plaza Hanover, MD	Jun-21	169,286	98.0%	$34,900,000	$206.16	$216.47
Bel Air Town Center Bel Air, MD	Nov-20	87,343	85.0%	$19,332,805	$221.34	$257.09
Arundel Plaza Glen Burnie, MD	Mar-20	281,699	99.0%	$45,300,000	$160.81	$178.66
Annapolis Plaza Annapolis, MD	Feb-20	165,825	99.0%	$56,500,000	$340.72	$258.10
Govenors Commons Glen Burnie, MD	May-19	129,242	100.0%	$16,200,000	$125.35	$172.60
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 1, 2021.

The Borrower. The borrower is Triple BAR Columbia Marketplace, LLC, a Delaware limited liability company and single purpose entity. The borrower has one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Columbia East Marketplace Mortgage Loan.

The Loan Sponsors. The non-recourse carveout guarantors and borrower sponsors are Robert V. Gothier, Jr. and Mark X. DiSanto. Robert V. Gothier, Jr. is the founder and president of J.C. BAR Properties and coordinates the company’s development, brokerage and asset management services. For nearly 20 years, J.C. BAR Properties has been a full-service commercial real estate company that acquires, manages and leases grocery-anchored shopping centers primarily in the Mid-Atlantic region. While at J.C. BAR Properties, Gothier has developed over $800 million of commercial and retail real estate. Mark X. DiSanto is Chief Executive Officer of Triple Crown Corporation. Triple Crown Corporation provides real estate acquisition, construction and property management services. Triple Crown Corporation has constructed and developed over 3,000 single family homes, 1,500 apartments and over 6.4 million square feet of commercial, retail, grocery and multifamily real estate over the last 42 years. In 2020, J.C. BAR Properties teamed up with Triple Crown Corporation and Weathervane Capital Partners to create Triple BAR Group, an investment initiative focused on adding new assets to its portfolio for growth in both management and leasing. Robert V. Gothier, Jr. was involved in one prior loan foreclosure in 2020. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Columbia East Marketplace Property is managed by J.C. BAR Properties, Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $67,947 for real estate taxes, $300,000 for future capital expenditures (inclusive of $13,750 of immediate repairs), approximately $59,285 of gap rent, approximately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 10 – Columbia East Marketplace

$11,835 for Dollar General free rent, approximately $545,786 for outstanding tenant improvements and leasing commissions, $26,500 for the Advanced Auto HVAC repair reserve and $450,000 for future tenant improvements and leasing commissions at the Columbia East Marketplace Property.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which is currently approximately $33,973.

Insurance Escrows – The borrower will not be required to escrow for monthly insurance premiums provided that (i) no event of default has occurred or is continuing and (ii) the Columbia East Marketplace Property is covered under a blanket policy acceptable to the lender.

Replacement Reserves – On the payment date when the replacement reserve falls below $75,000, the borrower will be required to escrow 1/12th of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space at the Columbia East Marketplace Property, which currently equals approximately $2,158.

TI/LC Reserves – On the payment date when the TI/LC reserve falls below $450,000, the borrower will be required to escrow 1/12th of the product obtained by multiplying $0.85 by the aggregate number of rentable square feet of space at the Columbia East Marketplace Property, which currently equals approximately $12,231.

Lockbox / Cash Management. The Columbia East Marketplace Mortgage Loan requires a soft lockbox with springing cash management. The borrower has established a lockbox account for the exclusive benefit of the lender into which the borrower or property manager will deposit, or cause to be deposited, all rents within one business day of receipt. Funds in the lockbox account, absent of a Cash Trap Event Period (as defined below), are required to be transferred daily to a borrower operating account. Upon the occurrence of a Cash Trap Event Period, the lender will establish a cash management account, to which, during the continuance of such Cash Trap Event Period, all amounts in the lockbox account will be automatically transferred daily for the payment of, among other things, the debt service, monthly escrows, default interest, late payment charges and, if there are any amounts remaining, to the excess cash flow reserve.

A “Cash Trap Event Period” will commence upon the earliest of (i) an event of default, (ii) the debt service coverage ratio falling below 1.20x, or (iii) the occurrence of a Specified Tenant Cash Trap Event Period (as defined below) (unless the Cash Trap Avoidance Conditions (as defined below) have been and continue to be satisfied). A Cash Trap Event Period will be cured upon, with respect to clause (i), the cure of such event of default, with respect to clause (ii), the debt service coverage ratio being greater than or equal to 1.25x for two consecutive calendar quarters, and with respect to clause (iii), one of the Specified Tenant Cure Conditions (as defined below).

A “Specified Tenant Cash Trap Event Period” will commence upon the first to occur of (i) a Specified Tenant (as defined below) defaulting under its lease, (ii) a Specified Tenant vacating, failing to be open to the public for business during customary hours or going dark on its space for more than three business days, (iii) a Specified Tenant giving notice to terminate any portion of its lease, (iv) any termination or cancellation of a Specified Tenant lease, (v) bankruptcy or insolvency of a Specified Tenant, and (vi) a Specified Tenant failing to renew its lease prior to the renewal deadline for a lease term expiring after the maturity date or providing notice of its intent not to extend or renew (excluding MOM’s warehouse space). A Specified Tenant Cash Trap Event Period will expire upon the occurrence of the respective Specified Tenant Cure Condition or the borrower leasing the entire space demised under the applicable Specified Tenant lease (or portion thereof) to a tenant acceptable to the lender that is in occupancy, operational and paying full, unabated rent under its lease.

The “Specified Tenant Cure Conditions” are, with respect to clause (i) of the definition of Specified Tenant Cash Trap Event Period, the cure of such event of default; with respect to clause (ii) of the definition of “Specified Tenant Cash Trap Event Period,” the Specified Tenant being in physical possession of its space, open for public and not dark on any portion of the space; with respect to clause (iii) of the definition of Specified Tenant Cash Trap Event Period, the revocation of the Specified Tenant’s notice to terminate; with respect to clause (iv) of the definition of Specified Tenant Cash Trap Event Period, the Specified Tenant has renewed or extended its lease; with respect to clause (v) of the definition of Specified Tenant Cash Trap Event Period, the Specified Tenant is no longer subject to bankruptcy or insolvency proceedings; or with respect to clause (vi) of the definition of Specified Tenant Cash Trap Event Period, the Specified Tenant renewing or extending its lease and the applicable Specified Tenant paying full, unabated rent under the applicable Specified Tenant lease.

A “Specified Tenant” means, individually and collectively, (i) MOM’s, (ii) Ollie’s (provided, however, that if the lender determines that the Specified Tenant Renewal Conditions (as defined below) have been satisfied with respect to Ollie’s, this subsection (ii) will no longer be in force and effect), (iii) any parent company or guarantor of MOM’s or Ollie’s respective leases or (iv) a replacement tenant occupying all or a portion of a Specified Tenant’s space.

The “Specified Tenant Renewal Conditions” will be satisfied if Ollie’s renews or extends its lease in accordance with the terms of the Columbia East Marketplace Mortgage Loan agreement for a term expiring no earlier than two years after the maturity date and with no termination options prior to two years after the maturity date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 10 – Columbia East Marketplace

The “Cash Trap Avoidance Conditions” means that the borrower either (i) deposits an amount of funds (in the form of cash) equal to the Cash Trap Avoidance Deposit Amount (as defined below) or (ii) posts a letter of credit equal to the Cash Trap Avoidance Deposit Amount.

The “Cash Trap Avoidance Deposit Amount” means (A) initially, an amount equal to $970,000 and (B) on each anniversary of the date of the delivery of such funds, and for so long as a Cash Trap Event Period caused solely by a Specified Tenant Cash Trap Event Period is continuing (each such date, a “Renewal Date”), an amount equal the sum of (I) the aggregate amount of the Cash Trap Avoidance Deposit Amount deposited with the lender immediately prior to such Renewal Date, and (II) an amount equal to $970,000.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 11 – Mills Fleet Farm Brooklyn Ranch

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,000,000	Title(1):	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type – Subtype:	Retail – Single Tenant
% of IPB:	2.1%	Net Rentable Area (SF):	246,891
Loan Purpose:	Acquisition	Location:	Brooklyn Park, MN
Borrower(1):	KB Brooklyn Park, DST	Year Built / Renovated:	1984 / NAP
Borrower Sponsor:	Jeff Pori	Occupancy:	100.0%
Interest Rate:	3.71000%	Occupancy Date:	10/29/2021
Note Date:	10/29/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/6/2031	3rd Most Recent NOI (As of):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	NAV
Original Term:	120 months	Most Recent NOI (As of):	NAV
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$2,462,031
Call Protection:	L(24),D(93),O(3)	UW Expenses(4):	$0
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,462,031
Additional Debt:	No	UW NCF:	$2,444,842
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$37,600,000 / $152
Additional Debt Type:	N/A	Appraisal Date:	9/18/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$93
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$84
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.2%
Replacement Reserves:	$75,000	$0	N/A	Maturity Date LTV:	55.2%
TI/LC Reserve(2):	$1,175,000	Springing	N/A	UW NCF DSCR:	1.92x
Other(3):	$69,311	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,000,000	58.9%	Purchase Price	$37,074,946	94.9%
Borrower Sponsor Equity	16,066,138	41.1	Reserves	1,319,311	3.4
			Closing Costs	671,881	1.7
Total Sources	$39,066,138	100.0%	Total Uses	$39,066,138	100.0%
(1)	In addition to the Mill Fleet Farm Brooklyn Ranch Property (as defined below), the Mills Fleet Farm Brooklyn Ranch Mortgage Loan (as defined below) is secured by a security interest in the borrower’s master lease. The borrower has master leased the Mills Fleet Farm Brooklyn Ranch Property to a master tenant affiliated with the guarantor. The master tenant is structured as a special purpose entity with two independent directors. The master tenant’s interest in all tenant rents was assigned directly to the lender. The master tenant is a party to the deed of trust and cash management agreement. The master lease is subordinate to the Mills Fleet Farm Brooklyn Ranch Mortgage Loan and, upon an event of default under the Mills Fleet Farm Brooklyn Ranch Mortgage Loan documents, the lender has the right to cause the termination of the master lease. A non-consolidation opinion was provided in connection with the origination of the Mills Fleet Farm Brooklyn Ranch Mortgage Loan. See “Description of the Mortgage Pool— Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.
(2)	At origination, the borrower deposited an amount equal to $1,175,000 into the tenant improvement and leasing commissions reserve account of which $75,000 has been allocated to the rollover reserve subaccount for capital expenditures. During the term of the Mills Fleet Farm Brooklyn Ranch Mortgage Loan, the lender may only disburse up to $75,000 from the rollover reserve subaccount to the borrower.
(3)	Other escrows include $69,311 for deferred maintenance.
(4)	The Mills Fleet Farm Lease (as defined below) is absolute NNN, with all expenses paid directly by Mills Fleet Farm.

The Loan. The Mills Fleet Farm Brooklyn Ranch mortgage loan (the “Mills Fleet Farm Brooklyn Ranch Mortgage Loan”) has an original and Cut-off Date principal balance of $23,000,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 246,891 square foot retail property located in Brooklyn Park, Minnesota (the “Mills Fleet Farm Brooklyn Ranch Property”). The Mills Fleet Farm Brooklyn Ranch Mortgage Loan has a 10-year term and following a five-year interest-only period, amortizes on a 30-year schedule.

The Property. The Mills Fleet Farm Brooklyn Ranch Property is a 246,891 square foot, free-standing retail property comprised of four, one-story buildings located in Brooklyn Park, Minnesota. Situated on approximately 30.3 acres of land, the Mills Fleet Farm Brooklyn Ranch Property was originally built in 1984 and has since been occupied by Mills Fleet Farm (as defined below). The buildings on site are a retail store (204,628 SF), a warehouse (31,377 SF), a car wash (6,274 SF) and a fueling station (4,652 SF). A surface parking lot

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 11 – Mills Fleet Farm Brooklyn Ranch

on the property consists of 821 parking spaces, which has a parking ratio of 3.33 spots per 1,000 SF of total net rentable area. According to the appraisal, the “As Is” appraisal value of the property is $37,600,000. The Mills Fleet Farm Brooklyn Ranch Property is 100% occupied by Mills Fleet Farm Group (“Mills Fleet Farm”) as of October 29, 2021.

COVID-19 Update. As of October 8, 2021, the Mills Fleet Farm Brooklyn Ranch Property was open and operating. The tenant representing 100.0% of the underwritten base rent made its September 2021 and October 2021 rental payments. As of the date of this term sheet, the Mills Fleet Farm Brooklyn Ranch Mortgage Loan is not subject to any forbearance, modification, or debt service relief requests.

Major Tenant.

Mills Fleet Farm (246,891 square feet; 100.0% of the NRA; 100.0% of underwritten base rent): Mills Fleet Farm is a big box retailer that offers brands across multiple product categories including: outdoors, sporting goods, farming, pet care, hardware, toys, home goods and accessories. Mills Fleet Farm was founded in 1955 and is a wholly-owned subsidiary of KKR & Co. Inc. (“KKR”). Mills Fleet Farm currently has 47 stores spanning the American mid-west, with locations in North Dakota, South Dakota, Minnesota, Iowa and Wisconsin. KKR’s operations include managing multiple alternative asset classes, including private equity, credit, and real assets, with strategic partners that manage hedge funds. KKR was founded in 1976 and is headquartered in New York, New York.

The Mills Fleet Farm lease has a commencement date of September 15, 2021 and a current expiration date of October 1, 2041 (the “Mills Fleet Farm Lease”). The Mills Fleet Farm Lease has four, five-year renewal options at the greater of (i) the then-current annual rent multiplied by 102% and (ii) 95% of the fair market rent.

The following table presents the annual base rent under the Mills Fleet Farm Lease for the designated years:

Mills Fleet Farm Lease Base Rent Schedule
Start Date	End Date	Lease Year	Annual Base Rent
10/31/2022	10/30/2022	1	$2,591,611.92
10/31/2023	10/30/2023	2	$2,643,444.16
10/31/2024	10/30/2024	3	$2,696,313.04
10/31/2025	10/30/2025	4	$2,750,239.30
10/31/2026	10/30/2026	5	$2,805,244.09
10/31/2027	10/30/2027	6	$2,861,348.97
10/31/2028	10/30/2028	7	$2,918,575.95
10/31/2029	10/30/2029	8	$2,976,947.47
10/31/2030	10/30/2030	9	$3,036,486.42
10/31/2031	10/30/2031	10	$3,097,216.15
10/31/2032	10/30/2032	11	$3,097,216.15
10/31/2033	10/30/2033	12	$3,097,216.15
10/31/2034	10/30/2034	13	$3,097,216.15
10/31/2035	10/30/2035	14	$3,097,216.15
10/31/2036	10/30/2036	15	$3,097,216.15
10/31/2037	10/30/2037	16	$3,097,216.15
10/31/2038	10/30/2038	17	$3,097,216.15
10/31/2039	10/30/2039	18	$3,097,216.15
10/31/2040	10/30/2040	19	$3,097,216.15
10/31/2041	10/1/2041	20	$3,097,216.15

Historical and Current Occupancy(1)
2018	2019	2020	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical Occupancies are not available as the Mills Fleet Farm Brooklyn Ranch Property was acquired in 2021 and the Mills Fleet Farm Brooklyn Ranch Property is occupied by a single tenant.
(2)	Current Occupancy is as of October 29, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 11 – Mills Fleet Farm Brooklyn Ranch

The following table presents certain information relating to the major tenants for the Mills Fleet Farm Brooklyn Ranch Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	% of Total UW Base Rent	Lease Expiration Date
Mills Fleet Farm	NR/NR/NR	246,891	100.0%	$10.50	100.0%	10/1/2041
Occupied Collateral Total / Wtd. Avg.		246,891	100.0%	$10.50	100.0%
Vacant		0	0.0
Collateral Total		246,891	100.0%

(1)	Based on the underwritten rent roll.

The following table presents certain information relating to the tenant lease expiration dates of the Mills Fleet Farm Brooklyn Ranch Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032 & Beyond	1	246,891	100.0	2,591,612	0.0	246,891	100.0%	$2,591,612	100.0%
Total	1	246,891	100.0%	$2,591,612	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 11 – Mills Fleet Farm Brooklyn Ranch

The following table presents certain historical and underwritten financial information relating to the Mills Fleet Farm Brooklyn Ranch Property:

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)(3)
Base Rent(2)	$2,591,612	$10.50	100.0%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$2,591,612	$10.50	100.0%
Total Reimbursements	0	0.00	0.0
Total Other Income	0	0.00	0.0
Net Rental Income	$2,591,612	$10.50	100.0%
(Vacancy/Credit Loss)	(129,581)	(0.52)	(5.0)
Effective Gross Income	$2,462,031	$9.97	95.0%
Total Expenses(3)	0	0.00	0.0
Net Operating Income	$2,462,031	$9.97	100.0%
Total TI/LC, Capex/RR(4)	17,189	0.07	0.7
Net Cash Flow	$2,444,842	$9.90	99.3%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2)	Base Rent includes rent step 1 year from closing.
(3)	The Mills Fleet Farm Lease is absolute NNN, with all expenses paid directly by Mills Fleet Farm.
(4)	Based on $0.07 PSF less credit for $75,000 upfront capex reserve; tenant is responsible for all building maintenance and repairs.

The Market. The Mills Fleet Farm Brooklyn Ranch Property is located in Brooklyn Park, Hennepin County, Minnesota. It is part of the Minneapolis-St metro area (Minneapolis-St). The subject’s surrounding area is generally suburban. Retail properties are centered along 85th Avenue North and Brooklyn Boulevard, with larger retail such as Walmart, Menards and auto dealers along CSAH 81. Industrial properties are located primarily along Highway 169 and Highway 610. Minneapolis−Saint Paul International Airport is located approximately 26.9 miles south of the subject property.

According to the appraisal, as of the second quarter of 2021, the Minneapolis retail market had an inventory of approximately 202.89 million square feet, overall vacancy in the market of approximately 3.5% and average asking rent of $14.97 per square foot. As of the second quarter of 2021, the Brookdale retail submarket had an inventory of approximately 8.48 million square feet, overall vacancy of approximately 5.0% and average asking rent of $13.34 per square foot. The Brookdale submarket is considered a lower tier submarket as compared to the other submarkets in the overall Minneapolis area.

According to the appraisal, the estimated 2021 population within a one-, three- and five-mile radius was 6,435, 81,452 and 213,547, respectively. The estimated 2021 median household income within a one-, three- and five-mile radius was $80,875, $76,757 and $82,430, respectively.

The following table presents certain information relating to comparable office leases for the Mills Fleet Farm Brooklyn Ranch Property:

Comparable Retail Leases(1)
	Rentable Area (SF)	Term (Years)	Lease Size (SF)	Lease Date	Rent PSF	Lease Type
Mills Fleet Farm Brooklyn Ranch	246,891	20.0	246,891	Sep. 2021(2)	$10.29(2)	NNN
Fleet Farm – Waukee	196,818	12.5	196,818	Sep. 2019	$13.11	NNN
Fleet Farm - Lakeville	206,541	11.0	202,669	Oct. 2016	$12.20	NNN
Fleet Farm – Stevens Point	170,642	13.5	170,642	Mar. 2016	$11.89	NNN
Delavan Fleet Farm	224,045	11.3	224,045	Oct 2016	$10.55	NNN
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 11 – Mills Fleet Farm Brooklyn Ranch

The following table presents certain information relating to comparable office sales for the Mills Fleet Farm Brooklyn Ranch Property:

Comparable Office Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Mills Fleet Farm Brooklyn Ranch Brooklyn Park, MN	Oct-2021(2)	246,891	100.0%	$37,074,946(2)	$150.17(2)	NAP
Mills Fleet Farm - Rochester Rochester, MN	Apr-2019	302,139	100.0%	$25,500,000	$84.40	$90.31
Fleet Farm Oconomowoc Oconomowoc, WI	Jan-2020	218,628	100.0%	$36,400,000	$166.49	$174.82
Fleet Farm - Waukee Waukee, IA	Jan-2021	196,818	100.0%	$38,100,000	$193.58	$197.45
Fleet Farm - Lakeville Lakeville, MN	Nov-2019	206,541	100.0%	$32,108,830	$155.46	$164.79
(1)	Source: Appraisal.
(2)	Source: Title settlement statement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 12 – One & Two River Crossing

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,782,500	Title:	Fee
Cut-off Date Principal Balance:	$22,782,500	Property Type – Subtype:	Office - Suburban
% of IPB:	2.1%	Net Rentable Area (SF):	205,729
Loan Purpose:	Acquisition	Location:	Indianapolis, IN
Borrower:	IND SLC Lake Pointe Equities LLC	Year Built / Renovated:	1999, 2001 / NAP
Borrower Sponsor:	Matthew J. Felton	Occupancy(2):	85.7%
Interest Rate:	3.28900%	Occupancy Date:	9/1/2021
Note Date:	8/31/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	9/6/2031	3rd Most Recent NOI (As of):	$2,733,221 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,589,912 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(3):	$2,953,241 (TTM 6/30/2021)
Original Amortization Term:	None	UW Economic Occupancy:	85.2%
Amortization Type:	Interest Only	UW Revenues:	$4,384,700
Call Protection:	L(26),D(90),O(4)	UW Expenses:	$1,926,593
Lockbox / Cash Management:	Springing	UW NOI(3):	$2,458,107
Additional Debt(1):	No	UW NCF:	$2,012,014
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$35,200,000 / $171
Additional Debt Type:	N/A	Appraisal Date:	8/4/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$111
Taxes:	$0	$50,485	N/A	Maturity Date Loan / SF:	$111
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.7%
Replacement Reserves:	$712,500	$3,429	N/A	Maturity Date LTV:	64.7%
TI/LC:	$0	$17,144	$1,234,368	UW NCF DSCR:	2.65x
Other(4):	$1,826,115	$0	N/A	UW NOI Debt Yield:	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,782,500	59.3%	Purchase Price	$35,050,000	91.3%
Borrower Sponsor Equity	15,611,731	40.7	Upfront Reserves	2,538,615	6.6
			Closing Costs	805,616	2.1
Total Sources	$38,394,231	100.0%	Total Uses	$38,394,231	100.0%

(1)	No Additional Debt is currently in-place, however, future mezzanine debt is permitted any time after November 6, 2023, provided that, among other conditions (i) no event of default has occurred and is continuing, (ii) the mezzanine loan is junior and subordinate to the One & Two River Crossing Mortgage Loan (as defined below), (iii) the subordinate mezzanine loan, together with the One & Two River Crossing Mortgage Loan, has a combined loan-to-value ratio of no greater than 64.7%, (iv) the debt service coverage ratio based on the trailing 12 month period after taking into account the subordinate mezzanine loan and the One & Two River Crossing Mortgage Loan is at least 2.51x, (v) the debt yield (as calculated in the loan documents) after taking into account the subordinate mezzanine loan and the One & Two River Crossing Mortgage Loan is at least 8.37% and (vi) the mezzanine lender enters into an intercreditor agreement satisfactory to the mortgage lender.

(2)	Occupancy excludes one tenant that is currently in occupancy at the One & Two River Crossing Property (as defined below). The tenant, Blackboard (28,674 SF), was underwritten as vacant because, per the borrower sponsor, Blackboard has made the decision to have all Indianapolis-based employees work from home indefinitely, and is currently not utilizing any of their space. Blackboard is still paying rent ($702,513 per year currently) and is obligated to pay rent through its lease term which includes an early termination option effective February 29, 2024. If Blackboard exercises its early termination option, it is required to pay a termination fee of $1.1 million (all of which, some of which, or none of which would be reserved depending on occupancy at the property at the time of termination). The in-place occupancy at the One & Two River Crossing Property including this tenant is 99.7%.

(3)	The decrease in UW NOI from Most Recent NOI is primarily driven by the exclusion of underwritten revenue for the currently dark tenant, Blackboard (28,674 SF). See footnote (2) above for details.

(4)	Other escrows include (i) approximately $1,213,098 for existing TI/LC obligations, (ii) approximately $475,518 for rent concessions and (iii) $137,500 for deferred maintenance.

The Loan. The One & Two River Crossing mortgage loan (the “One & Two River Crossing Mortgage Loan”) has an original and cut-off date principal balance of $22,782,500 and is secured by a first lien mortgage on the borrower’s fee interest in a 205,729 square foot, two building office property located in Indianapolis, Indiana (the “One & Two River Crossing Property”). The One & Two River Crossing Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The One & Two River Crossing Property comprises two multitenant office buildings with a total net rentable area of 205,729 square feet and a parking garage situated on an approximately 7.1-acre site in Indianapolis, Indiana. One River Crossing is a 121,362

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 12 – One & Two River Crossing

square foot, four-story building that was constructed in 1999, and Two River Crossing is an 84,367 square foot, three story building constructed in 2001. In addition to the two office buildings, the One & Two River Crossing Property includes a 458 space parking garage which was built in 1999 and has a covered pedestrian walkway providing direct access into both buildings on either side. Along with the 174 surface parking spots, the One & Two River Crossing Property provides a total of 732 parking spaces, resulting in a parking ratio of approximately 3.6 spaces per 1,000 square feet. As of September 1, 2021, the One & Two River Crossing Property was 99.7% leased to 11 unique tenants (85.7% excluding the dark tenant, Blackboard (28,674 SF)). On average, the 11 underwritten tenants have been at the One & Two River Crossing Property for approximately 18.6 years.

COVID-19 Update. As of November 3, 2021, the One & Two River Crossing Property was open and operating. Throughout the pandemic, no tenants requested or received rent relief or lease modifications, and as of November 3, 2021 all tenants are current on their lease obligations. One tenant, Blackboard, representing 13.9% of net rentable area, which has been underwritten as vacant, is not currently utilizing its space due to the COVID-19 pandemic; however, the tenant has remained current on its lease obligations. As of the date of this term sheet, the One & Two River Crossing Mortgage Loan is not subject to any modification or forbearance request.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)(3)
90.8%	95.0%	97.8%	85.7%
(1)	Historical Occupancies represent the average occupancy of each respective year.

(2)	Current Occupancy is as of September 1, 2021.

(3)	Current Occupancy excludes one tenant that is currently in occupancy at the One & Two River Crossing Property. The tenant, Blackboard (28,674 SF), was underwritten as vacant because, per the borrower sponsor, the tenant has made the decision to have all Indianapolis-based employees work from home indefinitely, and is currently not utilizing any of their space. Blackboard is still paying rent ($702,513 per year currently) and is obligated to pay rent through its lease term which includes an early termination option effective February 29, 2024. If Blackboard exercises its early termination option, it is required to pay a termination fee of $1.1 million. The in-place occupancy at the One & Two River Crossing Property including this tenant is 99.7%.

Largest Tenants.

Somerset CPA (70,456 square feet; 34.2% of the NRA; 40.9% of underwritten base rent): Somerset CPA is an accounting and financial advisory company with over 60 years’ experience providing clients with advisory, tax, audit, financial planning and technology services. Somerset CPA is headquartered at the One & Two River Crossing Property, has over 230 employees and provides services in all 50 states. Somerset CPA has been a tenant at the One & Two River Crossing Property since February 2001 and most recently extended its lease in October 2019. The lease extension begins in July 2022 and expires in October 2032.

Crowe LLP (56,689 square feet; 27.6% of the NRA; 31.0% of underwritten base rent): Crowe LLP is a public accounting, consulting, and technology firm with 41 offices and over 4,000 professionals around the world. Crowe LLP is part of Crowe Global - the eighth largest accounting network in the world with over 200 independent accounting and advisory firms in more than 130 countries. Crowe has strategic alliances with leading global technology companies such as Salesforce, Microsoft and Oracle, and was named to Fortune’s 100 Best Companies To Work For list in 2020. Crowe LLP has been located at the One & Two River Crossing Property since 1999 and most recently extended its lease in June 2017. The lease extension began in June 2017 and its current lease expires in March 2028. An excess cash flow sweep would be triggered upon Crowe LLP not renewing its lease 12 months prior to its lease expiration. Such excess cash flow sweep may be cured by entering into a satisfactory replacement lease or posting a letter of credit (as described in the loan documents).

Regus (16,142 square feet; 7.8% of the NRA; 9.3% of underwritten base rent): Regus is a global workspace provider with over 1,000 locations throughout the world. In 2016, Regus became part of the International Workplace Group which is the world’s largest provider of outsourced workplaces servicing more than 2.5 million workers with 3,300 locations in more than 110 countries. The Regus space at the One & Two River Crossing Property includes 71 private offices, three meeting rooms and offers custom office space, coworking space, and virtual offices. Regus has been a tenant at the One & Two River Crossing Property since August 1999 and most recently extended its lease in November 2019. The lease extension began in September 2020 and its current lease expires in November 2025.

Michael Baker International (12,421 square feet; 6.0% of the NRA; 7.4% of underwritten base rent): Michael Baker International is a provider of engineering and consulting services, including design, planning, architectural, environmental, construction and program management, with more than 80 years of experience. Michael Baker International has nearly 100 offices nationwide and has worked on everything from roads, bridges, tunnels, mass transit, and airports, to water treatment plants, arctic oil pipelines, environmental restoration and specialized overseas construction. Michael Baker International has been a tenant at the One & Two River Crossing Property since December 2012 and most recently extended its lease in December 2019. The lease extension began in April 2020 and expires in June 2025.

Column Capital Advisors (5,859 square feet; 2.8% of the NRA; 3.7% of underwritten base rent): Founded in 2005 and headquartered at the One & Two River Crossing Property, Column Capital Advisors is a wealth management firm that provides investment management, financial planning and tax advice to high net worth individuals and families. Column Capital Advisors is an SEC Registered Investments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 12 – One & Two River Crossing

Advisor that serves over 330 clients and manages approximately $1.1 billion of client assets. The tenant has been at the One & Two River Crossing Property since August 2012, and its current lease expires in February 2023.

The Market. The One & Two River Crossing Property is located in Indianapolis, Indiana within the North/Carmel submarket. The One & Two River Crossing Property is located approximately half a mile west of the entrance to Interstate 465 which provides regional access throughout Indianapolis and the surrounding region. In addition to the One & Two River Crossing Property’s access to the greater Indianapolis MSA, tenants can take advantage of their proximity to The Fashion Mall at Keystone, which is located within a mile of the One & Two River Crossing Property. Per the appraiser, the Fashion Mall at Keystone is an upscale shopping center that offers around 120 specialty shops and restaurants with notable tenants including Saks Fifth Avenue, Nordstrom’s and Cheesecake Factory.

As of the second quarter of 2021, the Indianapolis office market and the North/Carmel submarket had an inventory of approximately 33.6 million square feet and approximately 9.7 million square feet, respectively. The Indianapolis market had a vacancy rate of 21.0% and the North/Carmel submarket had a vacancy of 20.5%. The average asking rent for the Indianapolis market and North/Carmel submarket are $20.05 and $21.22, respectively. According to the appraisal, the One & Two River Crossing Property has a ten-year average historical vacancy rate of approximately 3.2% and has traditionally outperformed the submarket. The estimated 2021 average household income within a one-, three-, and five-mile radius of the One & Two River Crossing Property was $85,585, $98,293 and $105,395, respectively. The estimated 2021 population within the same radii is 5,289, 57,756 and 176,165, respectively.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent	Lease Exp. Date
Somerset CPA(3)	NR/NR/NR	70,456	34.2%	$25.46	$1,794,019	40.9%	10/31/2032(4)
Crowe LLP	NR/NR/NR	56,689	27.6	23.99	1,359,884	31.0	3/31/2028(5)
Regus	NR/NR/NR	16,142	7.8	25.22	407,100	9.3	11/30/2025
Michael Baker International	NR/NR/NR	12,421	6.0	26.00	322,946	7.4	6/30/2025
Column Capital Advisors	NR/NR/NR	5,859	2.8	28.00	164,052	3.7	2/28/2023
Top Five Tenants		161,567	78.5%	$25.05	$4,048,000	92.3%

Other Tenants		14,781	7.2%	$22.96	$339,363	7.7%

Occupied Collateral Total		176,348	85.7%	$24.88	$4,387,363	100.0%

Vacant Space(6)		29,381	14.3%

Collateral Total		205,729	100.0%

(1)	Based on underwritten rent roll dated September 1, 2021.

(2)	UW Base Rent PSF and UW Base Rent includes rent steps of approximately $7,006 through September 2022.

(3)	Somerset CPA is subleasing 4,499 square feet of its space to an affiliate company, Hotta Liesenberg Saito LLP (2.2% of NRA, 2.6% of UW Base Rent), with a lease expiration in October 2032.

(4)	Somerset CPA has the one time right to terminate 7,500 square feet of its lease with 12 months’ notice and the payment of a fee equal to two months’ rent.

(5)	Crowe LLP has the one time right to terminate 7,500 square feet of its lease with nine months’ notice.

(6)	Vacant Space includes one tenant that is currently in occupancy at the One & Two River Crossing Property. The tenant, Blackboard (28,674 SF), was underwritten as vacant because, per the borrower sponsor, Blackboard has made the decision to have all Indianapolis-based employees work from home indefinitely, and is currently not utilizing any of their space. Blackboard is still paying rent ($702,513 per year currently) and is obligated to pay rent through its early termination option effective February 29, 2024. If Blackboard exercises its early termination option, it is required to pay a termination fee of $1.1 million. The in-place occupancy at the One & Two River Crossing Property including this tenant is 99.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 12 – One & Two River Crossing

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring
Vacant(3)	NAP	29,381	14.3%	NAP	NAP	29,381	14.3%	NAP	NAP
2021 & MTM	0	0	0.0	$0	0.0%	29,381	14.3%	$0	0.0%
2022	2	7,116	3.5	172,703	3.9	36,497	17.7%	$172,703	3.9%
2023	3	8,891	4.3	242,875	5.5	45,388	22.1%	$415,577	9.5%
2024	0	0	0.0	0	0.0	45,388	22.1%	$415,577	9.5%
2025	3	30,140	14.7	768,682	17.5	75,528	36.7%	$1,184,259	27.0%
2026	1	3,056	1.5	49,202	1.1	78,584	38.2%	$1,233,461	28.1%
2027	0	0	0.0	0	0.0	78,584	38.2%	$1,233,461	28.1%
2028	1	56,689	27.6	1,359,884	31.0	135,273	65.8%	$2,593,345	59.1%
2029	0	0	0.0	0	0.0	135,273	65.8%	$2,593,345	59.1%
2030	0	0	0.0	0	0.0	135,273	65.8%	$2,593,345	59.1%
2031	0	0	0.0	0	0.0	135,273	65.8%	$2,593,345	59.1%
2032 & Beyond	1	70,456	34.2	1,794,019	40.9	205,729	100.0%	$4,387,363	100.0%
Total	11	205,729	100.0%	$4,387,363	100.0%
(1)	Based on the underwritten rent roll dated September 1, 2021.

(2)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring includes rent steps of approximately $7,006 through September 2022.

(3)	Vacant space includes one tenant that is currently in occupancy at the One & Two River Crossing Property. The tenant, Blackboard (28,674 SF), was underwritten as vacant because, per the borrower sponsor, Blackboard has made the decision to have all Indianapolis-based employees work from home indefinitely, and is currently not utilizing any of their space. Blackboard is still paying rent ($702,513 per year currently) and is obligated to pay rent through its early termination option effective February 29, 2024. If Blackboard exercises its early termination option, it is required to pay a termination fee of $1.1 million. The in-place occupancy at the One & Two River Crossing Property including this tenant is 99.7%.

Operating History and Underwritten Net Cash Flow
	2019	2020	TTM(1)(2)	Underwritten(2)	Per Square Foot	%(3)
Rents in Place	$4,534,749	$4,325,488	$4,667,246	$4,380,356	$21.29	85.2%
Rent Steps(4)	0	0	0	7,006	0.03	0.1
Vacant Income	0	0	0	716,850	3.48	13.9
Gross Potential Rent	$4,534,749	$4,325,488	$4,667,246	$5,104,212	$24.81	99.3%
Total Reimbursements	201,536	312,175	319,911	36,079	0.18	0.7
Net Rental Income	$4,736,285	$4,637,663	$4,987,157	$5,140,291	$24.99	100.0%
Other Income	303	248	6,016	0	0.00	0.0
(Vacancy/Credit Loss)	0	0	0	(755,591)	(3.67)	(17.2)
Effective Gross Income	$4,736,588	$4,637,911	$4,993,173	$4,384,700	$21.31	85.3%
Total Expenses	$2,003,368	$2,048,000	$2,039,932	$1,926,593	$9.36	43.9%
Net Operating Income	$2,733,221	$2,589,912	$2,953,241	$2,458,107	$11.95	56.1%
Cap Ex, Total TI/LC	0	0	0	446,093	2.17	10.2
Net Cash Flow	$2,733,221	$2,589,912	$2,953,241	$2,012,014	$9.78	45.9%
(1)	TTM reflects the trailing 12 months ending June 30, 2021.

(2)	The decrease in UW NOI from Most Recent NOI is primarily driven by the exclusion of underwritten revenue for the currently dark tenant, Blackboard (28,674 SF). Blackboard’s current in-place rent is $702,513.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(4)	Rent Steps includes rent steps of approximately $7,006 through September 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 13 – Autumn Run Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,700,000	Title:	Fee
Cut-off Date Principal Balance:	$22,700,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.1%	Net Rentable Area (Units):	320
Loan Purpose:	Refinance	Location:	Naperville, IL
Borrower:	Autumn Run Apartments LLC	Year Built / Renovated:	1986 / NAP
Borrower Sponsor:	Peter S. Fazio	Occupancy:	94.1%
Interest Rate:	3.56500%	Occupancy Date:	10/27/2021
Note Date:	10/12/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/1/2031	3rd Most Recent NOI (As of)(2):	$2,050,181 (12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$1,666,860 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(3):	$1,849,219 (TTM 9/30/2021)
Original Amortization:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$4,347,995
Call Protection:	L(24),YM1(92),O(4)	UW Expenses:	$2,066,045
Lockbox / Cash Management:	Springing	UW NOI(3):	$2,281,950
Additional Debt:	No	UW NCF:	$2,194,439
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$41,600,000 / $130,000
Additional Debt Type:	N/A	Appraisal Date:	9/3/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$70,938
Taxes:	$192,264	$64,088	N/A	Maturity Date Loan / Unit:	$70,938
Insurance:	$49,296	$8,216	N/A	Cut-off Date LTV:	54.6%
Replacement Reserves:	$0	$7,293	N/A	Maturity Date LTV:	54.6%
Deferred Maintenance:	$91,563	$0	N/A	UW NCF DSCR:	2.67x
Other(1):	$154,910	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,700,000		100.0%	Loan Payoff	$13,995,027	61.7%
				Return of Equity	7,950,538	35.0
				Upfront Reserves	488,033	2.1
				Closing Costs	266,402	1.2
Total Sources	$22,700,000		100.0%	Total Uses	$22,700,000	100.0%
(1)	Other escrows represents the outstanding rent holdback reserve.

(2)	The decrease in 2nd Most Recent NOI and 3rd Most Recent NOI is primarily attributed to a decrease in occupancy at the Autumn Run Apartments Property (as defined below).

(3)	The increase in UW NOI and Most Recent NOI is primarily attributed to an increase in occupancy and rental rates at the Autumn Run Apartments Property.

The Loan. The Autumn Run Apartments mortgage loan is secured by the borrower’s fee interest in a 320-unit multifamily property located in Naperville, Illinois (the “Autumn Run Apartments Property”). The Autumn Run Apartments mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $22.7 million (the “Autumn Run Apartments Mortgage Loan”). The Autumn Run Apartments Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Autumn Run Apartments Property is a 320-unit garden multifamily property located in Naperville, Illinois. Built in 1986, the Autumn Run Apartments Property consists of 22, two-story multifamily buildings and two common area buildings situated on a 22.37-acre site. The Autumn Run Apartments Property’s unit mix includes 222 one bedroom/one bathroom units, 23 two bedroom/one bathroom units and 75 two bedroom/two bathroom units, with an average unit size of 770 square feet. Unit amenities include a kitchen appliance package with dishwasher, washer and dryer and balconies or patios. The Autumn Run Apartments Property features a clubhouse, fitness center, sport court, storage units, barbecue and picnic area. In 2021, the borrower plans to perform an approximately $9.5 million to $11.0 million capital improvement plan to be completed over the next three to four years. The capital improvements will include unit interior upgrades to stainless steel appliances, granite countertops, new kitchen cabinets, carpet removal and installation of new vinyl flooring,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 13 – Autumn Run Apartments

renovations to the interior and exterior common space improvements including hallways, common lobby areas, leasing office, improvements to the clubhouse, conversion of the indoor pool to a fitness center and outdoor pool upgrades. Any such capital improvement work remains subject to the terms and conditions of the Autumn Run Apartments Mortgage Loan documents, including, among other conditions, the lender’s prior written consent (not to be unreasonably withheld or delayed) for capital expenditures in excess of 4% of the outstanding principal amount of the Autumn Run Apartments Mortgage Loan. Parking is provided via 506 surface parking spaces resulting in a parking ratio of approximately 1.6 spaces per unit. As of the October 27, 2021 underwritten rent roll, the Autumn Run Apartments Property was 94.1% occupied.

The following table presents detailed information with respect to the unit mix of the Autumn Run Apartments Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Monthly Rent Per Unit(2)
One Bedroom / One Bathroom	222	69.4%	210	94.6%	668	$1,056
Two Bedroom / One Bathroom	23	7.2%	22	95.7%	840	$1,297
Two Bedroom / Two Bathroom	75	23.4%	69	92.0%	1,050	$1,424
Collateral Total/Wtd. Avg.	320	100.0%	301	94.1%	770	$1,158
(1)	Based on the underwritten rent roll dated October 27, 2021.

(2)	Avg. Monthly Rent Per Unit is calculated using the in-place rent of the Occupied Units.

COVID-19 Update. As of October 27, 2021, the outstanding rent collections was $65,586 (1.5% of UW EGI), which is a 47.1% decrease in delinquency from loan origination. The Lender required an upfront outstanding rent reserve totaling 125% of all outstanding rental collections totaling to $154,910. The Illinois state-wide eviction moratorium has been terminated on October 4, 2021. As of the date of this term sheet, the Autumn Run Apartments Mortgage Loan is not subject to any modification or forbearance requests.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
93.0%	91.1%	84.5%	94.1%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the underwritten rent roll as of October 27, 2021.

The Market. The Autumn Run Apartments Property is located within DuPage and Will Counties in Naperville, Chicago. Naperville, Chicago is a western suburb of Chicago, Illinois bordering Warrenville to the north, Woodridge to the east, Bolingbrook to the south and Aurora to the west. The immediate area surrounding the Autumn Run Apartments Property is predominately office and industrial along major arterials and multifamily and single family residential away from the arterials. Attractions in Naperville, Illinois include Riverwalk, DuPage Children’s Museum, Naper Settlement, Centennial Beach and Naperville Historic District. New multifamily development includes Vantage Naperville, a 112 unit full amenity property. Proposed development includes Lincoln at CityGate, a mixed-use building with 285 luxury apartment units and space for an event center. Public transportation is provided by bus stops along Illinois Route 59. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the Autumn Run Apartments Property was 10,989, 64,340 and 176,875, respectively. The 2020 average household income within the same radii was $104,706, $119,354 and $127,150, respectively.

According to the appraisal, the Autumn Run Apartments Property is located within the Chicago-Naperville-Elgin apartment market. As of the first quarter of 2021, the Chicago-Naperville-Elgin apartment market contained approximately 736,664 units with a vacancy rate of 6.0%, representing a 0.1% increase over the previous quarter. As of first quarter of 2021, the Chicago-Naperville-Elgin apartment market reported an asking rent of $1,477 per unit. As of the first quarter of 2021, there were 1,054 units completed and a positive net absorption of 134 units within the Chicago-Naperville-Elgin apartment market. As of the first quarter of 2021, the Naperville, Illinois apartment submarket contained 9,897 units with a vacancy rate of 4.3%, representing an decrease of 0.1% over the previous quarter. As of first quarter 2021, the Naperville, Illinois apartment submarket reported an asking rent of $1,503 per unit. As of the first quarter 2021, there were no completions and positive net absorption of two units within the Naperville, Illinois apartment submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 13 – Autumn Run Apartments

Underwritten Net Cash Flow
	2019	2020	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$3,639,610	$3,395,704	$3,565,498	$4,461,756	$13,943	95.5%
Other Income 1(3)	52,167	33,800	64,412	64,412	201	1.4
Other Income 2(4)	22,489	(4,019)	9,024	147,200	460	3.1
Gross Potential Rent	$3,714,266	$3,425,485	$3,638,934	$4,673,368	$14,604	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$3,714,266	$3,425,485	$3,638,934	$4,673,368	$14,604	100.0%
(Vacancy/Credit Loss)(5)	0	(4,033)	0	(325,374)	(1,017)	(7.0)
Effective Gross Income	$3,714,266	$3,421,452	$3,638,934	$4,347,995	$13,587	93.0%

Total Expenses	$1,664,085	$1,754,592	$1,789,716	$2,066,045	$6,456	47.5%

Net Operating Income	$2,050,181	$1,666,860	$1,849,219	$2,281,950	$7,131	52.5%

Total TI/LC, Capex/RR	0	0	0	87,510	273	2.0

Net Cash Flow	$2,050,181	$1,666,860	$1,849,219	$2,194,439	$6,858	50.5%
(1)	TTM represents trailing 12 months as of September 30, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Other Income 1 represents late fees, admin fees, pet fees and miscellaneous income.

(4)	Other Income 2 represents utility reimbursement.

(5)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 6.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 14 – Parc Gardens

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,560,000	Title:	Fee
Cut-off Date Principal Balance:	$22,560,000	Property Type - Subtype:	Multifamily – Age Restricted
% of Pool by IPB:	2.1%	Net Rentable Area (Units)(1):	151
Loan Purpose:	Refinance	Location:	Lafayette, LA
Borrower:	Parc Gardens of Delaware, LLC	Year Built / Renovated:	2019 / NAP
Borrower Sponsor:	Glenn Stewart	Occupancy:	96.0%
Interest Rate:	3.70200%	Occupancy Date:	10/8/2021
Note Date:	10/20/2021	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/6/2031	3rd Most Recent NOI (As of)(2):	$231,049 (Ann. T-11 12/31/2019)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$955,416 (12/31/2020)
Original Term:	120 months	Most Recent NOI (As of)(2):	$1,651,388 (TTM 8/31/2021)
Original Amortization:	None	UW Economic Occupancy:	93.9%
Amortization Type:	Interest Only	UW Revenues:	$2,883,383
Call Protection:	L(24),D(92),O(4)	UW Expenses:	$1,121,113
Lockbox / Cash Management:	Springing	UW NOI(2):	$1,762,270
Additional Debt:	No	UW NCF:	$1,724,520
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$36,200,000 / $239,735
Additional Debt Type:	N/A	Appraisal Date:	9/6/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$149,404
Taxes:	$218,346	$18,196	N/A	Maturity Date Loan / Unit:	$149,404
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	62.3%
Replacement Reserves(4):	$0	Springing	N/A	Maturity Date LTV:	62.3%
Other:	$0	$0	N/A	UW NCF DSCR:	2.04x
				UW NOI Debt Yield:	7.8%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,560,000		100.0%	Payoff Existing Debt	$16,792,217	74.4%
				Return of Equity	5,109,937	22.7
				Closing Costs	439,500	1.9
				Upfront Reserves	218,346	1.0
Total Sources	$22,560,000		100.0%	Total Uses	$22,560,000	100.0%
(1)	The Parc Gardens Property (as defined below) includes 151 of the 174 total units that are part of the development and home owner’s association (“HOA”). The borrower controls 151 units (86.8%) of the HOA, which serve as the collateral for the Parc Gardens Mortgage Loan (as defined below). The other 23 units were sold as condominiums.

(2)	The increases in Net Operating Income from Ann. T-11 12/31/2019 to UW NOI are due to the lease up at the Parc Gardens Property upon completion in 2019.

(3)	Monthly insurance reserves of 1/12th of the annual insurance premiums will not be required as long as the borrower maintains a blanket policy acceptable to the lender.

(4)	Monthly replacement reserves of approximately $3,146 ($250 per unit annually) are required beginning on November 6, 2023 and on each payment date thereafter.

The Loan. The Parc Gardens mortgage loan (the “Parc Gardens Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $22,560,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 151-unit multifamily property located in Lafayette, LA (the “Parc Gardens Property”). The Parc Gardens Mortgage Loan has a 10-year term and is interest-only for the entire term.

The Property. The Parc Gardens Property is a 151-unit, over 55 multifamily property located on approximately 6.0 acres in Lafayette, Louisiana. Completed in 2019, the Parc Gardens Property has 46 one-bedroom units, 61 two-bedroom units and 44 three-bedroom units located across five four-story buildings. The one-bedroom, two-bedroom and three-bedroom units at the Parc Gardens Property are offered in eight different unit types, range from 913 square feet to 1,507 square feet, with an average unit size of 1,250 square feet. There are a total of 292 parking spaces, including 268 carport and surfaces spaces and 24 garage spaces. Since completion in 2019, the borrower sponsor has continued to invest in the Parc Gardens Property, with over $8.5 million spent on capital expenditures since 2019. The improvements consist of wood frame-construction and are elevator serviced. All of the units have 10’ ceiling, walk-in closets, in-unit washer/dryers and stainless steel appliances. Additionally, the Parc Gardens Property amenities include a fitness center, pet park, BBQ areas, a resort style pool and hot tub, a meditation garden, activities center, storage space, and a clubhouse. While the Parc Gardens

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 14 – Parc Gardens

Property offers a variety of community amenities that are in line with other over 55 properties, no additional care or ancillary services are provided. As of October 8, 2021, the Parc Gardens Property was 96.0% occupied.

COVID-19 Update. As of November 3, 2021, the Parc Gardens Property was open and operating. Based on trailing 12-month collections, 100.0% of gross potential rent was collected through the period ending in October 2021, and 100.0% of gross potential rent was collected through year-end 2020. As of the date of this term sheet, the Parc Gardens Mortgage Loan is not subject to any modification or forbearance request.

The Markets. The Parc Gardens Property is located in Lafayette, Louisiana, within the Lafayette, LA metropolitan multifamily market and the Central Lafayette multifamily submarket. The Lafayette is the fourth largest municipality in Louisiana with an estimated 2020 population of 498,687. The Parc Gardens Property has access to the local area via Camelia Boulevard which connects to US Highway 167. Additionally, regional access is provided by Interstate 10 and U.S. Highway 90 which connects to Baton Rouge and Lake Charles. The Parc Gardens Property is located within a half mile of the Parc Lafayette lifestyle center development, a European-style, mixed use development that combines shopping, dining, lodging and entertainment. Parc Lafayette includes over 340,000 SF of shopping, dining, entertainment and office space, and when complete, is expected to be home to approximately 22 retailers and a hotel.

As of October 8, 2021, costar reported that the Central Lafayette multifamily submarket contained 10,863 units with a vacancy rate of 5.3% and average asking rent of $981 per unit. According to the appraisal, the estimated 2020 population within a one-, three- and five-mile radius of the Parc Gardens Property was approximately 7,949, 62,181 and 142,748, respectively, and the estimated 2020 average household income within the same radii was approximately $115,721, $111,700 and $91,608, respectively.

Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)(2)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate PSF(2)
One Bedroom	46	30.5%	46	100.0%	980	$1,175	$1.20
Two Bedroom	61	40.4%	59	96.7%	1,268	$1,469	$1.16
Three Bedroom	44	29.1%	40	90.9%	1,507	$1,824	$1.21
Total/Wtd. Avg.	151	100.0%	145	96.0%	1,250	$1,474	$1.19
(1)	Based on the underwritten rent roll dated October 8, 2021.

(2)	Average Unit Size (SF), Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

Operating History and Underwritten Net Cash Flow
	2019(1)(2)	2020(2)	TTM(3)	Underwritten	Per Unit	%(4)
Potential Rents	$730,097	$1,658,920	$2,228,248	$2,691,992	$17,828	87.7%
Other Income(5)	83,434	190,479	384,876	378,743	2,508	12.3
Gross Potential Rent	$813,531	$1,849,400	$2,613,124	$3,070,735	$20,336	100.0%
Total Reimbursements	0	0	0	0	0	0.0
Net Rental Income	$813,531	$1,849,400	$2,613,124	$3,070,735	$20,336	100.0%
(Vacancy/Credit Loss)	0	0	0	(187,352)	(1,241)	(6.1)
Effective Gross Income	$813,531	$1,849,400	$2,613,124	$2,883,383	$19,095	93.9%

Total Expenses	$582,482	$893,984	$961,736	$1,121,113	$7,425	38.9%

Net Operating Income	$231,049	$955,416	$1,651,388	$1,762,270	$11,671	61.1%

Total TI/LC, Capex/RR	0	0	0	37,750	250	1.3

Net Cash Flow	$231,049	$955,416	$1,651,388	$1,724,520	$11,421	59.8%
(1)	2019 column represents the trailing 11 months ending December 2019 annualized.

(2)	The increases in Net Operating Income from 2019 to Underwritten are due to the lease up at the Parc Gardens Property after its completion in 2019.

(3)	TTM column represents the trailing 12 months ending August 2021.

(4)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

(5)	Other Income is comprised of cable and internet fees, parking income, home owner association fees and other miscellaneous income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 15 – 445 Vanderbilt

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,000,000	Title:	Fee
Cut-off Date Principal Balance:	$22,000,000	Property Type - Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	2.0%	Net Rentable Area (Units)(3):	43
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	445 Vanderbilt LLC	Year Built / Renovated:	2021 / NAP
Borrower Sponsors:	Pinchos Loketch and Allan Lebovits	Occupancy(3)(4):	100.0%
Interest Rate:	3.66250%	Occupancy Date:	10/14/2021
Note Date:	10/28/2021	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	11/1/2031	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5):	NAV
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$1,735,261
Call Protection:	L(24),D(92),O(4)	UW Expenses:	$263,161
Lockbox / Cash Management:	Springing	UW NOI:	$1,472,100
Additional Debt:	No	UW NCF:	$1,461,350
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$33,000,000 / $767,442
Additional Debt Type:	N/A	Appraisal Date:	9/15/2021

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$511,628
Taxes:	$39,098	$7,820	N/A	Maturity Date Loan / Unit:	$511,628
Insurance:	$6,258	$2,086	N/A	Cut-off Date LTV:	66.7%
Replacement Reserves(1):	$0	Springing	N/A	Maturity Date LTV:	66.7%
Other(2):	$217,908	$0	N/A	UW NCF DSCR:	1.79x
				UW NOI Debt Yield:	6.7%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan		$22,000,000	100.0%	Loan Payoff	$16,059,128	73.0%
				Return of Equity	5,208,080	23.7
				Closing Costs	469,528	2.1
				Upfront Reserves	263,264	1.2
Total Sources		$22,000,000	100.0%	Total Uses	$22,000,000	100.0%
(1)	Monthly replacement reserves of $896 will be required upon the occurrence and during the continuance of an event of default.

(2)	Other escrows represents the 421a affordable units leasing performance holdback for 12 months of rent associated with the seven vacant affordable units that are currently master leased per the October 14, 2021 rent roll. Funds in the 421a affordable units leasing performance holdback will be released when 12 out of the 13 affordable units are leased to bona fide third-party tenants.

(3)	Per the 445 Vanderbilt Mortgage Loan (as defined below) documents the borrower executed a master lease with QV Tenant LLC at origination for a term continuing through and including November 1, 2031 for all of the 421a affordable units which are not otherwise leased to bona fide third-party tenants at the 445 Vanderbilt Property (as defined below) for a rental rate equal to the aggregate amount for the monthly rent for those 421a affordable units that remain subject to the master lease (which currently equals $217,908 for 7 vacant 421a affordable units). The master lease will terminate with respect to any individual 421a affordable unit upon the date which (i) all of the 421a affordable units have been leased to bona fide, third-party tenants pursuant to leases which are in full force and effect with no defaults thereunder beyond any applicable notice and cure periods and (ii) the tenants under such leases have moved into the applicable 421a affordable units and have paid the first month’s rental payment (a “421a Affordable Unit Tenanting Event”). Upon the borrower’s written request, the master lease may be terminated so long as (i) all of the 421a affordable units have been leased pursuant to bona fide third-party leases acceptable to the lender, and (ii) a 421a Affordable Unit Tenanting Event has occurred with respect to each 421a affordable unit.

(4)	According to borrower’s rent roll, the 445 Vanderbilt Property is 83.7% physically occupied. Pursuant to the master lease, the 445 Vanderbilt Property is 100% leased.

(5)	Historical financial information is not available as the 445 Vanderbilt Property was built in 2021.

The Loan. The 445 Vanderbilt mortgage loan is secured by the borrower’s fee interest in a 43-unit multifamily property located in Brooklyn, New York (the “445 Vanderbilt Property”). The 445 Vanderbilt mortgage loan was originated by SGFC and has an outstanding principal balance as of the Cut-off Date of $22.0 million (the “445 Vanderbilt Mortgage Loan”). The 445 Vanderbilt Mortgage Loan has a 10-year term and is interest-only for the entire term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 15 – 445 Vanderbilt

The Property. The 445 Vanderbilt Property is a recently constructed mid rise multifamily property located within the Clinton Hill neighborhood of New York. The 445 Vanderbilt Property consists of 30 market rate units and 13 affordable units. Unit amenities include electric oven/range combination, refrigerator, dishwasher and washer/dryer. The 445 Vanderbilt Property features a package room, a rooftop lounge, a bike storage facility and security cameras. Parking is provided via 18 carports and surface parking spaces resulting in a parking ratio of approximately 0.42 spaces per unit (provided that a portion of such surface parking spaces may be utilized by seven adjacent, non-collateral townhomes). The borrower sponsor acquired the 445 Vanderbilt Property for approximately $11.5 million and invested approximately $17.3 million for the development and construction of the 445 Vanderbilt Property. The 445 Vanderbilt Property was developed as a larger project involving seven townhomes (which are not part of the collateral). As of the October 14, 2021 underwritten rent roll, the 445 Vanderbilt Property was 100% leased.

The 445 Vanderbilt Property is anticipated to benefit from the 421-a (16) tax exemption program which was created to promote the development of new residential housing. The program partially exempts real estate taxes for newly constructed properties located outside of Manhattan’s exclusion zone. The program grants 35 years of benefits only to developments that provide affordable housing. Developments are required to supply at least 30% of affordable units to households whose income does not exceed 130% of the area median income. The borrower sponsor has submitted the application for the tax exemption program and expects to have the final approval within 180 days of origination of the 445 Vanderbilt Mortgage Loan. The tax exemption involves a 100% exemption over the first 25 years and a 30% exemption over the remaining 10 years with the 445 Vanderbilt Property becoming fully taxable in year 36. The tax exemption applicable to the improvements at the 445 Vanderbilt Property would be anticipated to terminate in 2057. As such, 2058 would be anticipated to be the first year that the full, unabated real estate taxes will be due at the 445 Vanderbilt Property. According to the appraisal, the unabated taxes would be approximately $298,706 for 2022 compared to the abated taxes of $89,364 and the underwritten taxes of $91,102. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The following table presents detailed information with respect to the unit mix of the 445 Vanderbilt Property:

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	Occupancy	Average Unit Size (SF)	Avg. Monthly Rent Per Unit
Studio – Rent Stabilized	7	16.3%	7	100.0%	382	$2,434
Studio – Affordable (Master Leased)	6	14.0	6	100.0%	465	$2,512
One Bedroom – Market	16	37.2	16	100.0%	594	$3,586
One Bedroom – Affordable	4	9.3	4	100.0%	564	$2,592
Two Bedroom – Market	7	16.3	7	100.0%	815	$4,748
Two Bedroom – Affordable	2	4.7	2	100.0%	811	$3,090
Two Bedroom – Affordable (Master Leased)	1	2.3	1	100.0%	774	$3,090
Collateral Total/Wtd. Avg.	43	100.0%	43	100.0%	589	$3,311
(1)	Based on the underwritten rent roll dated October 14, 2021.

COVID-19 Update. As of November 3, 2021, the 445 Vanderbilt Property is open and operating. As of the date of this term sheet, the 445 Vanderbilt Mortgage Loan is not subject to any modification or forbearance requests.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
NAV	NAV	NAV	100.0%
(1)	Historical Occupancies are unavailable as the 445 Vanderbilt Property was built in 2021.

(2)	Current Occupancy is based on the underwritten rent roll as of October 14, 2021.

The Market. The 445 Vanderbilt Property is located within the Clinton Hill neighborhood in Brooklyn, New York. The Clinton Hill neighborhood is located in north-central Brooklyn and is bordered by the Brooklyn Navy Yard and the Brooklyn-Queens Expressway to the north, Williamsburg to the northeast, Bedford-Stuyvesant to the east, Prospect Heights to the south and Fort Greene to the west. The Clinton Hill neighborhood has several midrise brick apartments and condominiums as well as brownstones, carriage houses and standalone mansions. Retail uses mostly include local retailers such as restaurants, local clothing boutiques, and convenience stores. Attractions in the neighborhood include the Pratt Institute, Green in BKLYN, Saint Joseph’s College, the Clinton Hill Historic District and the Brooklyn Academy of Music. The Clinton Hill neighborhood has experienced growth patterns in the way of multifamily properties, notably along Atlantic Avenue with some of the ongoing developments including: 540 Waverly Avenue, a 135 unit mixed-use building that features 40 affordable housing units; and 550 Clinton Avenue, a 29-story mixed used high-rise apartment building with 264 apartments and retail and office space provided on the ground through second floors. Proposed developments include: 840 Atlantic Avenue, a 316

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

No. 15 – 445 Vanderbilt

unit high-rise apartment building and 1034-1042 Atlantic Avenue, a 17-story mixed-use building with 174 apartment units, retail space and a youth center. Public transportation is available near the 445 Vanderbilt Property. Public transportation is provided by the Metropolitan Transportation Authority with bus stops along Fulton Street and Greene Avenue. The G and C subway lines are available at the Clinton-Washington Avenue subway station to the north and south of the 445 Vanderbilt Property. According to the appraisal, the 2020 population within a 0.5-, 0.75- and 1-mile radius of the 445 Vanderbilt Property was 38,591, 96,259 and 176,166, respectively. The 2020 household income within the same radii is $132,291, $132,717 and $130,189, respectively.

According to the appraisal, the 445 Vanderbilt Property is located within the New York Metro apartment market. As of the second quarter of 2021, the New York Metro apartment market contained approximately 230,035 units with a vacancy rate of 4.1%, representing a 0.2% decrease over the previous quarter. As of the second quarter of 2021, the New York Metro apartment market reported an asking rent of $3,230 per unit. As of the second quarter of 2021, there were no units completed and there was a positive net absorption of 334 units within the New York Metro apartment market. According to the appraisal, the 445 Vanderbilt Property is located within the Kings County submarket. As of the second quarter of 2021, the Kings County apartment submarket contained 47,038 units, with a vacancy rate of 3.7%, representing a decrease of 0.6% over the previous quarter. As of second quarter 2021, the Kings County apartment submarket reported an asking rent of $1,809 per unit. As of the second quarter 2021, there were no units completed and there was a positive net absorption of 265 units within the Kings County apartment submarket.

Underwritten Net Cash Flow
	Underwritten	Per Unit	%(1)
Rents in Place	$1,708,284	$39,728	93.5%
Parking Income	75,600	1,758	4.1
Other Income(2)	42,707	993	2.3
Gross Potential Rent	$1,826,591	$42,479	100.0%
Total Reimbursements	0	0	0.0
Net Rental Income	$1,826,591	$42,479	100.0%
(Vacancy/Credit Loss)(3)	(91,330)	(2,124)	(5.0)
(Concessions)	0	0	0.0
Effective Gross Income	$1,735,261	$40,355	95.0%

Total Expenses	$263,161	$6,120	15.2%

Net Operating Income	$1,472,100	$34,235	84.8%

Total TI/LC, Capex/RR	10,750	250	0.6

Net Cash Flow	$1,461,350	$33,985	84.2%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(2)	Other Income represents late fees, bike storage fee, application fees and miscellaneous income.

(3)	Underwritten Vacancy/Credit Loss represents the economic vacancy of 5.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Structural and Collateral Term Sheet	BBCMS 2021-C12

Contacts

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson	daniel.vinson@barclays.com	(212) 528-8224
Managing Director

Daniel Schmidt	daniel.schmidt@barclays.com	(212) 528-7479
Director

Sammy Hamididdin	sammy.hamididdin@barclays.com	(212) 526-4751
Director

Barclays CMBS Trading
Contact	E-Mail	Phone Number
David Kung	david.kung@barclays.com	(212) 528-7374
Director

Peter Taylor	peter.w.taylor@barclays.com	(212) 526-1528
Vice President

Barclays Securitized Products Syndicate
Contact	E-Mail	Phone Number
Brian Wiele	brian.wiele@barclays.com	(212) 412-5780
Managing Director

Sean Foley	sean.foley@barclays.com	(212) 412-5780
Vice President

KeyBank CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Joe DeRoy, Jr.	joe_a_deroy@keybank.com	(913) 317-4230
Senior Vice President

Jeffrey Watzke	jeffrey_d_watzke@keybank.com	(312) 730-2735
Senior Vice President

Kathy Messmer	kathy_messmer@keybank.com	(913) 317-4153
Vice President
BMO CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Paul Vanderslice	paul.vanderslice@bmo.com	(203) 451-4151
Managing Director

David Schell	david.schell@bmo.com	(201) 723-4872
Managing Director

Andrew Noonan	andrew.noonan@bmo.com	(646) 658-3932
Director
Societe Generale CMBS Capital Markets & Banking
Contact	E-Mail	Phone Number
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.